Exhibit 2.1

EXECUTION VERSION

RESTRUCTURING AGREEMENT

BY AND AMONG

MICHAEL KORS HOLDINGS LIMITED,

SHL-KORS LIMITED,

SHL FASHION LIMITED,

MICHAEL KORS (USA), INC.,

MICHAEL KORS FAR EAST HOLDINGS LIMITED,

MICHAEL KORS,

SPORTSWEAR HOLDINGS LIMITED,

LITTLESTONE,

NORTHCROFT TRADING INC.,

VAX TRADING, INC.,

OB KORS LLC,

JOHN IDOL,

JOHN MUSE,

MUSE CHILDREN’S GS TRUST,

JRM INTERIM INVESTORS, LP

AND

MUSE FAMILY ENTERPRISES

DATED AS OF JULY 7, 2011

RESTRUCTURING AGREEMENT

ii

RESTRUCTURING AGREEMENT

TABLE OF CONTENTS

(Continued)

EXHIBIT A	SHLF Shareholders
EXHIBIT B	Far East Holdings Shareholders
EXHIBIT C	Form of Amended SHLF Memorandum and Articles
EXHIBIT D	Form of Amended MKHL Memorandum and Articles
EXHIBIT E	Form of Shareholders Agreement
EXHIBIT F	Form of Voting and Lock-up Agreement
EXHIBIT G	Form of First Articles of Merger
EXHIBIT H	Form of First Plan of Merger
EXHIBIT I	Form of Second Articles of Merger
EXHIBIT J	Form of Second Plan of Merger
EXHIBIT K	Form of Amended and Restated MK Employment Agreement
EXHIBIT L	Form of Amended and Restated Idol Employment Agreement
EXHIBIT M	Form of Amended Far East Memorandum and Articles
EXHIBIT N	Form of Promissory Note for Options Buy-Out

SCHEDULE 3.1(d)(i)	Capitalization of MKHL prior to the MKHL Recapitalization
SCHEDULE 3.1(d)(ii)	Capitalization of MKHL after the MKHL Recapitalization
SCHEDULE 3.1(d)(iii)	Capitalization of MKHL after the First Effective Time
SCHEDULE 3.1(d)(iv)	Capitalization of MKHL after the Note Capitalization
SCHEDULE 3.1(d)(v)	Capitalization of MKHL after the Second Effective Time
SCHEDULE 3.2(d)	Capitalization of SHLK prior to the First Effective Time
SCHEDULE 3.3(d)(i)	Capitalization of SHLF prior to the Loan Exchange
SCHEDULE 3.3(d)(ii)	Capitalization of SHLF after the Loan Exchange
SCHEDULE 3.5(d)	Capitalization of Far East Holdings after the Far East Recapitalization
SCHEDULE 4.5	Preference Shares Issued in Exchange for Far East Loan

iii

RESTRUCTURING AGREEMENT

THIS RESTRUCTURING AGREEMENT, dated as of July 7, 2011 (this “Agreement”), is made by and among Michael Kors Holdings Limited, a British Virgin Islands limited company (“MKHL”), SHL-Kors Limited, a British Virgin Islands limited company (“SHLK”), Michael Kors (“MK”), SHL Fashion Limited, a British Virgin Islands limited company (“SHLF”), Michael Kors (USA), Inc., a Delaware corporation (“Kors (USA)”), Michael Kors Far East Holdings Limited, a British Virgin Islands limited company (“Far East Holdings”), Sportswear Holdings Limited, a British Virgin Islands limited company (“Sportswear Holdings”), Littlestone, a Cayman Islands company (“Littlestone”), Northcroft Trading Inc., a Panama corporation (“Northcroft”), Vax Trading, Inc., a British Virgin Islands company (“Vax”), OB Kors LLC, a Washington limited liability company (“OB Kors”), John Idol (“Idol”), John Muse (“Muse”), Muse Children’s GS Trust, a Texas trust (“Muse Trust”), JRM Interim Investors, LP, a Texas limited partnership (“JRM”), and Muse Family Enterprises, a Texas limited partnership (“Muse Enterprises” and together with Sportswear Holdings, Littlestone, Northcroft, Vax, OB Kors, Idol, Muse, Muse Trust and JRM, the “Upper-tier Investors” and the Upper-tier Investors, together with MK, the “Investors”).

W I T N E S S E T H:

WHEREAS, as of the date hereof and immediately prior to the Closing (as defined below), the issued and outstanding capital of MKHL consists of 1,145.0275 shares, par value $1.00 per share (“MKHL Shares”), of which 973.2734 MKHL Shares are owned by SHLK and 171.7541 MKHL Shares are owned by MK;

WHEREAS, as of the date hereof and immediately prior to the Closing, the issued and outstanding capital of SHLK consists of one (1) share, par value $1.00 per share (“SHLK Share”), which SHLK Share is owned by SHLF;

WHEREAS, as of the date hereof and immediately prior to the Closing, the issued and outstanding capital of SHLF consists of (i) 10,000 ordinary shares, par value $1.00 per share (“SHLF Ordinary Shares”), and (ii) 1,500 preference shares, par value $1.00 per share (“SHLF Preference Shares” and, together with the SHLF Ordinary Shares, the “SHLF Shares”), and such SHLF Shares are owned by the Upper-tier Investors in the amounts set forth on Exhibit A hereto;

WHEREAS, as of the date hereof and immediately prior to the Closing, the issued and outstanding capital of Far East Holdings consists of 600 shares, par value $1.00 per share (“Far East Shares”), and such Far East Shares are owned by the Investors in the amounts set forth on Exhibit B hereto;

WHEREAS, (a) the Board of Directors of MKHL has determined that it is advisable and in the best interests of MKHL and its shareholders to enter into this Agreement and to consummate the Restructuring Transactions, including the MKHL Recapitalization, the Assumption, the Note Capitalization and the Mergers (each as defined below), and (b) the shareholders of MKHL have (i) approved the MKHL Recapitalization and the Mergers and (ii) adopted the First Plan of Merger and the Second Plan of Merger (each as defined below);

WHEREAS, (a) the Board of Directors of SHLK has determined that it is advisable and in the best interests of SHLK and its sole shareholder to enter into this Agreement and to consummate the Restructuring Transactions, including the Assumption, the Loan Exchange (as defined below) and the SHLK-MKHL Merger (as defined below) and (b) the sole shareholder of SHLK has (i) approved the SHLK-MKHL Merger and (ii) adopted the First Plan of Merger;

WHEREAS, (a) the Board of Directors of SHLF has determined that it is advisable and in the best interests of SHLF and its shareholders to enter into this Agreement and to consummate the Restructuring Transactions, including the SHLF M&A Amendment (as defined below), the Contribution (as defined below), the Loan Exchange, the Note Capitalization and the SHLF-MKHL Merger (as defined below), and (b) the shareholders of SHLF have (i) approved the SHLF-MKHL Merger and (ii) adopted the Second Plan of Merger;

WHEREAS, (a) the Board of Directors of Far East Holdings has determined that it is advisable and in the best interests of Far East Holdings and its shareholders to enter into this Agreement and to consummate the Restructuring Transactions, including the Far East Recapitalization and the Far East Loan Exchange (each as defined below), and (b) the shareholders of Far East Holdings have approved the Far East Recapitalization;

WHEREAS, the Board of Directors of Kors (USA) has determined that it is advisable and in the best interests of Kors (USA) and its shareholders to enter into this Agreement and to consummate the Restructuring Transactions, including the Option Plan Amendment and the Options Buy-out (each as defined below);

WHEREAS, the parties intend that the SHLK-MKHL Merger will be a reorganization and this Agreement will be a plan of reorganization within the meaning of Section 368 of the Code;

WHEREAS, the parties intend that the SHLF-MKHL Merger will be a reorganization and this Agreement will be a plan of reorganization within the meaning of Section 368 of the Code; and

WHEREAS, the Restructuring Transactions are being consummated prior to but in anticipation of a proposed offering of up to $500,000,000 aggregate amount of MKHL Preference Shares (as defined below) by MKHL and its shareholders (the “Offering”).

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

2

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms have the respective meanings set forth below.

“Act” means the BVI Business Companies Act, 2004.

“Action” means any action, claim, charge, complaint, inquiry, investigation, examination, hearing, petition, suit, arbitration, mediation or other proceeding, in each case before any Governmental Authority, whether civil, criminal, administrative or otherwise, in Law or in equity.

“Business Day” means any day that is not a Saturday, Sunday or other day on which banking institutions are required or authorized by Law to be closed in the British Virgin Islands.

“Code” means the United States Internal Revenue Code of 1986, as amended, including any successor provisions and transition rules, whether or not codified.

“Contract” means any written agreement arrangement, contract, subcontract, settlement agreement, lease, sublease, instrument, note, option, bond, mortgage, indenture, trust document, loan or credit agreement, license or sublicense.

“Far East Loan” means the advances from SHLK and SHLF to Michael Kors Far East Holdings Ltd. in an aggregate amount equal to $6,368,756.14.

“GAAP” means the United States generally accepted accounting principles.

“Governmental Authority” means any federal, national, state, foreign, provincial, local or other government or any governmental, regulatory, administrative or self-regulatory authority, agency, bureau, board, commission, court, judicial or arbitral body, department, political subdivision, tribunal or other instrumentality thereof.

“Idol Employment Agreement” means the Employment Agreement, dated as of December 2, 2003, by and among SHLF, Kors (USA) and Idol, as amended from time to time.

“Idol–SHLF Shareholders Agreement” means the Share Purchase and Shareholders Agreement, dated as of December 2, 2003, by and among SHLF, Sportswear Holdings and Idol.

“Law” means any statute or law (including common law), constitution, code, ordinance, rule, treaty or regulation and any Order.

“MK Employment Agreement” means the Employment Agreement, dated as of January 29, 2003, by and between Kors (USA) and MK, as amended from time to time.

3

“MK Loans” means the loans from SHLK to MK dated (i) December 24, 2003, (ii) April 13, 2004, (iii) April 1, 2005 and (iv) April 1, 2005.

“Existing MKHL Shareholders Agreement” means the Shareholders’ Agreement, dated as of January 29, 2003, by and among MKHL, SHLK and MK.

“MKHL Note” means the note payable by MKHL to SHLK in an amount equal to $101,650,000.

“Order” means any award, injunction, judgment, decree, order, ruling, subpoena, assessment, writ or verdict or other decision issued, promulgated or entered by or with any Governmental Authority of competent jurisdiction.

“Person” means an association, a corporation, an individual, a partnership, a limited liability company, a trust or any other entity or organization, including a Governmental Authority.

“Preference Percentage” means, as of any time of determination with respect to each shareholder of SHLF, a percentage interest (expressed as a percentage) that results from dividing (a) the number of SHLF Preference Shares held by such shareholder as of such time by (b) the total number of outstanding SHLF Preference Shares as of such time.

“Restructuring Transactions” means the transactions contemplated by this Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“SHLF Shareholders Agreement” means the Share Purchase and Shareholders Agreement, dated as of May 26, 2005, by and among SHLF and the other parties thereto.

“SHLK First Note” means the advance payable by SHLK to SHLF in an amount equal to $46,764,497.

“SHLK Second Note” means the advance payable by SHLK to SHLF in an amount equal to $101,650,000.

Section 1.2 Terms Defined Elsewhere. The following terms are defined elsewhere in this Agreement, as indicated below:

Term	Section
2010 Canadian Restructuring	2.4(d)
Agreement	Preamble
Amended Far East Memorandum and Articles	4.4
Amended MKHL Memorandum and Articles	2.1(b)
Assumption	2.1(d)

4

Term	Section
Closing	2.2
Contribution	2.1(c)
Far East Holdings	Preamble
Far East Holdings Organizational Documents	3.5(b)
Far East Loan Exchange	4.5
Far East Ordinary Shares	4.4
Far East Preference Shares	4.4
Far East Recapitalization	4.4
Far East Shares	Recitals
First Articles of Merger	2.3(b)
First Closing Date	2.1(b)
First Effective Time	2.3(b)
First Plan of Merger	2.3(b)
Idol	Preamble
Intended Treatment	4.11
Investors	Preamble
JRM	Preamble
Kors (USA	Preamble
Kors (USA) Organizational Documents	3.4(b)
Littlestone	Preamble
Loan Exchange	2.1(e)
Mergers	2.1(h)
MK	Preamble
MK Canada Shares	2.4(d)
MK EHC	4.7
MK NA	4.7
MKC	4.7
MKHL	Preamble
MKHL Ordinary Shares	2.1(b)
MKHL Organizational Documents	3.1(b)
MKHL Preference Shares	2.1(b)
MKHL Recapitalization	2.1(b)
MKHL Shares	Recitals
Muse	Preamble
Muse Enterprises	Preamble
Muse Trust	Preamble
Net Offering Proceeds	4.7
New MKHL Shares	2.1(b)
Northcroft	Preamble
Note Capitalization	2.1(g)
OB Kors	Preamble
Offering	Recitals

5

Term	Section
Option Plan	2.1(i)
Option Plan Amendment	2.1(i)
Options	2.1(i)
Options Buy-out	4.7
Registrar	2.1(b)
Resale Restriction Termination Date	3.6(f)
Second Articles of Merger	2.4(b)
Second Closing Date	2.1(f)
Second Effective Time	2.4(b)
Second Plan of Merger	2.4(b)
Shareholders Agreement	2.1(j)
SHLF	Preamble
SHLF M&A Amendment	2.1(a)
SHLF Ordinary Shares	Recitals
SHLF Organizational Documents	3.3(b)
SHLF Preference Shares	Recitals
SHLF Shares	Recitals
SHLF-MKHL Merger	2.1(h)
SHLK	Preamble
SHLK Organizational Documents	3.2(b)
SHLK Share	Recitals
SHLK-MKHL Merger	2.1(f)
Sportswear Holdings	Preamble
Swissco	4.7
Third Closing Date	2.1(h)
Upper-tier Investors	Preamble
Vax	Preamble
Voting Agreement	2.1(j)

Section 1.3 Interpretation. Unless otherwise expressly provided, for the purposes of this Agreement, the following rules of interpretation shall apply:

(a) The article and section headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation hereof.

(b) When a reference is made in this Agreement to an article or a section, paragraph, exhibit or schedule, such reference shall be to an article or a section, paragraph, exhibit or schedule hereof unless otherwise clearly indicated to the contrary.

(c) Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(d) The words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

6

(e) The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.”

(f) The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

(g) A reference to “$,” “U.S. dollars” or “dollars” shall mean the legal tender of the United States of America.

(h) A reference to any period of days shall be deemed to be to the relevant number of calendar days, unless otherwise specified.

(i) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(j) Unless otherwise defined, a reference to any accounting term shall have the meaning as defined under GAAP.

(k) The parties have participated jointly in the negotiation and drafting of this Agreement (including the Schedules and Exhibits hereto). In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions hereof.

(l) Any statute defined or referred to herein or in any agreement or instrument that is referred to herein means such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

ARTICLE II

RESTRUCTURING

Section 2.1 Restructuring Transactions. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties, covenants and agreements contained herein, the parties hereto shall effect the following transactions in the following order at the Closing:

(a) first, (i) the Memorandum and Articles of Association of SHLF shall be amended in the form attached as Exhibit C hereto (the “SHLF M&A Amendment”) to permit the Loan Exchange and Note Capitalization;

(b) second, (i) following the SHLF M&A Amendment and on the First Closing Date the Memorandum and Articles of Association of MKHL as in effect immediately prior to the Closing shall be amended in the form attached as Exhibit D hereto

7

(the “Amended MKHL Memorandum and Articles”) to (x) reclassify the MKHL Shares as ordinary shares, no par value (“MKHL Ordinary Shares”), (y) create a new class of preference shares, no par value (“MKHL Preference Shares” and together with the MKHL Ordinary Shares, the “New MKHL Shares”), and (z) change the authorized capital from $50,000 divided into 50,000 shares to no authorized capital but MKHL shall have the power to issue up to 150,000,000 MKHL Ordinary Shares and up to 10,856,853 MKHL Preference Shares, and (ii) MKHL, SHLF and MK shall cause the Amended MKHL Memorandum and Articles to be duly filed by the registered agent of MKHL in accordance with the Act with the Registrar of Corporate Affairs of the British Virgin Islands (the “Registrar”) (the actions set forth in clauses (i) and (ii), the “MKHL Recapitalization” and the date on which the MKHL Recapitalization becomes effective, the “First Closing Date”);

(c) third, immediately following the MKHL Recapitalization and on the First Closing Date, SHLF shall transfer and contribute to the capital of SHLK the SHLK First Note (the “Contribution”);

(d) fourth, immediately following the Contribution and on the First Closing Date, MKHL shall assume the SHLK Second Note in consideration for extinguishment of the MKHL Note (the “Assumption”);

(e) fifth, immediately following the Assumption and on the First Closing Date, SHLK shall assign its rights to receive payment under the Far East Loan and the MK Loans to SHLF, and SHLF shall then assign its right to receive payment under the Far East Loan and the MK Loans to the shareholders of SHLF who own SHLF Preference Shares (such rights to be allocated pro rata among such shareholders in accordance with their respective Preference Percentages as of immediately prior to the Closing) in exchange for 86.52107 SHLF Preference Shares which will then be redeemed by SHLF (the “Loan Exchange”), and as a result of the Loan Exchange, the issued and outstanding SHLF Preference Shares shall have an aggregate value of approximately $141,347,893 as of such time;

(f) sixth, following the SHLF Loan Exchange and on the first Business Day immediately following the First Closing Date (the “Second Closing Date”), SHLK shall merge with and into MKHL, with MKHL as the surviving company (the “SHLK-MKHL Merger”), in accordance with Section 2.3, and pursuant to the SHLK–MKHL Merger, SHLK Shares will be canceled and automatically converted into the right to receive a number of MKHL Ordinary Shares as set forth in Section 2.3(d) having an aggregate value as of such time equal to 85.0% of the post-SHLK-MKHL Merger value of MKHL;

(g) seventh, immediately following the SHLK-MKHL Merger and on the Second Closing Date, SHLF shall contribute the SHLK Second Note to the capital of MKHL in exchange for 53.5991 newly-issued MKHL Ordinary Shares having an aggregate value as of such time equal to $101,650,000 (the “Note Capitalization”);

(h) eighth, following the Note Capitalization and on the first Business Day immediately following the Second Closing Date (the “Third Closing Date”), SHLF shall merge with and into MKHL, with MKHL as the surviving company (the “SHLF-MKHL

8

Merger” and, together with the SHLK-MKHL Merger, the “Mergers”), in accordance with Section 2.4, and pursuant to the SHLF-MKHL Merger, (i) SHLF Ordinary Shares will be canceled and automatically converted into the right to receive a number of MKHL Ordinary Shares and MKHL Preference Shares, (ii) SHLF Preference Shares will be canceled and automatically converted into the right to receive a number of MKHL Preference Shares and (iii) MKHL Ordinary Shares held by MK will be canceled and automatically converted into the right to receive a number of MKHL Ordinary Shares and MKHL Preference Shares, in each of the cases of clauses (i), (ii) and (iii), as set forth in Section 2.4(d);

(i) ninth, immediately following the SHLF-MKHL Merger and on the Third Closing Date, the Michael Kors (USA), Inc. Stock Option Plan (the “Option Plan”) shall be amended to provide that all outstanding options under the Option Plan to purchase shares of Michael Kors Corporation shall be adjusted to become options to purchase MKHL Ordinary Shares (the “Options”), and the Option Plan shall be revised such that all future grants made under the Option Plan shall be options to purchase MKHL Ordinary Shares (the “Option Plan Amendment”); and

(j) tenth, immediately following the Option Plan Amendment and on the Third Closing Date, MKHL and the Investors shall execute (i) a Shareholders Agreement, a form of which is attached hereto as Exhibit E (the “Shareholders Agreement”), and (ii) a Voting and Lock-up Agreement, a form of which is attached hereto as Exhibit F (the “Voting Agreement”).

Section 2.2 Closing. The closing (the “Closing”) of the transactions described in Article II shall take place in the order set forth in Section 2.1 at dates and times to be specified by MKHL, SHLF and SHLK at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York.

Section 2.3 The SHLK-MKHL Merger.

(a) The SHLK-MKHL Merger. At the First Effective Time (as defined below), SHLK shall be merged with and into MKHL in accordance with Sections 169 through 173 of the Act and upon the terms set forth in this Agreement, whereupon the separate existence of SHLK shall cease and MKHL shall be the surviving company.

(b) Effective Time of the SHLK-MKHL Merger. In accordance with the steps set forth in Section 2.1, SHLK and MKHL shall file articles of merger in the form set forth on Exhibit G hereto (the “First Articles of Merger”) with the Registrar and make all other filings required by the Act in connection with the SHLK-MKHL Merger. The SHLK-MKHL Merger shall become effective when the First Articles of Merger and the plan of merger set forth in this Section 2.3 (the terms of which are reflected in Exhibit H hereto) (the “First Plan of Merger”) are filed with the Registrar, the time of such effectiveness being herein referred to as the “First Effective Time”.

(c) Effects of the SHLK-MKHL Merger. The SHLK-MKHL Merger shall have the effects provided for in this Agreement and set forth in the applicable provisions of the Act. Without limiting the generality of the foregoing and subject thereto

9

and to the terms of this Agreement, at the First Effective Time, all the property rights, privileges, immunities, powers and franchises of SHLK and MKHL shall be assumed by and vest in MKHL as the surviving company and all debts, liabilities, obligations and duties of SHLK and MKHL shall be assumed by and vest in MKHL as the surviving company. In addition, at the First Effective Time:

(i) SHLK and MKHL shall be a single company, which shall be MKHL as the surviving company, the name of which shall be “Michael Kors Holdings Limited” and the separate existence of SHLK shall cease;

(ii) the Amended MKHL Memorandum and Articles in effect immediately prior to the First Effective Time shall be the Memorandum and Articles of Association of MKHL as the surviving company until thereafter changed or amended as provided therein or by applicable Law;

(iii) the officers of MKHL, as existing immediately prior to the First Effective Time, shall be the officers of MKHL as the surviving company, each to hold office in accordance with the Memorandum and Articles of Association of MKHL as the surviving company; and

(iv) the directors of MKHL, as existing immediately prior to the First Effective Time, shall be the directors of MKHL as the surviving company, each to hold office in accordance with the Memorandum and Articles of Association of MKHL as the surviving company.

(d) Effect on SHLK Capital and MKHL Capital. Upon the SHLK-MKHL Merger and without any action on the part of the holders of SHLK Shares, the issued and outstanding SHLK Shares held by each holder thereof immediately prior to the First Effective Time shall be exchanged for and converted into the number of fully paid and non-assessable MKHL Ordinary Shares set forth next to such holder’s name and specified on Schedule 3.1(d)(iii). MKHL Ordinary Shares issued and outstanding immediately prior to the First Effective Time held by MK shall, following the SHLK-MKHL Merger, be and continue to represent fully paid and non-assessable MKHL Ordinary Shares. MKHL Ordinary Shares issued and outstanding immediately prior to the First Effective Time held by SHLK shall be canceled in the SHLK-MKHL Merger.

Section 2.4 The SHLF-MKHL Merger.

(a) The SHLF-MKHL Merger. At the Second Effective Time (as defined below), SHLF shall be merged with and into MKHL in accordance with Sections 169 through 173 of the Act, and upon the terms set forth in this Agreement, whereupon the separate existence of SHLF shall cease and MKHL shall be the surviving company.

(b) Effective Time of the SHLF-MKHL Merger. In accordance with the steps set forth in Section 2.1, SHLF and MKHL shall file articles of merger in the form set forth on Exhibit I hereto (the “Second Articles of Merger”) with the Registrar and make all other filings required by the Act in connection with the SHLF-MKHL Merger. The SHLF-MKHL Merger shall become effective when the Second Articles of Merger and the plan of

10

merger set forth in this Section 2.4 (the terms of which are reflected in Exhibit J hereto) (the “Second Plan of Merger”) are filed with the Registrar, the time of such effectiveness being herein referred to as the “Second Effective Time”.

(c) Effects of the SHLF-MKHL Merger. The SHLF-MKHL Merger shall have the effects provided for in this Agreement and set forth in the applicable provisions of the Act. Without limiting the generality of the foregoing and subject thereto and to the terms of this Agreement, at the Second Effective Time, all the property rights, privileges, immunities, powers and franchises of SHLF and MKHL shall be assumed by and vest in MKHL as the surviving company and all debts, liabilities, obligations and duties of SHLF and MKHL shall be assumed by and vest in MKHL as the surviving company. In addition, at the First Effective Time:

(i) SHLF and MKHL shall be a single company, which shall be MKHL as the surviving company, the name of which shall be “Michael Kors Holdings Limited” and the separate existence of SHLF shall cease;

(ii) the Amended MKHL Memorandum and Articles in effect immediately prior to the Second Effective Time shall be the Memorandum and Articles of Association of MKHL as the surviving company until thereafter changed or amended as provided therein or by applicable Law;

(iii) the officers of MKHL, as existing immediately prior to the Second Effective Time, shall be the officers of MKHL as the surviving company, each to hold office in accordance with the Memorandum and Articles of Association of MKHL as the surviving company; and

(iv) the directors of MKHL, as existing immediately prior to the Second Effective Time, shall be the directors of MKHL as the surviving company, each to hold office in accordance with the Memorandum and Articles of Association of MKHL as the surviving company.

(d) Effect on SHLF Capital and MKHL Capital. Upon the SHLF-MKHL Merger and without any action on the part of the holders of SHLF Ordinary Shares, the issued and outstanding SHLF Ordinary Shares held by each holder thereof immediately prior to the Second Effective Time shall be exchanged for and converted into the number of fully paid and non-assessable MKHL Ordinary Shares and fully paid and non-assessable MKHL Preference Shares, in each case set forth next to such holder’s name and specified on Schedule 3.1(d)(v). Upon the SHLF-MKHL Merger and without any action on the part of the holders of SHLF Preference Shares, the issued and outstanding SHLF Preference Shares held by each holder thereof immediately prior to the Second Effective Time shall be exchanged for and converted into the number of fully paid and non-assessable MKHL Preference Shares set forth next to such holder’s name and specified on Schedule 3.1(d)(v). Upon the SHLF-MKHL Merger and without any action on the part of MK, (i) the issued and outstanding MKHL Ordinary Shares held by MK immediately prior to the Second Effective Time (except for 21.7541 MKHL Ordinary Shares held by Michael Kors and received by him in the 2010 corporate restructuring (the “2010 Canadian Restructuring”) involving

11

certain affiliates of MKHL, SHLK and MK that conduct operations in Canada (the “MK Canada Shares”)) shall be exchanged for and converted into the number of fully paid and non-assessable MKHL Ordinary Shares and fully paid and non-assessable MKHL Preference Shares and (ii) the issued and outstanding MK Canada Shares issued and outstanding immediately prior to the Effective Time shall be exchanged for and converted into the number of fully paid and non-assessable MKHL Preference Shares, in each case set forth next to MK’s name and specified on Schedule 3.1(d)(v). Each MKHL Ordinary Share held by SHLF immediately prior to the Second Effective Time shall be canceled in the SHLF-MKHL Merger.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of MKHL. MKHL represents and warrants to the other parties hereto as follows:

(a) Organization and Standing. MKHL is a legal entity duly incorporated, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of the jurisdiction in which it is incorporated or otherwise organized, and has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Restructuring Transactions.

(b) Organizational Documents. MKHL has delivered or made available to SHLF and SHLK prior to the execution of this Agreement true, correct and complete copies of its Memorandum and Articles of Association, as amended and currently in effect (together, the “MKHL Organizational Documents”), and each such instrument is in full force and effect. MKHL is not in material violation of its Organizational Documents.

(c) Authority. The execution, delivery and performance of this Agreement by MKHL, and the consummation by MKHL of the Restructuring Transactions, have been duly and validly authorized by all necessary action on the part of MKHL, and no other proceedings on the part of MKHL are necessary to authorize this Agreement or to consummate the Restructuring Transactions. This Agreement has been duly executed and delivered by MKHL. Assuming the due authorization, execution, delivery and performance of this Agreement by the other parties hereto, this Agreement constitutes the legal, valid and binding obligation of MKHL enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws relating to or affecting the rights and remedies of creditors generally and subject to general principles of equity (regardless of whether considered in a proceeding in equity or at Law).

(d) Capitalization.

(i) Immediately prior to the MKHL Recapitalization, other than the shares listed on Schedule 3.1(d)(i), there will be no outstanding (i) equity interests or other equity securities of MKHL, (ii) securities of MKHL convertible into or exchangeable or exercisable for equity interests or other equity securities of

12

MKHL or (iii) options, preemptive rights, stock appreciation, phantom stock or profit participation rights with respect to, or other rights to acquire from MKHL, or other obligations of MKHL to issue, any equity interests or other equity securities or securities convertible into or exchangeable for equity interests or other equity securities of MKHL.

(ii) Immediately after the completion of the MKHL Recapitalization, but prior to the First Effective Time, other than the shares listed on Schedule 3.1(d)(ii), there will be no outstanding (i) equity interests or other equity securities of MKHL, (ii) securities of MKHL convertible into or exchangeable or exercisable for equity interests or other equity securities of MKHL or (iii) options, preemptive rights, stock appreciation, phantom stock or profit participation rights with respect to, or other rights to acquire from MKHL, or other obligations of MKHL to issue, any equity interests or other equity securities or securities convertible into or exchangeable for equity interests or other equity securities of MKHL.

(iii) Immediately after the First Effective Time, but prior to the Note Capitalization, other than the shares listed on Schedule 3.1(d)(iii), there will be no outstanding (i) equity interests or other equity securities of MKHL, (ii) securities of MKHL convertible into or exchangeable or exercisable for equity interests or other equity securities of MKHL or (iii) options, preemptive rights, stock appreciation, phantom stock or profit participation rights with respect to, or other rights to acquire from MKHL, or other obligations of MKHL to issue, any equity interests or other equity securities or securities convertible into or exchangeable for equity interests or other equity securities of MKHL.

(iv) Immediately after the completion of the Note Capitalization, but prior to the Second Effective Time, other than the shares listed on Schedule 3.1(d)(iv), there will be no outstanding (i) equity interests or other equity securities of MKHL, (ii) securities of MKHL convertible into or exchangeable or exercisable for equity interests or other equity securities of MKHL or (iii) options, preemptive rights, stock appreciation, phantom stock or profit participation rights with respect to, or other rights to acquire from MKHL, or other obligations of MKHL to issue, any equity interests or other equity securities or securities convertible into or exchangeable for equity interests or other equity securities of MKHL.

(v) Immediately after the Second Effective Time, other than the shares listed on Schedule 3.1(d)(v), there will be no outstanding (i) equity interests or other equity securities of MKHL, (ii) securities of MKHL convertible into or exchangeable or exercisable for equity interests or other equity securities of MKHL or (iii) options, preemptive rights, stock appreciation, phantom stock or profit participation rights with respect to, or other rights to acquire from MKHL, or other obligations of MKHL to issue, any equity interests or other equity securities or securities convertible into or exchangeable for equity interests or other equity securities of MKHL.

13

(e) No Conflict. The execution and delivery by MKHL of this Agreement does not, and the consummation by MKHL of the Restructuring Transactions will not, directly or indirectly (with or without the giving of notice or the lapse of time or both), materially contravene, conflict with or result in a breach or violation of, or a default under, (i) the MKHL Organizational Documents, (ii) any judgment, order, decree or other Law applicable to MKHL or (iii) any Contract to which MKHL is a party or under which MKHL has or may acquire any rights or has or may become subject to any obligation or liability or by which MKHL is bound. Other than as contemplated by this Agreement, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to MKHL in connection with the execution and delivery by MKHL of this Agreement or the consummation by MKHL of the Restructuring Transactions.

(f) No General Solicitation; No Registration under Securities Act.

(i) Neither MKHL nor any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) has directly, or through any agent, (x) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the issuance of New MKHL Shares in the Mergers in a manner that would require the registration under the Securities Act of the New MKHL Shares or (y) offered, solicited offers to buy or sold New MKHL Shares by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

(ii) Assuming the accuracy of, and compliance with, the representations, warranties and agreements contained in Section 3.6, it is not necessary in connection with the offer, sale and delivery of New MKHL Shares in the manner contemplated by this Agreement to register the New MKHL Shares under the Securities Act.

Section 3.2 Representations and Warranties of SHLK. SHLK represents and warrants to the other parties hereto as follows:

(a) Organization and Standing. SHLK is a legal entity duly incorporated, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of the jurisdiction in which it is incorporated or otherwise organized, and has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Restructuring Transactions.

(b) Organizational Documents. SHLK has delivered or made available to MKHL prior to the execution of this Agreement true, correct and complete copies of its Memorandum and Articles of Association, as amended and currently in effect (together, the “SHLK Organizational Documents”), and each such instrument is in full force and effect. SHLK is not in material violation of its Organizational Documents.

14

(c) Authority. The execution, delivery and performance of this Agreement by SHLK, and the consummation by SHLK of the Restructuring Transactions, have been duly and validly authorized by all necessary action on the part of SHLK, and no other proceedings on the part of SHLK are necessary to authorize this Agreement or to consummate the Restructuring Transactions. This Agreement has been duly executed and delivered by SHLK. Assuming the due authorization, execution, delivery and performance of this Agreement by the other parties hereto, this Agreement constitutes the legal, valid and binding obligation of SHLK enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws relating to or affecting the rights and remedies of creditors generally and subject to general principles of equity (regardless of whether considered in a proceeding in equity or at Law).

(d) Capitalization. Immediately prior to the First Effective Time, other than the shares listed on Schedule 3.2(d), there will be no outstanding (i) equity interests or other equity securities of SHLK, (ii) securities of SHLK convertible into or exchangeable or exercisable for equity interests or other equity securities of SHLK or (iii) options, preemptive rights, stock appreciation, phantom stock or profit participation rights with respect to, or other rights to acquire from SHLK, or other obligations of SHLK to issue, any equity interests or other equity securities or securities convertible into or exchangeable for equity interests or other equity securities of SHLK.

(e) No Conflict. The execution and delivery by SHLK of this Agreement does not, and the consummation by SHLK of the Restructuring Transactions will not, directly or indirectly (with or without the giving of notice or the lapse of time or both), materially contravene, conflict with or result in a breach or violation of, or a default under, (i) the SHLK Organizational Documents, (ii) any judgment, order, decree or other Law applicable to SHLK or (iii) any Contract to which SHLK is a party or under which SHLK has or may acquire any rights or has or may become subject to any obligation or liability or by which SHLK is bound. Other than as contemplated by this Agreement, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to SHLK in connection with the execution and delivery by SHLK of this Agreement or the consummation by SHLK of the Restructuring Transactions.

Section 3.3 Representations and Warranties of SHLF. SHLF represents and warrants to the other parties hereto as follows:

(a) Organization and Standing. SHLF is a legal entity duly incorporated, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of the jurisdiction in which it is incorporated or otherwise organized, and has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Restructuring Transactions.

(b) Organizational Documents. SHLF has delivered or made available to MKHL prior to the execution of this Agreement true, correct and complete copies of its Memorandum and Articles of Association, as amended and currently in effect (together, the “SHLF Organizational Documents”), and each such instrument is in full force and effect. SHLF is not in material violation of its Organizational Documents.

15

(c) Authority. The execution, delivery and performance of this Agreement by SHLF, and the consummation by SHLF of the Restructuring Transactions, have been duly and validly authorized by all necessary action on the part of SHLF, and no other proceedings on the part of SHLF are necessary to authorize this Agreement or to consummate the Restructuring Transactions. This Agreement has been duly executed and delivered by SHLF. Assuming the due authorization, execution, delivery and performance of this Agreement by the other parties hereto, this Agreement constitutes the legal, valid and binding obligation of SHLF enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws relating to or affecting the rights and remedies of creditors generally and subject to general principles of equity (regardless of whether considered in a proceeding in equity or at Law).

(d) Capitalization.

(i) Immediately prior to the Loan Exchange, other than the shares listed on Schedule 3.3(d)(i), there will be no outstanding (i) equity interests or other equity securities of SHLF, (ii) securities of SHLF convertible into or exchangeable or exercisable for equity interests or other equity securities of SHLF or (iii) options, preemptive rights, stock appreciation, phantom stock or profit participation rights with respect to, or other rights to acquire from SHLF, or other obligations of SHLF to issue, any equity interests or other equity securities or securities convertible into or exchangeable for equity interests or other equity securities of SHLF.

(ii) After completion of the Loan Exchange and immediately prior to the Second Effective Time, other than the shares listed on Schedule 3.3(d)(ii), there will be no outstanding (i) equity interests or other equity securities of SHLF, (ii) securities of SHLF convertible into or exchangeable or exercisable for equity interests or other equity securities of SHLF or (iii) options, preemptive rights, stock appreciation, phantom stock or profit participation rights with respect to, or other rights to acquire from SHLF, or other obligations of SHLF to issue, any equity interests or other equity securities or securities convertible into or exchangeable for equity interests or other equity securities of SHLF.

(e) No Conflict. The execution and delivery by SHLF of this Agreement does not, and the consummation by SHLF of the Restructuring Transactions will not, directly or indirectly (with or without the giving of notice or the lapse of time or both), materially contravene, conflict with or result in a breach or violation of, or a default under, (i) the SHLF Organizational Documents, (ii) any judgment, order, decree or other Law applicable to SHLF or (iii) any Contract to which SHLF is a party or under which SHLF has or may acquire any rights or has or may become subject to any obligation or liability or by which SHLF is bound. Other than as contemplated by this Agreement, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to SHLF in connection with the execution and delivery by SHLF of this Agreement or the consummation by SHLF of the Restructuring Transactions.

16

Section 3.4 Representations and Warranties of Kors (USA). Kors (USA) represents and warrants to the other parties hereto as follows:

(a) Organization and Standing. Kors (USA) is a legal entity duly incorporated, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of the jurisdiction in which it is incorporated or otherwise organized, and has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Restructuring Transactions.

(b) Organizational Documents. Kors (USA) has delivered or made available to MKHL prior to the execution of this Agreement true, correct and complete copies of its Certificate of Incorporation and By-laws, each as amended and currently in effect (together, the “Kors (USA) Organizational Documents”), and each such instrument is in full force and effect. Kors (USA) is not in material violation of its Organizational Documents.

(c) Authority. The execution, delivery and performance of this Agreement by Kors (USA), and the consummation by Kors (USA) of the Restructuring Transactions, have been duly and validly authorized by all necessary action on the part of Kors (USA), and no other proceedings on the part of Kors (USA) are necessary to authorize this Agreement or to consummate the Restructuring Transactions. This Agreement has been duly executed and delivered by Kors (USA). Assuming the due authorization, execution, delivery and performance of this Agreement by the other parties hereto, this Agreement constitutes the legal, valid and binding obligation of Kors (USA) enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws relating to or affecting the rights and remedies of creditors generally and subject to general principles of equity (regardless of whether considered in a proceeding in equity or at Law).

(d) No Conflict. The execution and delivery by Kors (USA) of this Agreement does not, and the consummation by Kors (USA) of the Restructuring Transactions will not, directly or indirectly (with or without the giving of notice or the lapse of time or both), materially contravene, conflict with or result in a breach or violation of, or a default under, (i) the Kors (USA) Organizational Documents, (ii) any judgment, order, decree or other Law applicable to Kors (USA) or (iii) any Contract to which Kors (USA) is a party or under which Kors (USA) has or may acquire any rights or has or may become subject to any obligation or liability or by which Kors (USA) is bound. Other than as contemplated by this Agreement, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to Kors (USA) in connection with the execution and delivery by Kors (USA) of this Agreement or the consummation by Kors (USA) of the Restructuring Transactions.

17

Section 3.5 Representations and Warranties of Far East Holdings. Far East Holdings represents and warrants to the other parties hereto as follows:

(a) Organization and Standing. Far East Holdings is a legal entity duly incorporated, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of the jurisdiction in which it is incorporated or otherwise organized, and has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Restructuring Transactions.

(b) Organizational Documents. Far East Holdings has delivered or made available to MKHL and each of the Investors prior to the execution of this Agreement true, correct and complete copies of its Memorandum and Articles of Association, as amended and currently in effect (together, the “Far East Holdings Organizational Documents”), and each such instrument is in full force and effect. Far East Holdings is not in material violation of its Organizational Documents.

(c) Authority. The execution, delivery and performance of this Agreement by Far East Holdings, and the consummation by Far East Holdings of the Restructuring Transactions, have been duly and validly authorized by all necessary action on the part of Far East Holdings, and no other proceedings on the part of Far East Holdings are necessary to authorize this Agreement or to consummate the Restructuring Transactions. This Agreement has been duly executed and delivered by Far East Holdings. Assuming the due authorization, execution, delivery and performance of this Agreement by the other parties hereto, this Agreement constitutes the legal, valid and binding obligation of Far East Holdings enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws relating to or affecting the rights and remedies of creditors generally and subject to general principles of equity (regardless of whether considered in a proceeding in equity or at Law).

(d) Capitalization. Immediately after the Far East Recapitalization and prior to the Far East Loan Exchange, other than the shares listed on Schedule 3.5(d), there will be no outstanding (i) equity interests or other equity securities of Far East Holdings, (ii) securities of Far East Holdings convertible into or exchangeable or exercisable for equity interests or other equity securities of Far East Holdings or (iii) options, preemptive rights, stock appreciation, phantom stock or profit participation rights with respect to, or other rights to acquire from Far East Holdings, or other obligations of Far East Holdings to issue, any equity interests or other equity securities or securities convertible into or exchangeable for equity interests or other equity securities of Far East Holdings.

(e) No Conflict. The execution and delivery by Far East Holdings of this Agreement does not, and the consummation by Far East Holdings of the Restructuring Transactions will not, directly or indirectly (with or without the giving of notice or the lapse of time or both), materially contravene, conflict with or result in a breach or violation of, or a default under, (i) the Far East Holdings Organizational Documents, (ii) any judgment, order, decree or other Law applicable to Far East Holdings or (iii) any Contract to which Far East Holdings is a party or under which Far East Holdings has or may acquire any rights or has or may become subject to any obligation or liability or by which Far East Holdings is bound. Other than as contemplated by this Agreement, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or

18

with respect to Far East Holdings in connection with the execution and delivery by Far East Holdings of this Agreement or the consummation by Far East Holdings of the Restructuring Transactions.

Section 3.6 Representations and Warranties of the Investors. Each of the Investors hereby severally, and not jointly or jointly and severally, represents and warrants to the other parties hereto that:

(a) Organization and Standing. If such Investor is not a natural person, such Investor is a legal entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of the jurisdiction in which it is incorporated or otherwise organized, and has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Restructuring Transactions.

(b) Authority. If such Investor is not a natural person, the execution, delivery and performance of this Agreement by such Investor, and the consummation by such Investor of the Restructuring Transactions, have been duly and validly authorized by all necessary action on the part of such Investor, and no other proceedings on the part of such Investor are necessary to authorize this Agreement or to consummate the Restructuring Transactions. If such Investor is a natural person, such Investor has the absolute and unrestricted right, power, authority and capacity to execute, deliver and perform this Agreement, and consummate the Restructuring Transactions. This Agreement has been duly executed and delivered by such Investor. Assuming the due authorization, execution, delivery and performance of this Agreement by the other parties hereto, this Agreement constitutes the legal, valid and binding obligation of such Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws relating to or affecting the rights and remedies of creditors generally and subject to general principles of equity (regardless of whether considered in a proceeding in equity or at Law).

(c) No Conflict. The execution and delivery by such Investor of this Agreement does not, and the consummation by such Investor of the Restructuring Transactions will not, directly or indirectly, (with or without the giving of notice or the lapse of time or both), materially contravene, conflict with or result in a breach or violation of, or a default under, (i) if such Investor is not a natural person, such Investor’s organizational documents, (ii) any judgment, order, decree or other Law applicable to such Investor or (iii) any Contract to which such Investor is a party or under which such Investor has or may acquire any rights or has or may become subject to any obligation or liability or by which such Investor is bound. Other than as contemplated by this Agreement, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to such Investor in connection with the execution and delivery by such Investor of this Agreement or the consummation by such Investor of the Restructuring Transactions.

(d) Access to and Evaluation of Information Concerning MKHL; Investment Experience. Such Investor has received all information which such Investor

19

believes to be necessary in order to reach an informed decision as to the advisability of approving the Restructuring Transactions and has had answered to such Investor’s reasonable satisfaction any and all questions regarding such information. Such Investor has made such independent investigation of MKHL, its management, and related matters as such Investor deems to be necessary or advisable in connection with (i) the approval of the Restructuring Transactions and (ii) the acquisition of New MKHL Shares pursuant to the SHLF-MKHL Merger or the SHLK-MKHL Merger, as applicable, and is able to bear the economic and financial risk of such approval and acquisition. Such Investor has significant experience in making private investments similar to the acquisition of New MKHL Shares pursuant to the SHLF-MKHL Merger or the SHLK-MKHL Merger, as applicable. Such Investor understands that there is no established market for the New MKHL Shares and that no public market for the New MKHL Shares may develop and that no federal or state Governmental Authority has passed upon the New MKHL Shares or made any findings or determination as to the fairness of an investment in the New MKHL Shares.

(e) Acquired Entirely for Own Account. The New MKHL Shares to be received by such Investor pursuant to SHLF-MKHL Merger or the SHLK-MKHL Merger, as applicable, will be acquired for such Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act or any other applicable securities Laws, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act or any other applicable securities Laws. Such Investor is not a registered broker dealer or an entity engaged in the business of being a broker dealer.

(f) Restricted Securities. Such Investor understands that the New MKHL Shares are characterized as “restricted securities” under the U.S. federal securities Laws inasmuch as they are being acquired in transactions not involving any public offering within the meaning of the Securities Act or any other applicable securities Laws and that the New MKHL Shares to be received by such Investor pursuant to SHLF-MKHL Merger or the SHLK-MKHL Merger, as applicable, have not been registered under the Securities Act or the securities Laws of any jurisdiction and, unless so registered, may not be sold except as permitted in the following sentence. Such Investor agrees that if in the future such Investor decides to offer, resell, pledge or otherwise transfer the New MKHL Shares to be received by such Investor pursuant to SHLF-MKHL Merger or the SHLK-MKHL Merger, as applicable, prior to the time such New MKHL Shares would no longer be deemed to be restricted securities for purposes of the Securities Act (the “Resale Restriction Termination Date”), such New MKHL Shares may be offered, resold, pledged or otherwise transferred only (i) to the Company or a subsidiary thereof, (ii) pursuant to a registration statement that has been declared effective under the Securities Act, (iii) pursuant to any available exemption from the registration requirements of the Securities Act (including as provided by Rule 144 thereunder) and (iv) in accordance with the terms of the Shareholders Agreement and the Voting Agreement (including the transfer restrictions set forth therein), subject in each of the cases to any requirement of Law that the disposition of such Investor’s property be at all times within such Investor’s control and subject to compliance with any applicable securities Laws of any jurisdiction. The restrictions on resale set forth in clauses (i)-(iii) of the immediately preceding sentence will not apply subsequent to the Resale Restriction Termination Date.

20

(g) Accredited Investor. Such Investor is an “accredited investor” as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act.

(h) Limitation on Warranties. Such Investor acknowledges and agrees that, except as expressly set forth in Section 3.1, MKHL makes no representation or warranty, express or implied, at Law or in equity, in respect of MKHL. Such Investor acknowledges and agrees that all other representations or warranties by MKHL are hereby disclaimed.

ARTICLE IV

ADDITIONAL AGREEMENTS

Section 4.1 Prior Shareholders Agreements.

(a) SHLF and the Upper-Tier Investors hereby agree that, concurrently with the Closing, the SHLF Shareholders Agreement shall be terminated in accordance with Section 22 thereof.

(b) MKHL, SHLK and MK hereby agree that, concurrently with the Closing, the Existing MKHL Shareholders Agreement shall be terminated in accordance with Section 11 thereof.

(c) SHLF, Sportswear Holdings and Idol hereby agree that, concurrently with the Closing, the Idol-SHLF Shareholders Agreement shall be terminated in accordance with Section 10 thereof.

Section 4.2 Consent to the Restructuring Transactions. Each of the parties hereto hereby consents to, and waives any rights that would otherwise arise with respect to, the Restructuring Transactions in their entirety.

Section 4.3 Employment Agreements.

(a) MK agrees that, prior to the Closing, he shall enter into an amended and restated employment agreement among Kors (USA), MKHL, MK and Sportswear Holdings, a form of which is attached hereto as Exhibit K, which shall amend and restate, in its entirety, the MK Employment Agreement.

(b) Idol agrees that, prior to the Closing, he shall enter into an amended and restated employment agreement among Kors (USA), MKHL, MK and Sportswear Holdings, a form of which is attached hereto as Exhibit L, which shall amend and restate, in its entirety, the Idol Employment Agreement.

Section 4.4 Far East Recapitalization. Immediately after the closing of the Offering (i) the Memorandum and Articles of Association of Far East Holdings as in effect immediately prior to the Closing shall be amended in the form attached as Exhibit M hereto (the “Amended Far East Memorandum and Articles”) to (x) reclassify the existing Far East Shares as ordinary shares, par value $1.00 (“Far East Ordinary Shares”), (y) create a new

21

class of preference shares, par value $1.00 (“Far East Preference Shares”), and (z) increase the total authorized capital from $50,000 divided into 50,000 Far East Shares to $51,500 divided into 50,000 Far East Ordinary Shares and 1,500 Far East Preference Shares, and (ii) Far East Holdings and the Investors shall cause the Amended Far East Memorandum and Articles to be duly filed by the registered agent of Far East Holdings in accordance with the Act with the Registrar (the actions set forth in clauses (i) and (ii), the “Far East Recapitalization”).

Section 4.5 Far East Loan Exchange. Far East Holdings and each Investor hereby agrees that, immediately after the Far East Recapitalization, each such Investor shall exchange its right to receive payment under the Far East Loan pursuant to the Loan Exchange in accordance with Section 2.1(e) for the number of newly-issued Far East Preference Shares set forth opposite such Investor’s name on Schedule 4.5 (the “Far East Loan Exchange”).

Section 4.6 Repayment of MK Loans. MK hereby agrees that he shall pay the outstanding amount of the MK Loans to the shareholders of SHLF who received such MK Loans pursuant to the Loan Exchange, pro rata in accordance with such shareholders’ respective Preference Percentages, as of immediately prior to the Closing, with the proceeds received by MK from the sale of his MKHL Ordinary Shares in the Offering.

Section 4.7 Options Buy-out. MKHL hereby agrees that, after the closing of the Offering, it shall contribute an amount up to $9,550,000 (the “Net Offering Proceeds”) to Michael Kors Corporation (“MKC”) as a contribution of capital and further agrees that it shall cause (i) MKC to contribute the Net Offering Proceeds to Michael Kors (Europe) Holdings B.V. (“MK NA”) as a contribution of capital, (ii) MK NA to contribute the Net Offering Proceeds to Michael Kors (Europe) Holding Cooperatie U.A. (“MK EHC”) as a contribution of capital, (iii) MK EHC to contribute the Net Offering Proceeds to Michael Kors (Switzerland) GMBH (“Swissco”) as a contribution of capital and (iv) Swissco to loan the Net Offering Proceeds to Kors (USA), which shall then use the Net Offering Proceeds and cash on hand to purchase a portion of the outstanding Options then held by employees of Kors (USA) (the “Options Buy-out”). In exchange for such loan, Kors (USA) agrees that it shall issue a promissory note payable to Swissco in an amount equal to the Net Offering Proceeds, a form of which is attached hereto as Exhibit N.

Section 4.8 Confidentiality. Each of the parties hereto shall (a) consult with each other party prior to making any public statement with respect to the Restructuring Transactions, this Agreement and the other instruments and agreements contemplated hereby, (b) provide to the other parties for review a copy of any such public statement and (c) not make any such public statement prior to the such consultation and review an the receipt of the prior written consent of the other parties to this Agreement, unless required by applicable Law.

Section 4.9 Reasonable Best Efforts. Each of the parties to this Agreement agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties to this Agreement in doing, all things necessary, proper or advisable to consummate and make effective, in the

22

most expeditious manner practicable, the Restructuring Transactions, including by executing and delivering such further instruments and documents necessary to effectuate the purposes of this Agreement and to carry out the terms hereof.

Section 4.10 Fees and Expenses. All fees and expenses incurred by MKHL, SHLF and SHLK in connection with this Agreement and the Restructuring Transactions shall be paid by MKHL. All fees and expenses incurred by the Investors in connection with this Agreement and the Restructuring Transactions shall be paid by the Investor incurring such fees or expenses; provided, however, that MKHL shall pay the reasonable legal fees and expenses of each of MK and Idol in connection with this Agreement and the Restructuring Transactions.

Section 4.11 Consistent Tax Treatment. The parties intend that (i) the SHLK-MKHL Merger will be a reorganization within the meaning of Section 368(a)(1) of the Code, (ii) the SHLF-MKHL Merger will be a reorganization within the meaning of Section 368(a)(1) of the Code and (iii) the Preference Shares will be common stock for purposes of Sections 305, 306, and 351(g)(2) of the Code (collectively, the “Intended Treatment”). Unless otherwise required by applicable Law, each party hereto shall prepare and file all tax and information returns required to be filed with any Governmental Authority in connection with the Restructuring Transactions in a manner consistent with the Intended Treatment and take no position inconsistent with the Intended Treatment on any applicable tax or information return or in any proceeding before any Governmental Authority or otherwise.

Section 4.12 MKHL Acknowledgement. For the avoidance of doubt, MKHL, on behalf of itself and its subsidiary, Kors (USA), acknowledges and confirms that on December 13, 2010 MK transferred his 15% interest in MKHL Canada Limited to MKHL in exchange for 21.7541 MKHL Shares, and that the provisions of Section 10 of MK’s Employment Agreement with Kors (USA), as in effect on December 13, 2010, did not and shall not apply with respect to such MKHL Shares.

ARTICLE V

UNWINDING OF THE RESTRUCTURING

Section 5.1 Unwinding. Each of the parties hereby acknowledge and agree that (a) the Restructuring Transactions are being consummated prior to but in anticipation of the Offering and (b) this Agreement would not have been executed by such party and the Restructuring Transactions would not be consummated were there not a shared expectation amongst the parties that the Offering would be completed reasonably promptly following the Closing. In furtherance thereof, the parties agree that, in the event that the Offering does not achieve a closing within 180 days following the Closing, the parties shall negotiate in good faith and take all reasonable steps necessary to “unwind” the Restructuring Transactions in the most tax efficient manner possible by agreeing to enter into any arrangement and consummate any transactions that will put each of the parties as closely as possible in the same position that such party was in as of immediately prior to the Closing; provided, that such arrangements and transactions shall not result in any of the parties being adversely affected (economically or otherwise).

23

ARTICLE VI

GENERAL PROVISIONS

Section 6.1 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent via facsimile (receipt confirmed), sent by a nationally recognized overnight courier (providing proof of delivery), or mailed in the United States by certified or registered mail, postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	if to MKHL, SHLF, SHLK, Kors (USA) or Far East Holdings to:

c/o Michael Kors (USA), Inc.

11 West 42nd Street, 21st Floor

New York, NY 10036

Fax No: (646) 354-4826

Attention: John Idol

with a copy (which shall not constitute notice hereunder) to:

SHL Investment Group (USA), Inc.

11 West 42nd Street, 21st Floor

New York, NY 10036

Fax No: (646) 354-4842

Attention: Gary I. Sheff

(b)	if to MK to:

Mr. Michael Kors

65 West 13th Street, #11D

New York, NY 10011

with a copy (which shall not constitute notice hereunder) to:

Patterson Belknap Webb & Tyler LLP

1133 Avenue of the Americas

New York, NY 10036-6731

Fax No: (212) 336-2222

Attention: Peter Schaeffer

24

(c)	if to Sportswear Holdings to:

c/o Sportswear Holdings Limited

12/F, Novel Industrial Building

850-870 Lai Chi Kok Road

Cheung Sha Wan, Kowloon, Hong Kong

Fax No: +852-2310-1841

Attention: Oliver Chu

with a copy (which shall not constitute notice hereunder) to:

SHL Investment Group (USA), Inc.

11 West 42nd Street, 21st Floor

New York, NY 10036

Fax No: (646) 354-4842

Attention: Gary I. Sheff

(d)	if to Littlestone to:

c/o Zenobia Management S.A.

Grand Rue 114

P.O. Box 1459

1820 Montreux, Switzerland

Fax No: + 41-21-966-5249

Attention: Farouk Abdullah

(e)	if to Northcroft to:

2 Bd Georges - Favon

CH-1204 Geneva

Switzerland

Fax No: + 41-22-781-4711

Attention: Arturo Fasana

(f)	if to Vax to:

c/o MAO Financial Services S.A.

1, rue Etienne-Dumont

1204 Geneva, Switzerland

Fax No: + 41-22-818-6168

Attention: Michel Clemence

25

if to OB Kors to:

c/o Orca Bay Capital Corp.

1301 First Avenue, Suite 200

Seattle, WA 98101

Fax No: (206) 689-2404

Attention: Bryon Madsen

(g)	if to Idol to:

Mr. John D. Idol

225 Elderfields Road

Manhasset, NY 11030

Fax No: (516) 365-6872

(h)	if to Muse, Muse Trust, JRM or Muse Enterprises to:

c/o Hicks, Muse, Tate & Furst Incorporated

200 Crescent Court, Suite 600

Dallas, TX 75201

Fax No: (214) 740-7313

Attention: Linda Ehlers

Section 6.2 Counterparts. This Agreement may be executed in two or more counterparts, each of which when executed shall be deemed to be an original, and all of which together will be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. For purposes of this Agreement, facsimile signatures or signatures by other electronic form of transfer shall be deemed originals, and the parties agree to exchange original signatures as promptly as possible.

Section 6.3 Entire Agreement. This Agreement, including the exhibits, schedules, documents and instruments referred to herein embody the entire agreement and understanding among the parties with respect to the Restructuring Transactions, and supersede all prior discussions, understandings and agreements concerning the matters covered hereby.

Section 6.4 Binding Effect; No Third-Party Beneficiary. This Agreement shall inure to the benefit of and be binding upon each of the parties hereto. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon, or give to, any Person, firm, corporation or other entity other than the parties hereto any remedy or claim under or by reason of this Agreement or any terms or conditions hereof, and all of the terms, conditions, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto.

Section 6.5 Governing Law. This Agreement and any claim, controversy or dispute arising under or related thereto, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties, whether arising in Law

26

or in equity, in contract, tort or otherwise, shall be governed by, and construed and interpreted in accordance with, the Laws of the State of New York, without regard to its rules regarding conflicts of Law to the extent that the application of the Laws of another jurisdiction would be required thereby.

Section 6.6 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by either of the parties hereto without the prior written consent of the other party. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Section 6.7 Submission to Jurisdiction; Service. Each party (a) irrevocably and unconditionally submits to the personal jurisdiction of the federal courts of the United States District Court for the Southern District of New York or any New York State Court sitting in New York City, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that any actions or proceedings arising in connection with this Agreement or the transactions contemplated by this Agreement shall be brought, tried and determined only in such courts, (c) waives any claim of improper venue or any claim that those courts are an inconvenient forum and (d) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the aforesaid courts. The parties to this Agreement agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 6.1 or in such other manner as may be permitted by applicable Law, shall be valid and sufficient service thereof.

Section 6.8 Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of Law or public policy by a court of competent jurisdiction, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect, insofar as the foregoing can be accomplished without materially affecting the economic benefits anticipated by the parties to this Agreement. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Restructuring Transactions are fulfilled to the extent possible.

Section 6.9 Waiver and Amendment. No provision of this Agreement may be amended, waived or otherwise modified except by an instrument in writing executed by each of the parties hereto. Any waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

27

Section 6.10 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED AND UNDERSTANDS THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.10.

Section 6.11 Specific Performance. The parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the United States District Court for the Southern District of New York or any New York State Court sitting in New York City, this being in addition to any other remedy at law or in equity, and the parties to this Agreement hereby waive any requirement for the posting of any bond or similar collateral in connection therewith. The parties agree that they shall not object to the granting of injunctive or other equitable relief on the basis that there exists adequate remedy at Law.

Section 6.12 Other Matters. Notwithstanding anything to the contrary contained in this Agreement or otherwise, there shall be no recovery pursuant to this Agreement by any party for any punitive, exemplary, consequential, incidental, treble, special, or other similar damages (other than those actually paid in connection with a third party claim) in any claim or proceeding by one party against another arising out of or relating to a breach or alleged breach of any representation, warranty, covenant, or agreement under this Agreement by the other party.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

28

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, all as of the date first written above.

MICHAEL KORS HOLDINGS LIMITED

By:	/s/ John D. Idol
Name:
Title:

[Signature Page to Restructuring Agreement]

SHL–KORS LIMITED

By:	/s/ John D. Idol
Name:
Title:

[Signature Page to Restructuring Agreement]

SHL FASHION LIMITED

By:	/s/ John D. Idol
Name:
Title:

[Signature Page to Restructuring Agreement]

MICHAEL KORS (USA), INC.

By:	/s/ John D. Idol
Name:
Title:

[Signature Page to Restructuring Agreement]

MICHAEL KORS FAR EAST HOLDINGS LIMITED

By:	/s/ John D. Idol
Name:
Title:

[Signature Page to Restructuring Agreement]

/s/ Michael Kors
MICHAEL KORS

[Signature Page to Restructuring Agreement]

SPORTSWEAR HOLDINGS LIMITED

By:	/s/ Silas K. F. Chou
Name: Silas K. F. Chou
Title: Director

[Signature Page to Restructuring Agreement]

LITTLESTONE

By:	/s/ John Pickles
Name: John Pickles
Title: Director

[Signature Page to Restructuring Agreement]

NORTHCROFT TRADING INC.

By:	/s/ Arturo Fasana
Name: Arturo Fasana
Title: President

[Signature Page to Restructuring Agreement]

VAX TRADING, INC.

By:	/s/ Dominique Warluzel
Name:
Title:

[Signature Page to Restructuring Agreement]

OB KORS LLC

By:	/s/ Bryon R. Madsen
Name: Bryon R. Madsen
Title: Vice-President, Orca Bay Capital Corporation, its Manager

[Signature Page to Restructuring Agreement]

/s/ John D. Idol
JOHN IDOL

[Signature Page to Restructuring Agreement]

/s/ John R. Muse
JOHN MUSE

[Signature Page to Restructuring Agreement]

MUSE CHILDREN’S GS TRUST

By:	/s/ Linda L. Ehlers
Name: Linda L. Ehlers
Title: Co-Trustee

[Signature Page to Restructuring Agreement]

JRM INTERIM INVESTORS, LP

By:	/s/ John R. Muse
Name: John R. Muse
Title: President of JRM Management Company, its GP

[Signature Page to Restructuring Agreement]

MUSE FAMILY ENTERPRISES

By:	/s/ John R. Muse
Name: John R. Muse
Title: President of JRM Management Company, its GP

[Signature Page to Restructuring Agreement]

EXHIBIT A

Ownership of SHLF Shares

Shareholder	SHLF Ordinary Shares	SHLF Preference Shares	Preference Percentage (immediately prior to Closing)
Sportswear Holdings Limited	7,824	1,200	80%

Littlestone	196	50	3.33%

Northcroft Trading Inc.	294	75	5%

Vax Trading, Inc.	196	50	3.33%

OB Kors LLC	392	100	6.67%

John Idol	1,000	0	0%

John Muse	39.2	10	0.67%

Muse Children’s GS Trust	19.6	5	0.33%

JRM Interim Investors, LP	19.6	5	0.33%

Muse Family Enterprises	19.6	5	0.33%

Total	10,000	1,500	100%

EXHIBIT B

Ownership of Far East Shares

Shareholder	Far East Shares
Michael Kors	90

Sportswear Holdings Limited	399

Littlestone	10

Northcroft Trading Inc.	15

Vax Trading, Inc.	10

OB Kors LLC	20

John Idol	51

John Muse	2

Muse Children’s GS Trust	1

JRM Interim Investors, LP	1

Muse Family Enterprises	1

Total	600

EXHIBIT C

FORM OF AMENDED SHLF MEMORANDUM AND ARTICLES

(See attached.)

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT, 2004

MEMORANDUM OF ASSOCIATION

OF

SHL FASHION LIMITED

A COMPANY LIMITED BY SHARES

1	DEFINITIONS AND INTERPRETATION

1.1	In this Memorandum of Association and the attached Articles of Association, if not inconsistent with the subject or context:

“Act” means the BVI Business Companies Act, 2004 (No. 16 of 2004) and includes the regulations made under the Act;

“Articles” means the attached Articles of Association of the Company;

“Chairman of the Board” has the meaning specified in Regulation 12;

“Distribution” in relation to a distribution by the Company to a Shareholder means the direct or indirect transfer of an asset, other than Shares, to or for the benefit of the Shareholder, or the incurring of a debt to or for the benefit of a Shareholder, in relation to Shares held by a Shareholder, and whether by means of the purchase of an asset, the purchase, redemption or other acquisition of Shares, a transfer of indebtedness or otherwise, and includes a dividend;

“Eligible Person” means individuals, corporations, trusts, the estates of deceased individuals, partnerships and unincorporated associations of persons;

“Memorandum” means this Memorandum of Association of the Company;

“Registrar” means the Registrar of Corporate Affairs appointed under section 229 of the Act;

“Resolution of Directors” means either:

(a)	a resolution approved at a duly convened and constituted meeting of directors of the Company or of a committee of directors of the Company by the affirmative vote of a majority of the directors present at the meeting who voted except that where a director is given more than one vote, he shall be counted by the number of votes he casts for the purpose of establishing a majority; or

(b)	a resolution consented to in writing by all directors or by all members of a committee of directors of the Company, as the case may be;

“Resolution of Shareholders” means either:

(a)	a resolution approved at a duly convened and constituted meeting of the Shareholders of the Company by the affirmative vote of a majority of in excess of 50% of the votes of the Shares entitled to vote thereon which were present at the meeting and were voted; or

(b)	a resolution consented to in writing by a majority of in excess of 50% of the votes of Shares entitled to vote thereon;

“Seal” means any seal which has been duly adopted as the common seal of the Company;

“Securities” means Shares and debt obligations of every kind of the Company, and including without limitation options, warrants and rights to acquire Shares or debt obligations;

“Share” means a share issued or to be issued by the Company;

“Shareholder” means an Eligible Person whose name is entered in the register of members of the Company as the holder of one or more Shares or fractional Shares;

“Treasury Share” means a Share that was previously issued but was repurchased, redeemed or otherwise acquired by the Company and not cancelled; and

“Written” or any term of like import includes information generated, sent, received or stored by electronic, electrical, digital, magnetic, optical, electromagnetic, biometric or photonic means, including electronic data interchange, electronic mail, telegram, telex or telecopy, and “in writing” shall be construed accordingly.

1.2	In the Memorandum and the Articles, unless the context otherwise requires a reference to:

(a)	a “Regulation” is a reference to a regulation of the Articles;

(b)	a “Clause” is a reference to a clause of the Memorandum;

(c)	voting by Shareholders is a reference to the casting of the votes attached to the Shares held by the Shareholder voting;

(d)	the Act, the Memorandum or the Articles is a reference to the Act or those documents as amended or, in the case of the Act, any re-enactment thereof; and

(e)	the singular includes the plural and vice versa.

1.3	Any words or expressions defined in the Act unless the context otherwise requires bear the same meaning in the Memorandum and the Articles unless otherwise defined herein.

1.4	Headings are inserted for convenience only and shall be disregarded in interpreting the Memorandum and the Articles.

2	NAME

The name of the Company is SHL Fashion Limited. The Company was incorporated on the 3rd day of January 2003 pursuant to the International Business Companies Act (Cap. 291) and immediately prior to its automatic re-registration under the BVI Business Companies Act, it was governed by the International Business Companies Act.

2

3	STATUS

The Company is a company limited by shares.

4	REGISTERED OFFICE AND REGISTERED AGENT

4.1	At the date of the notice disapplying Part IV of Schedule 2 of the Act, the registered office of the Company is at Craigmuir Chambers, Road Town, Tortola, British Virgin Islands, the office of the first registered agent.

4.2	At the date of the notice disapplying Part IV of Schedule 2 of the Act, the registered agent of the Company is Harneys Corporate Services Limited of Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, British Virgin Islands.

4.3	The Company may by Resolution of Shareholders or by Resolution of Directors change the location of its registered office or change its registered agent.

4.4	Any change of registered office or registered agent will take effect on the registration by the Registrar of a notice of the change filed by the existing registered agent or a legal practitioner in the British Virgin Islands acting on behalf of the Company.

5	CAPACITY AND POWERS

5.1	Subject to the Act and any other British Virgin Islands legislation, the Company has, irrespective of corporate benefit:

(a)	full capacity to carry on or undertake any business or activity, do any act or enter into any transaction; and

(b)	for the purposes of paragraph (a), full rights, powers and privileges.

5.2	For the purposes of section 9(4) of the Act, there are no limitations on the business that the Company may carry on.

6	NUMBER AND CLASSES OF SHARES

6.1	Shares in the company shall be issued in the currency of the United States of America.

6.2	The Company is authorised to issue a maximum of 51,500 Shares as follows:

(a)	50,000 ordinary shares of US$1.00 par value per share, issuable in one series (the “Ordinary Shares”), and

(b)	1,500 preference shares of US$1.00 par value per share, issuable in one series (the “Preference Shares”).

6.3	The Company may issue fractional Shares and a fractional Share shall have the corresponding fractional rights, obligations and liabilities of a whole Share of the same class or series of Shares.

6.4	Shares may be issued in one or more series of Shares as the directors may by Resolution of Directors determine from time to time.

3

7	RIGHTS OF SHARES

7.1	Each Ordinary Share in the Company confers upon the Shareholder:

(a)	the right to one vote at a meeting of the Shareholders of the Company or on any Resolution of Shareholders;

(b)	the right to an equal share in any dividend paid by the Company; and

(c)	the right to an equal share in the distribution of the surplus assets of the Company on its liquidation.

7.2	Each Preference Share in the Company confers upon the Shareholder:

(a)	no right to vote at a meeting of the Shareholders of the Company or on any Resolution of Shareholders;

(b)	no right to any dividends paid by the Company;

(c)	in the event of the liquidation, dissolution or winding up of the Company, either voluntary or involuntary, be entitled to receive, prior and in preference to any distribution of any of the assets of the Company legally available for distribution to the holders of the Ordinary Shares by reason of their ownership of such shares, the amount of US$100,000.00 per share (as such amount shall be appropriately adjusted for any division or combination of shares or similar event in respect of such Preference Shares, the “Preference Shares Liquidation Amount”). If, upon the occurrence of the liquidation, dissolution or winding up of the Company, the assets legally available for distribution among the holders of the Preference Shares are insufficient to permit the payment to such holders of the full preferential amount, then all of the assets of the Company legally available for distribution shall be distributed ratably amongst the holders of the Preference Shares in proportion to the preferential amount each such holder is otherwise entitled to receive. After setting apart or paying in full the preferential amounts due to the holders of the Preference Shares as aforesaid, the remaining assets, if any, of the Company legally available for distribution to members shall be distributed ratably amongst the holders of the Ordinary Shares; and

(d)

(i)     subject to the provisions of the Act and the Articles with respect to the redemption and cancellation of shares, be subject to redemption by the Company, at any time and from time to time, without the consent of the holders thereof, in whole or in part, on not less than five (5) business days’ notice in writing to the holders thereof stating the number of Preference Shares held by the holder that the Company intends to redeem at the date fixed for redemption, at a price per share equal to the Preference Shares Liquidation Amount (the “Redemption Price”); provided that the Company shall have the right to exercise such redemption rights with respect to any redemption of Preference Shares only on a pro rata basis with respect to the number of Preference Shares held by each holder;

(ii)    in addition, upon (i) the consolidation or merger of the Company with or into any other company or companies not being a wholly owned subsidiary of the Company, or a sale, conveyance or disposition of all or substantially all of the assets of the Company (in any transaction or series of related transactions), or (ii) the issue of shares by the Company and/or a sale by the existing members of the Company in any transaction or series of related transactions (including a public offering) in which the aggregate number of votes attached to the shares to be issued and/or sold is greater than the number of votes attached to the issued and outstanding shares immediately prior to the transaction or

4

         series of related transactions, or (iii) the acquisition by any person or group of persons acting jointly or otherwise in concert, other than Sportswear Holdings Limited and its affiliates, of more than 50% of the issued and outstanding shares (any one of the foregoing being a “Change of Control”), at the option of any holder of outstanding Preference Shares, be redeemed by the Company at the Redemption Price in the manner provided below. Such redemption shall occur immediately prior to or simultaneously with the consummation of such Change of Control. The Company will give written notice of any Change of Control, stating the substance and intended date of consummation thereof, not more than sixty (60) business days nor less than twenty (20) business days prior to the date of consummation thereof. Each holder of the Preference Shares shall have ten (10) business days from the date of their receipt of such notice to demand (by written notice mailed to the Company) redemption of all or any portion of the Preference Shares held by such holder; provided that unless a holder provides written notice to the Company to the contrary, each holder shall be deemed to have provided such written demand notice in accordance with this sentence in respect of all of their Preference Shares; and

(iii)     each holder of any Preference Shares to be redeemed pursuant to the foregoing provisions shall surrender to the Company the certificates evidencing such shares. The Redemption Price of such shares shall be payable to those persons whose names appear in the share register of the Company and whose names appear on such share certificates as the respective owners thereof, and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new share certificate shall be issued representing the unredeemed shares. All of the Preference Shares to be redeemed pursuant to the foregoing provisions shall be cancelled upon their redemption and shall not be available for reissue.

7.3	The Company may by Resolution of Directors redeem, purchase or otherwise acquire all or any of the Shares in the Company subject to Clause 7.2 above and Regulation 3 of the Articles.

8	VARIATION OF RIGHTS

If at any time the Shares are divided into different classes, the rights attached to any class may only be varied, whether or not the Company is in liquidation, with the consent in writing of or by a resolution passed at a meeting by the holders of not less than a majority of the issued Shares in that class.

9	RIGHTS NOT VARIED BY THE ISSUE OF SHARES PARI PASSU

The rights conferred upon the holders of the Shares of any class shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

10	REGISTERED SHARES

10.1	The Company shall issue Registered Shares only.

10.2	The Company is not authorised to issue Bearer Shares, convert Registered Shares to Bearer Shares or exchange Registered Shares for Bearer Shares.

11	AMENDMENT OF THE MEMORANDUM AND THE ARTICLES

11.1	Subject to Clause 8, the Company may amend the Memorandum or the Articles by Resolution of Shareholders or by Resolution of Directors, save that no amendment may be made by Resolution of Directors:

5

(a)	to restrict the rights or powers of the Shareholders to amend the Memorandum or the Articles;

(b)	to change the percentage of Shareholders required to pass a Resolution of Shareholders to amend the Memorandum or the Articles;

(c)	in circumstances where the Memorandum or the Articles cannot be amended by the Shareholders; or

(d)	to Clauses 7, 8, 9 or this Clause 11.

11.2	Any amendment of the Memorandum or the Articles will take effect on the registration by the Registrar of a notice of amendment, or restated Memorandum and Articles, filed by the registered agent.

12	PRIVATE COMPANY

The	Company is a private company, and accordingly:

(a)	any invitation to the public to subscribe for any Shares or debentures of the Company is prohibited;

(b)	the number of the members of the Company (not including persons who are in the employment of the Company, and persons who, having been formerly in the employment of the Company, were, while in such employment, and have continued after the determination of such employment to be, members of the Company) shall be limited to fifty PROVIDED that where two or more persons hold one or more Shares in the Company jointly they shall, for the purposes of this Clause 12, be treated as a single member;

(c)	the right to transfer the Shares of the Company shall be restricted in manner herein prescribed; and

(d)	the Company shall not have power to issue Share Warrants to Bearer.

We, OFFSHORE INCORPORATIONS LIMITED of PO Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands for the purpose of disapplying Part IV of Schedule 2 of the Act hereby sign this Memorandum of Association the [    ] day of [            ]:

Registered Agent

Sgd: [name of signatory]
Authorised Signatory
HARNEYS CORPORATE SERVICES LIMITED

6

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT, 2004

ARTICLES OF ASSOCIATION

OF

SHL FASHION LIMITED

A COMPANY LIMITED BY SHARES

1.	REGISTERED SHARES

1.1	Every Shareholder is entitled to a certificate signed by a director or officer of the Company, or any other person authorised by Resolution of Directors, or under the Seal specifying the number of Shares held by him and the signature of the director, officer or authorised person and the Seal may be facsimiles.

1.2	Any Shareholder receiving a certificate shall indemnify and hold the Company and its directors and officers harmless from any loss or liability which it or they may incur by reason of any wrongful or fraudulent use or representation made by any person by virtue of the possession thereof. If a certificate for Shares is worn out or lost it may be renewed on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as may be required by Resolution of Directors.

1.3	If several Eligible Persons are registered as joint holders of any Shares, any one of such Eligible Persons may give an effectual receipt for any Distribution.

2.	SHARES

2.1	Shares and other Securities may be issued at such times, to such Eligible Persons, for such consideration and on such terms as the directors may by Resolution of Directors determine.

2.2	Section 46 of the Act (Pre-emptive rights) does not apply to the Company.

2.3	A Share may be issued for consideration in any form, including money, a promissory note, or other written obligation to contribute money or property, real property, personal property (including goodwill and know-how), services rendered or a contract for future services.

2.4	The consideration for a Share with par value shall not be less than the par value of the Share. If a Share with par value is issued for consideration less than the par value, the person to whom the Share is issued is liable to pay to the Company an amount equal to the difference between the issue price and the par value.

2.5	No Shares may be issued for a consideration other than money, unless a Resolution of Directors has been passed stating:

(a)	the amount to be credited for the issue of the Shares;

7

(b)	the determination of the directors of the reasonable present cash value of the non-money consideration for the issue; and

(c)	that, in the opinion of the directors, the present cash value of the non-money consideration for the issue is not less than the amount to be credited for the issue of the Shares.

2.6	The consideration paid for any Share, whether a par value Share or a no par value Share, shall not be treated as a liability or debt of the Company for the purposes of

(a)	the solvency test in Regulations 3 and 18; and

(b)	sections 197 and 209 of the Act.

2.7	The Company shall keep a register (the “register of members”) containing:

(a)	the names and addresses of the Eligible Persons who hold Shares;

(b)	the number of each class and series of Shares held by each Shareholder;

(c)	the date on which the name of each Shareholder was entered in the register of members; and

(d)	the date on which any Eligible Person ceased to be a Shareholder.

2.8	The register of members may be in any such form as the directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until the directors otherwise determine, the magnetic, electronic or other data storage form shall be the original register of members.

2.9	A Share is deemed to be issued when the name of the Shareholder is entered in the register of members.

3.	REDEMPTION OF SHARES AND TREASURY SHARES

3.1	The Company may purchase, redeem or otherwise acquire and hold its own Shares save that the Company may not purchase, redeem or otherwise acquire its own Shares without the consent of Shareholders whose Shares are to be purchased, redeemed or otherwise acquired unless the Company is permitted by the Act or any other provision in the Memorandum or Articles to purchase, redeem or otherwise acquire the Shares without their consent.

3.2	The Company may only offer to purchase, redeem or otherwise acquire Shares if the Resolution of Directors authorising the purchase, redemption or other acquisition contains a statement that the directors are satisfied, on reasonable grounds, that immediately after the acquisition the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

3.3	Sections 60 (Process for acquisition of own shares), 61 (Offer to one or more shareholders) and 62 (Shares redeemed otherwise than at the option of company) of the Act shall not apply to the Company.

3.4	Shares that the Company purchases, redeems or otherwise acquires pursuant to this Regulation may be cancelled or held as Treasury Shares except to the extent that such Shares are in excess of 50 percent of the issued Shares in which case they shall be cancelled but they shall be available for reissue.

3.5	All rights and obligations attaching to a Treasury Share are suspended and shall not be exercised by the Company while it holds the Share as a Treasury Share.

8

3.6	Treasury Shares may be transferred by the Company on such terms and conditions (not otherwise inconsistent with the Memorandum and the Articles) as the Company may by Resolution of Directors determine.

3.7	Where Shares are held by another body corporate of which the Company holds, directly or indirectly, Shares having more than 50 percent of the votes in the election of directors of the other body corporate, all rights and obligations attaching to the Shares held by the other body corporate are suspended and shall not be exercised by the other body corporate.

4.	MORTGAGES AND CHARGES OF SHARES

4.1	Shareholders may mortgage or charge their Shares.

4.2	There shall be entered in the register of members at the written request of the Shareholder:

(a)	a statement that the Shares held by him are mortgaged or charged;

(b)	the name of the mortgagee or chargee; and

(c)	the date on which the particulars specified in subparagraphs (a) and (b) are entered in the register of members.

4.3	Where particulars of a mortgage or charge are entered in the register of members, such particulars may be cancelled:

(a)	with the written consent of the named mortgagee or chargee or anyone authorised to act on his behalf; or

(b)	upon evidence satisfactory to the directors of the discharge of the liability secured by the mortgage or charge and the issue of such indemnities as the directors shall consider necessary or desirable.

4.4	Whilst particulars of a mortgage or charge over Shares are entered in the register of members pursuant to this Regulation:

(a)	no transfer of any Share the subject of those particulars shall be effected;

(b)	the Company may not purchase, redeem or otherwise acquire any such Share; and

(c)	no replacement certificate shall be issued in respect of such Shares, without the written consent of the named mortgagee or chargee.

5.	FORFEITURE

5.1	Shares that are not fully paid on issue are subject to the forfeiture provisions set forth in this Regulation and for this purpose Shares issued for a promissory note, other written obligation to contribute money or property or a contract for future services are deemed to be not fully paid.

5.2	A written notice of call specifying the date for payment to be made shall be served on the Shareholder who defaults in making payment in respect of the Shares.

9

5.3	The written notice of call referred to in Sub-Regulation 5.2 shall name a further date not earlier than the expiration of 14 days from the date of service of the notice on or before which the payment required by the notice is to be made and shall contain a statement that in the event of non-payment at or before the time named in the notice the Shares, or any of them, in respect of which payment is not made will be liable to be forfeited.

5.4	Where a written notice of call has been issued pursuant to Sub-Regulation 5.3 and the requirements of the notice have not been complied with, the directors may, at any time before tender of payment, forfeit and cancel the Shares to which the notice relates.

5.5	The Company is under no obligation to refund any moneys to the Shareholder whose Shares have been cancelled pursuant to Sub-Regulation 5.4 and that Shareholder shall be discharged from any further obligation to the Company.

6.	TRANSFER OF SHARES

6.1	Subject to the memorandum, Shares may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee, which shall be sent to the Company for registration.

6.2	The transfer of a Share is effective when the name of the transferee is entered on the register of members.

6.3	If the directors of the Company are satisfied that an instrument of transfer relating to Shares has been signed but that the instrument has been lost or destroyed, they may resolve by Resolution of Directors:

(a)	to accept such evidence of the transfer of Shares as they consider appropriate; and

(b)	that the transferee’s name should be entered in the register of members notwithstanding the absence of the instrument of transfer.

6.4	Subject to the Memorandum, the personal representative of a deceased Shareholder may transfer a Share even though the personal representative is not a Shareholder at the time of the transfer.

7.	MEETINGS AND CONSENTS OF SHAREHOLDERS

7.1	Any director of the Company may convene meetings of the Shareholders at such times and in such manner and places within or outside the British Virgin Islands as the director considers necessary or desirable.

7.2	Upon the written request of Shareholders entitled to exercise 30 percent or more of the voting rights in respect of the matter for which the meeting is requested the directors shall convene a meeting of Shareholders.

7.3	The director convening a meeting shall give not less than 7 days’ notice of a meeting of Shareholders to:

(a)	those Shareholders whose names on the date the notice is given appear as Shareholders in the register of members of the Company and are entitled to vote at the meeting; and

(b)	the other directors.

10

7.4	The director convening a meeting of Shareholders may fix as the record date for determining those Shareholders that are entitled to vote at the meeting the date notice is given of the meeting, or such other date as may be specified in the notice, being a date not earlier than the date of the notice.

7.5	A meeting of Shareholders held in contravention of the requirement to give notice is valid if Shareholders holding at least 90 percent of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a Shareholder at the meeting shall constitute waiver in relation to all the Shares which that Shareholder holds.

7.6	The inadvertent failure of a director who convenes a meeting to give notice of a meeting to a Shareholder or another director, or the fact that a Shareholder or another director has not received notice, does not invalidate the meeting.

7.7	A Shareholder may be represented at a meeting of Shareholders by a proxy who may speak and vote on behalf of the Shareholder.

7.8	The instrument appointing a proxy shall be produced at the place designated for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote. The notice of the meeting may specify an alternative or additional place or time at which the proxy shall be presented.

7.9	The instrument appointing a proxy shall be in substantially the following form or such other form as the chairman of the meeting shall accept as properly evidencing the wishes of the Shareholder appointing the proxy.

[ COMPANY NAME ]

I/We being a Shareholder of the above Company HEREBY APPOINT                                               of                                               or failing him                                  of                                          to be my/our proxy to vote for me/us at the meeting of Shareholders to be held on the          day of                          , 20     and at any adjournment thereof.

(Any restrictions on voting to be inserted here.)

Signed this          day of                         , 20

Shareholder

7.10	The following applies where Shares are jointly owned:

(a)	if two or more persons hold Shares jointly each of them may be present in person or by proxy at a meeting of Shareholders and may speak as a Shareholder;

(b)	if only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners; and

(c)	if two or more of the joint owners are present in person or by proxy they must vote as one.

11

7.11	A Shareholder shall be deemed to be present at a meeting of Shareholders if he participates by telephone or other electronic means and all Shareholders participating in the meeting are able to hear each other.

7.12	A meeting of Shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50 percent of the votes of the Shares entitled to vote on Resolutions of Shareholders to be considered at the meeting. A quorum may comprise a single Shareholder or proxy and then such person may pass a Resolution of Shareholders and a certificate signed by such person accompanied where such person be a proxy by a copy of the proxy instrument shall constitute a valid Resolution of Shareholders.

7.13	If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved; in any other case it shall stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the Shares or each class or series of Shares entitled to vote on the matters to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

7.14	At every meeting of Shareholders, the Chairman of the Board shall preside as chairman of the meeting. If there is no Chairman of the Board or if the Chairman of the Board is not present at the meeting, the Shareholders present shall choose one of their number to be the chairman. If the Shareholders are unable to choose a chairman for any reason, then the person representing the greatest number of voting Shares present in person or by proxy at the meeting shall preside as chairman failing which the oldest individual Shareholder or representative of a Shareholder present shall take the chair.

7.15	The chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

7.16	At any meeting of the Shareholders the chairman is responsible for deciding in such manner as he considers appropriate whether any resolution proposed has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes of the meeting. If the chairman has any doubt as to the outcome of the vote on a proposed resolution, he shall cause a poll to be taken of all votes cast upon such resolution. If the chairman fails to take a poll then any Shareholder present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall cause a poll to be taken. If a poll is taken at any meeting, the result shall be announced to the meeting and recorded in the minutes of the meeting.

7.17	Subject to the specific provisions contained in this Regulation for the appointment of representatives of Eligible Persons other than individuals the right of any individual to speak for or represent a Shareholder shall be determined by the law of the jurisdiction where, and by the documents by which, the Eligible Person is constituted or derives its existence. In case of doubt, the directors may in good faith seek legal advice from any qualified person and unless and until a court of competent jurisdiction shall otherwise rule, the directors may rely and act upon such advice without incurring any liability to any Shareholder or the Company.

7.18	Any Eligible Person other than an individual which is a Shareholder may by resolution of its directors or other governing body authorise such individual as it thinks fit to act as its representative at any meeting of Shareholders or of any class of Shareholders, and the individual so authorised shall be entitled to exercise

12

the same rights on behalf of the Shareholder which he represents as that Shareholder could exercise if it were an individual.

7.19	The chairman of any meeting at which a vote is cast by proxy or on behalf of any Eligible Person other than an individual may call for a notarially certified copy of such proxy or authority which shall be produced within 7 days of being so requested or the votes cast by such proxy or on behalf of such Eligible Person shall be disregarded.

7.20	Directors of the Company may attend and speak at any meeting of Shareholders and at any separate meeting of the holders of any class or series of Shares.

7.21	An action that may be taken by the Shareholders at a meeting may also be taken by a resolution consented to in writing, without the need for any notice, but if any Resolution of Shareholders is adopted otherwise than by the unanimous written consent of all Shareholders, a copy of such resolution shall forthwith be sent to all Shareholders not consenting to such resolution. The consent may be in the form of counterparts, each counterpart being signed by one or more Shareholders. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the earliest date upon which Shareholders holding a sufficient number of votes of Shares to constitute a Resolution of Shareholders have consented to the resolution by signed counterparts.

8.	DIRECTORS

8.1	The first directors of the company shall be appointed by the first registered agent within 6 months of the date of incorporation of the Company; and thereafter, the directors shall be elected by Resolution of Shareholders or by Resolution of Directors.

8.2	No person shall be appointed as a director, or nominated as a reserve director, of the Company unless he has consented in writing to be a director or to be nominated as a reserve director.

8.3	Subject to Sub-Regulation 8.1, the minimum number of directors shall be one and there shall be no maximum number.

8.4	Each director holds office for the term, if any, fixed by the Resolution of Shareholders or the Resolution of Directors appointing him, or until his earlier death, resignation or removal. If no term is fixed on the appointment of a director, the director serves indefinitely until his earlier death, resignation or removal.

8.5	A director may be removed from office,

(a)	with or without cause, by Resolution of Shareholders passed at a meeting of Shareholders called for the purposes of removing the director or for purposes including the removal of the director or by a written resolution passed by at least 75 percent of the Shareholders of the Company entitled to vote; or

(b)	with cause, by Resolution of Directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director.

8.6	A director may resign his office by giving written notice of his resignation to the Company and the resignation has effect from the date the notice is received by the Company or from such later date as may be specified in the notice. A director shall resign forthwith as a director if he is, or becomes, disqualified from acting as a director under the Act.

13

8.7	The directors may at any time appoint any person to be a director either to fill a vacancy or as an addition to the existing directors. Where the directors appoint a person as director to fill a vacancy, the term shall not exceed the term that remained when the person who has ceased to be a director ceased to hold office.

8.8	A vacancy in relation to directors occurs if a director dies or otherwise ceases to hold office prior to the expiration of his term of office.

8.9	Where the Company only has one Shareholder who is an individual and that Shareholder is also the sole director of the Company, the sole Shareholder/director may, by instrument in writing, nominate a person who is not disqualified from being a director of the Company as a reserve director of the Company to act in the place of the sole director in the event of his death.

8.10	The nomination of a person as a reserve director of the Company ceases to have effect if:

(a)	before the death of the sole Shareholder/director who nominated him,

(i)	he resigns as reserve director, or

(ii)	the sole Shareholder/director revokes the nomination in writing; or

(b)	the sole Shareholder/director who nominated him ceases to be able to be the sole Shareholder/director of the Company for any reason other than his death.

8.11	The Company shall keep a register of directors containing:

(a)	the names and addresses of the persons who are directors of the Company or who have been nominated as reserve directors of the Company;

(b)	the date on which each person whose name is entered in the register was appointed as a director, or nominated as a reserve director, of the Company;

(c)	the date on which each person named as a director ceased to be a director of the Company;

(d)	the date on which the nomination of any person nominated as a reserve director ceased to have effect; and

(e)	such other information as may be prescribed by the Act.

8.12	The register of directors may be kept in any such form as the directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until a Resolution of Directors determining otherwise is passed, the magnetic, electronic or other data storage shall be the original register of directors.

8.13	The directors may, by Resolution of Directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company.

8.14	A director is not required to hold a Share as a qualification to office.

9.	POWERS OF DIRECTORS

9.1	The business and affairs of the Company shall be managed by, or under the direction or supervision of, the directors of the Company. The directors of the Company have all the powers necessary for managing,

14

and for directing and supervising, the business and affairs of the Company. The directors may pay all expenses incurred preliminary to and in connection with the incorporation of the Company and may exercise all such powers of the Company as are not by the Act or by the Memorandum or the Articles required to be exercised by the Shareholders.

9.2	Each director shall exercise his powers for a proper purpose and shall not act or agree to the Company acting in a manner that contravenes the Memorandum, the Articles or the Act. Each director, in exercising his powers or performing his duties, shall act honestly and in good faith in what the director believes to be the best interests of the Company.

9.3	If the Company is the wholly owned subsidiary of a holding company, a director of the Company may, when exercising powers or performing duties as a director, act in a manner which he believes is in the best interests of the holding company even though it may not be in the best interests of the Company.

9.4	Any director which is a body corporate may appoint any individual as its duly authorised representative for the purpose of representing it at meetings of the directors, with respect to the signing of consents or otherwise.

9.5	The continuing directors may act notwithstanding any vacancy in their body.

9.6	The directors may by Resolution of Directors exercise all the powers of the Company to incur indebtedness, liabilities or obligations and to secure indebtedness, liabilities or obligations whether of the Company or of any third party.

9.7	All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by Resolution of Directors.

9.8	For the purposes of Section 175 (Disposition of assets) of the Act, the directors may by Resolution of Directors determine that any sale, transfer, lease, exchange or other disposition is in the usual or regular course of the business carried on by the Company and such determination is, in the absence of fraud, conclusive.

10.	PROCEEDINGS OF DIRECTORS

10.1	Any one director of the Company may call a meeting of the directors by sending a written notice to each other director.

10.2	The directors of the Company or any committee thereof may meet at such times and in such manner and places within or outside the British Virgin Islands as the directors may determine to be necessary or desirable.

10.3	A director is deemed to be present at a meeting of directors if he participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other.

10.4	A director shall be given not less than 3 days’ notice of meetings of directors, but a meeting of directors held without 3 days’ notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting who do not attend waive notice of the meeting, and for this purpose the presence of a director at a meeting shall constitute waiver by that director. The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does not invalidate the meeting.

15

10.5	A director may by a written instrument appoint an alternate who need not be a director and the alternate shall be entitled to attend meetings in the absence of the director who appointed him and to vote in place of the director until the appointment lapses or is terminated.

10.6	A meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one-half of the total number of directors, unless there are only 2 directors in which case the quorum is 2.

10.7	If the Company has only one director the provisions herein contained for meetings of directors do not apply and such sole director has full power to represent and act for the Company in all matters as are not by the Act, the Memorandum or the Articles required to be exercised by the Shareholders. In lieu of minutes of a meeting the sole director shall record in writing and sign a note or memorandum of all matters requiring a Resolution of Directors. Such a note or memorandum constitutes sufficient evidence of such resolution for all purposes.

10.8	At meetings of directors at which the Chairman of the Board is present, he shall preside as chairman of the meeting. If there is no Chairman of the Board or if the Chairman of the Board is not present, the directors present shall choose one of their number to be chairman of the meeting.

10.9	An action that may be taken by the directors or a committee of directors at a meeting may also be taken by a Resolution of Directors or a resolution of a committee of directors consented to in writing by all directors or by all members of the committee, as the case may be, without the need for any notice. The consent may be in the form of counterparts each counterpart being signed by one or more directors. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the date upon which the last director has consented to the resolution by signed counterparts.

11.	COMMITTEES

11.1	The directors may, by Resolution of Directors, designate one or more committees, each consisting of one or more directors, and delegate one or more of their powers, including the power to affix the Seal, to the committee.

11.2	The directors have no power to delegate to a committee of directors any of the following powers:

(a)	to amend the Memorandum or the Articles;

(b)	to designate committees of directors;

(c)	to delegate powers to a committee of directors;

(d)	to appoint or remove directors;

(e)	to appoint or remove an agent;

(f)	to approve a plan of merger, consolidation or arrangement;

(g)	to make a declaration of solvency or to approve a liquidation plan; or

(h)	to make a determination that immediately after a proposed Distribution the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

16

11.3	Sub-Regulation 11.2(b) and (c) do not prevent a committee of directors, where authorised by the Resolution of Directors appointing such committee or by a subsequent Resolution of Directors, from appointing a sub-committee and delegating powers exercisable by the committee to the sub-committee.

11.4	The meetings and proceedings of each committee of directors consisting of 2 or more directors shall be governed mutatis mutandis by the provisions of the Articles regulating the proceedings of directors so far as the same are not superseded by any provisions in the Resolution of Directors establishing the committee.

11.5	Where the directors delegate their powers to a committee of directors they remain responsible for the exercise of that power by the committee, unless they believed on reasonable grounds at all times before the exercise of the power that the committee would exercise the power in conformity with the duties imposed on directors of the Company under the Act.

12.	OFFICERS AND AGENTS

12.1	The Company may by Resolution of Directors appoint officers of the Company at such times as may be considered necessary or expedient. Such officers may consist of a Chairman of the Board of Directors, a president and one or more vice-presidents, secretaries and treasurers and such other officers as may from time to time be considered necessary or expedient. Any number of offices may be held by the same person.

12.2	The officers shall perform such duties as are prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by Resolution of Directors. In the absence of any specific prescription of duties it shall be the responsibility of the Chairman of the Board to preside at meetings of directors and Shareholders, the president to manage the day to day affairs of the Company, the vice-presidents to act in order of seniority in the absence of the president but otherwise to perform such duties as may be delegated to them by the president, the secretaries to maintain the register of members, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the treasurer to be responsible for the financial affairs of the Company.

12.3	The emoluments of all officers shall be fixed by Resolution of Directors.

12.4	The officers of the Company shall hold office until their successors are duly appointed, but any officer elected or appointed by the directors may be removed at any time, with or without cause, by Resolution of Directors. Any vacancy occurring in any office of the Company may be filled by Resolution of Directors.

12.5	The directors may, by Resolution of Directors, appoint any person, including a person who is a director, to be an agent of the Company.

12.6	An agent of the Company shall have such powers and authority of the directors, including the power and authority to affix the Seal, as are set forth in the Articles or in the Resolution of Directors appointing the agent, except that no agent has any power or authority with respect to the following:

(a)	to amend the Memorandum or the Articles;

(b)	to change the registered office or agent;

(c)	to designate committees of directors;

(d)	to delegate powers to a committee of directors;

17

(e)	to appoint or remove directors;

(f)	to appoint or remove an agent;

(g)	to fix emoluments of directors;

(h)	to approve a plan of merger, consolidation or arrangement;

(i)	to make a declaration of solvency or to approve a liquidation plan;

(j)	to make a determination that immediately after a proposed Distribution the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due; or

(k)	to authorise the Company to continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands.

12.7	The Resolution of Directors appointing an agent may authorise the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent by the Company.

12.8	The directors may remove an agent appointed by the Company and may revoke or vary a power conferred on him.

13.	CONFLICT OF INTERESTS

13.1	A director of the Company shall, forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose the interest to all other directors of the Company.

13.2	For the purposes of Sub-Regulation 13.1, a disclosure to all other directors to the effect that a director is a member, director or officer of another named entity or has a fiduciary relationship with respect to the entity or a named individual and is to be regarded as interested in any transaction which may, after the date of the entry into the transaction or disclosure of the interest, be entered into with that entity or individual, is a sufficient disclosure of interest in relation to that transaction.

13.3	A director of the Company who is interested in a transaction entered into or to be entered into by the Company may:

(a)	vote on a matter relating to the transaction;

(b)	attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

(c)	sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction,

and, subject to compliance with the Act shall not, by reason of his office be accountable to the Company for any benefit which he derives from such transaction and no such transaction shall be liable to be avoided on the grounds of any such interest or benefit.

18

14.	INDEMNIFICATION

14.1	Subject to the limitations hereinafter provided the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a)	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the Company; or

(b)	is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

14.2	The indemnity in Sub-Regulation 14.1 only applies if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful.

14.3	For the purposes of Sub-Regulation 14.2, a director acts in the best interests of the Company if he acts in the best interests of

(a)	the Company’s holding company; or

(b)	a Shareholder or Shareholders of the Company;

in either case, in the circumstances specified in Sub-Regulation 9.3 or the Act, as the case may be.

14.4	The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the Articles, unless a question of law is involved.

14.5	The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

14.6	Expenses, including legal fees, incurred by a director in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the director is not entitled to be indemnified by the Company in accordance with Sub-Regulation 14.1.

14.7	Expenses, including legal fees, incurred by a former director in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the former director to repay the amount if it shall ultimately be determined that the former director is not entitled to be indemnified by the Company in accordance with Sub-Regulation 14.1 and upon such terms and conditions, if any, as the Company deems appropriate.

14.8	The indemnification and advancement of expenses provided by, or granted pursuant to, this section is not exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled under any agreement, Resolution of Shareholders, resolution of disinterested directors or

19

otherwise, both as to acting in the person’s official capacity and as to acting in another capacity while serving as a director of the Company.

14.9	If a person referred to in Sub-Regulation 14.1 has been successful in defence of any proceedings referred to in Sub-Regulation 14.1, the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

14.10	The Company may purchase and maintain insurance in relation to any person who is or was a director, officer or liquidator of the Company, or who at the request of the Company is or was serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in the Articles.

15.	RECORDS

15.1	The Company shall keep the following documents at the office of its registered agent:

(a)	the Memorandum and the Articles;

(b)	the register of members, or a copy of the register of members;

(c)	the register of directors, or a copy of the register of directors; and

(d)	copies of all notices and other documents filed by the Company with the Registrar of Corporate Affairs in the previous 10 years.

15.2	Until the directors determine otherwise by Resolution of Directors the Company shall keep the original register of members and original register of directors at the office of its registered agent.

15.3	If the Company maintains only a copy of the register of members or a copy of the register of directors at the office of its registered agent, it shall:

(a)	within 15 days of any change in either register, notify the registered agent in writing of the change; and

(b)	provide the registered agent with a written record of the physical address of the place or places at which the original register of members or the original register of directors is kept.

15.4	The Company shall keep the following records at the office of its registered agent or at such other place or places, within or outside the British Virgin Islands, as the directors may determine:

(a)	minutes of meetings and Resolutions of Shareholders and classes of Shareholders;

(b)	minutes of meetings and Resolutions of Directors and committees of directors; and

(c)	an impression of the Seal.

15.5	Where any original records referred to in this Regulation are maintained other than at the office of the registered agent of the Company, and the place at which the original records is changed, the Company

20

shall provide the registered agent with the physical address of the new location of the records of the Company within 14 days of the change of location.

15.6	The records kept by the Company under this Regulation shall be in written form or either wholly or partly as electronic records complying with the requirements of the Electronic Transactions Act, 2001 (No. 5 of 2001) as from time to time amended or re-enacted.

16.	REGISTER OF CHARGES

The Company shall maintain at the office of its registered agent a register of charges in which there shall be entered the following particulars regarding each mortgage, charge and other encumbrance created by the Company:

(a)	the date of creation of the charge;

(b)	a short description of the liability secured by the charge;

(c)	a short description of the property charged;

(d)	the name and address of the trustee for the security or, if there is no such trustee, the name and address of the chargee;

(e)	unless the charge is a security to bearer, the name and address of the holder of the charge; and

(f)	details of any prohibition or restriction contained in the instrument creating the charge on the power of the Company to create any future charge ranking in priority to or equally with the charge.

17.	SEAL

The Company shall have a Seal and may have more than one Seal and references herein to the Seal shall be references to every Seal which shall have been duly adopted by Resolution of Directors. The directors shall provide for the safe custody of the Seal and for an imprint thereof to be kept at the registered office. Except as otherwise expressly provided herein the Seal when affixed to any written instrument shall be witnessed and attested to by the signature of any one director or other person so authorised from time to time by Resolution of Directors. Such authorisation may be before or after the Seal is affixed, may be general or specific and may refer to any number of sealings. The directors may provide for a facsimile of the Seal and of the signature of any director or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been attested to as hereinbefore described.

18.	DISTRIBUTIONS BY WAY OF DIVIDEND

18.1	The directors of the Company may, by Resolution of Directors, authorise a Distribution by way of dividend at a time and of an amount they think fit if they are satisfied, on reasonable grounds, that, immediately after the Distribution, the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

18.2	Dividends may be paid in money, Shares, or other property.

21

18.3	Notice of any dividend that may have been declared shall be given to each Shareholder as specified in Sub-Regulation 20.1 and all dividends unclaimed for 3 years after having been declared may be forfeited by Resolution of Directors for the benefit of the Company.

18.4	No dividend shall bear interest as against the Company and no dividend shall be paid on Treasury Shares.

19.	ACCOUNTS AND AUDIT

19.1	The Company shall keep records that are sufficient to show and explain the Company’s transactions and that will, at any time, enable the financial position of the Company to be determined with reasonable accuracy.

19.2	The Company may by Resolution of Shareholders call for the directors to prepare periodically and make available a profit and loss account and a balance sheet. The profit and loss account and balance sheet shall be drawn up so as to give respectively a true and fair view of the profit and loss of the Company for a financial period and a true and fair view of the assets and liabilities of the Company as at the end of a financial period.

19.3	The Company may by Resolution of Shareholders call for the accounts to be examined by auditors.

19.4	The first auditors shall be appointed by Resolution of Directors; subsequent auditors shall be appointed by Resolution of Shareholders or by Resolution of Directors.

19.5	The auditors may be Shareholders, but no director or other officer shall be eligible to be an auditor of the Company during their continuance in office.

19.6	The remuneration of the auditors of the Company may be fixed by Resolution of Directors.

19.7	The auditors shall examine each profit and loss account and balance sheet required to be laid before a meeting of the Shareholders or otherwise given to Shareholders and shall state in a written report whether or not:

(a)	in their opinion the profit and loss account and balance sheet give a true and fair view respectively of the profit and loss for the period covered by the accounts, and of the assets and liabilities of the Company at the end of that period; and

(b)	all the information and explanations required by the auditors have been obtained.

19.8	The report of the auditors shall be annexed to the accounts and shall be read at the meeting of Shareholders at which the accounts are laid before the Company or shall be otherwise given to the Shareholders.

19.9	Every auditor of the Company shall have a right of access at all times to the books of account and vouchers of the Company, and shall be entitled to require from the directors and officers of the Company such information and explanations as he thinks necessary for the performance of the duties of the auditors.

19.10	The auditors of the Company shall be entitled to receive notice of, and to attend any meetings of Shareholders at which the Company’s profit and loss account and balance sheet are to be presented.

22

20.	NOTICES

20.1	Any notice, information or written statement to be given by the Company to Shareholders may be given by personal service or by mail addressed to each Shareholder at the address shown in the register of members.

20.2	Any summons, notice, order, document, process, information or written statement to be served on the Company may be served by leaving it, or by sending it by registered mail addressed to the Company, at its registered office, or by leaving it with, or by sending it by registered mail to, the registered agent of the Company.

20.3	Service of any summons, notice, order, document, process, information or written statement to be served on the Company may be proved by showing that the summons, notice, order, document, process, information or written statement was delivered to the registered office or the registered agent of the Company or that it was mailed in such time as to admit to its being delivered to the registered office or the registered agent of the Company in the normal course of delivery within the period prescribed for service and was correctly addressed and the postage was prepaid.

21.	VOLUNTARY LIQUIDATION

The Company may by Resolution of Shareholders or by Resolution of Directors appoint a voluntary liquidator.

22.	CONTINUATION

The Company may by Resolution of Shareholders or by a resolution passed unanimously by all directors of the Company continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands in the manner provided under those laws.

We, OFFSHORE INCORPORATIONS LIMITED of PO Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands for the purpose of disapplying Part IV of Schedule 2 of the Act hereby sign these Articles of Association the [    ] day of [            ]:

Registered Agent

Sgd: [name of signatory]

Authorised Signatory

HARNEYS CORPORATE SERVICES LIMITED

23

EXHIBIT D

FORM OF AMENDED MKHL MEMORANDUM AND ARTICLES

(See attached.)

BC No. 524407

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT

(NO. 16 OF 2004)

MEMORANDUM AND ARTICLES

OF ASSOCIATION

OF

MICHAEL KORS HOLDINGS LIMITED

Incorporated the 13th day of December, 2002

under the International Business Companies Act

(CAP. 291)

Amended and Restated on the 7th day of July, 2011

INCORPORATED IN THE BRITISH VIRGIN ISLANDS

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT

(NO. 16 OF 2004)

MEMORANDUM OF ASSOCIATION

OF

MICHAEL KORS HOLDINGS LIMITED

NAME

1.	The Name of the Company is Michael Kors Holdings Limited.

REGISTERED OFFICE

2.	The registered office of the Company will be located at the offices of Offshore Incorporations Limited, P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands.

REGISTERED AGENT

3.	The registered agent of the Company will be Offshore Incorporations Limited of P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands.

GENERAL OBJECTS AND POWERS

4.	(i)		Subject to the following provisions of this Memorandum, the objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Act or any other Law of the British Virgin Islands.

	(ii	)	Without limiting the foregoing, the powers of the Company include the power to do the following:

(a)	grant options over unissued shares in the Company and treasury shares;

(b)	issue securities that are convertible into shares;

(c)	give financial assistance to any person in connection with the acquisition of the Company’s own shares;

(d)	issue debt obligations of every kind and grant options, warrants and rights to acquire debt obligations;

(e)	guarantee a liability or obligation of any person and secure any of its obligations by mortgage, pledge or other charge, of any of its assets for that purpose; and

(f)	protect the assets of the Company for the benefit of the Company, its creditors and its members and, at the discretion of the directors, for any person having a direct or indirect interest in the Company.

EXCLUSIONS

5.	(i)	The Company may not

(a)	carry on business with persons resident in the British Virgin Islands;

(b)	own an interest in real property situate in the British Virgin Islands, other than a lease referred to in paragraph 5(ii)(e) of subclause 5(ii);

(c)	carry on banking or trust business, unless it is licensed to do so under the Banks and Trust Companies Act, 1990;

(d)	carry on business as an insurance or re-insurance company, insurance agent or insurance broker, unless it is licensed under an enactment authorising it to carry on that business;

(e)	carry on business of company management, unless it is licensed under the Company Management Act, 1990; or

(f)	carry on the business of providing the registered office or the registered agent for companies incorporated in the British Virgin Islands.

(ii)	For purposes of paragraph 5(i)(a) of subclause 5(i), the Company shall not be treated as carrying on business with persons resident in the British Virgin Islands if

(a)	it makes or maintains deposits with a person carrying on banking business within the British Virgin Islands;

(b)	it makes or maintains professional contact with solicitors, barristers, accountants, bookkeepers, trust companies,

3

administration companies, investment advisers or other similar persons carrying on business within the British Virgin Islands;

(c)	it prepares or maintains books and records within the British Virgin Islands;

(d)	it holds, within the British Virgin Islands, meetings of its directors or members;

(e)	it holds a lease of property for use as an office from which to communicate with members or where books and records of the Company are prepared or maintained;

(f)	it holds shares, debt obligations or other securities in a company incorporated under the International Business Companies Act or under the Companies Act; or

(g)	shares, debt obligations or other securities in the Company are owned by any person resident in the British Virgin Islands or by any company incorporated under the International Business Companies Act or under the Companies Act.

LIMITATION OF LIABILITY

6.	The Company is a company limited by shares. The liability of each member is limited to:

(a)	the amount from time to time unpaid on that member’s shares;

(b)	any liability expressly provided for in the Memorandum or the Articles; and

(c)	any liability to repay a distribution pursuant to section 58(1) of the Act.

CURRENCY

7.	Shares in the Company shall be issued in the currency of the United States of America.

AUTHORISED CAPITAL

8.	The Company shall have no authorised capital.

4

CLASSES, NUMBER AND PAR VALUE OF SHARES

9.	The Company is authorised to issue a maximum of 160,856,853 shares comprised of the following two classes of shares of one series each as follows:

(a)	10,856,853 preference shares of no par value each (the “Preference Shares”); and

(b)	150,000,000 ordinary shares of no par value each (the “Ordinary Shares”).

DESIGNATIONS, POWERS, PREFERENCES, ETC. OF PREFERENCE SHARES

10.	Ranking. The Preference Shares shall, with respect to dividend rights, rights on other distributions and rights upon liquidation, winding up or dissolution, rank (a) senior to the Ordinary Shares and any other class or series of ordinary, preference or other shares or Equity Securities of the Company now or hereafter authorized (such Equity Securities, “Junior Securities”) and (b) junior to any indebtedness now or hereafter incurred by the Company.

11.	Dividends.

(a)	Subject to clause 11(c) below, if the Company declares and pays any dividends on the Ordinary Shares, then, in that event, holders of Preference Shares shall be entitled to share in such dividends on a pro rata basis, as if their Preference Shares had been converted into Ordinary Shares pursuant to clause 13 below immediately prior to the record date for determining the holders of Ordinary Shares eligible to receive such dividends.

(b)

If the Company does not consummate a Qualified IPO within 18 months after the Closing (“IPO Dividend Date”), the Board of Directors shall (subject to the Company’s compliance with the provisions of the Act and the Articles) declare and the holders of Preference Shares shall receive, in addition to the dividends described in clause 11 (a), dividends at an annual rate equal to 10% of the Accreted Value, calculated on the basis of a 360-day year, consisting of twelve 30-day months, which shall accrue on a daily basis from the IPO Dividend Date, whether or not declared by the Board of Directors, and shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (unless any such day is not a Business Day, in which event such dividends shall be payable on the next succeeding Business Day, without accrual to the actual payment date) (each such date, a “Dividend Payment Date”). Unless otherwise specified in a resolution of directors, accrued and unpaid dividends shall compound and be added to the Accreted Value in effect immediately prior to each Dividend Payment Date; provided, that, in lieu

5

thereof, such accrued and unpaid dividends may (i) be paid to the holders of Preference Shares in cash or (ii) be paid in cash or compound and be added to the Accreted Value in any combination thereof, in each case as specified in a resolution of directors.

(c)	The Company shall not declare or pay any dividends on, or make any other distributions with respect to or redeem, purchase or otherwise acquire for consideration, any Junior Securities unless and until (i) all accrued and unpaid dividends on the Preference Shares have been paid in full and (ii) prior to the IPO Dividend Date, the affirmative vote or written consent of the holders of a majority of the then outstanding Preference Shares, voting as a separate class, shall have been received; provided, however, that the foregoing limitation shall not apply to any:

(i)	redemption, purchase or other acquisition of Junior Securities in connection with any put or call post-termination rights in any employment contract, benefit plan or other similar arrangement with one or more employees, officers, directors or consultants of the Company or any of its subsidiaries;

(ii)	exchange, redemption, reclassification or conversion of any class or series of Junior Securities for any class or series of Junior Securities; or

(iii)	purchase of fractional interests in any Junior Securities under the conversion or exchange provisions of such Junior Securities or the security being converted or exchanged, or in connection with any combination or reclassification of Junior Securities.

12.	Liquidation Event and Company Sale.

(a)

Liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company (each, a “Liquidation Event”), after satisfaction of all liabilities and obligations to creditors of the Company and before any distribution or payment shall be made to holders of any Junior Securities, each holder of Preference Shares shall be entitled to receive, out of the assets of the Company or proceeds thereof (whether capital or surplus) legally available therefor, an amount per Preference Share in cash equal to the greater of (i) the sum of (x) the Accreted Value, plus (y) any unpaid dividends on such Preference Share that have accrued since the last Dividend Payment Date through the date of such Liquidation Event or (ii) the aggregate amount payable in such Liquidation Event with respect to the number of Ordinary Shares into which such Preference Share is convertible immediately prior to such Liquidation Event (assuming the conversion of all such Preference Shares in accordance with clause 13) (the greater of subclause (i) or subclause (ii), the “Liquidation Preference”). Holders of Preference Shares shall not be entitled to any

6

other amounts from the Company after they have received the full amounts provided for in this clause 12(a) and will have no right or claim to any of the Company’s remaining assets. If the assets of the Company or proceeds thereof are not sufficient to pay in full the Liquidation Preference payable on the Preference Shares, then such assets, or the proceeds thereof, shall be paid pro rata in accordance with the full respective amounts which would be payable on the Preference Shares if all amounts payable thereon were paid in full.

(b)	Company Sale. No Company Sale shall be consummated unless, prior to any distribution or payment being made to holders of any Junior Securities, each holder of Preference Shares shall be entitled to receive an amount per Preference Share equal to the greater of (i) the sum of (x) the Accreted Value of such Preference Share plus (y) any unpaid dividends on such Preference Share that have accrued since the last Dividend Payment Date through the date of such Company Sale or (ii) the aggregate amount of consideration payable in such Company Sale with respect to the number of Ordinary Shares into which such Preference Share is convertible immediately prior to such Company Sale (assuming the conversion of all such Preference Shares in accordance with clause 13) (the greater of subclause (i) or subclause (ii), the “Sale Payment”). The Sale Payment shall be paid in the same form of consideration and proportion (i.e., in cash and/or other consideration) paid in such Company Sale on the closing date of such Company Sale; provided, however, if such Company Sale is entered into prior to the three year anniversary of the Closing, then the consideration payable to each holder of Preference Shares shall be payable either (i) solely in cash or Liquid Securities, or (ii) solely to the extent holders of Ordinary Shares are receiving securities, other than Liquid Securities in such Company Sale, then each holder of Preference Shares shall have the option of receiving non-Liquid Securities of either the same class received by holders of Ordinary Shares or in the form of Acceptable Securities. The value of any non-cash consideration to be delivered to the holders of Preference Shares in a Company Sale shall be the fair market value of such non-cash consideration (as determined by an independent appraiser selected in good faith by the Board of Directors). Upon receipt of the full amounts provided for in this clause 12(b), the Preference Shares shall be automatically cancelled and the holders of Preference Shares shall not be entitled to any other amounts. If the assets of the Company or proceeds thereof are not sufficient to pay in full the aggregate Sale Payment payable on the Preference Shares, then such assets, or the proceeds thereof, shall be paid pro rata in accordance with the full respective amounts which would be payable on the Preference Shares if all amounts payable thereon were paid in full.

(c)	Notice. Written notice of a Liquidation Event or a Company Sale stating a payment or payments and the place where such payment or payments shall

7

be payable shall be mailed not less than ten (10) days prior to the earliest payment date stated therein to each holder of Preference Shares at such holder’s address as it appears on the transfer books of the Company.

13.	Conversion.

(a)

Optional Conversion. Each holder of Preference Shares shall have the right, at its option, at any time and from time to time, to convert, subject to the terms and provisions of this clause 13, any or all of such holder’s Preference Shares into such number of fully paid and non-assessable Ordinary Shares as is equal to the product of (i) the number of Preference Shares being so converted, multiplied by (ii) the quotient of (x) the Accreted Value, divided by (y) the Preference Share Issue Amount, subject to adjustment as provided in clause 13(f) below (such price in subclause (y), the “Conversion Price” and such quotient in subclause (ii), the “Conversion Ratio”). At the option of the Company, any accrued and unpaid dividends as of the date of conversion in respect of the Preference Shares being converted shall (i) be added to the Accreted Value, (ii) be paid in cash to the holder of such Preference Shares or (iii) be paid in cash or added to the Accreted Value in any combination thereof. For the avoidance of doubt, for purposes of calculating the Conversion Ratio, the Accreted Value of the Preference Shares that are being converted shall include the amount of any dividends which have been accreted, compounded and added to the Preference Share Issue Amount pursuant to clause (b) of the definition of “Accreted Value” through the last Dividend Payment Date. Such conversion right shall be exercised by the surrender of certificate(s) evidencing the Preference Shares to be converted to the Company at any time during usual business hours at its principal place of business (or such other office or agency of the Company as the Company may designate by notice in writing to the holders of Preference Shares), accompanied by written notice that the holder elects to convert such Preference Shares and specifying the name or names (with address) in which a certificate or certificates for Ordinary Shares are to be issued and (if so required by the Company) by a written instrument or instruments of transfer in form reasonably satisfactory to the Company duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to clause 13(1) below. All certificates evidencing Preference Shares surrendered for conversion shall be delivered to the Company for cancellation and cancelled by it. As promptly as practicable after the surrender of any Preference Shares, the Company shall (subject to compliance with the applicable provisions of federal and state securities Laws) deliver to the holder of such Preference Shares so surrendered, certificate(s) evidencing the number of fully paid and non-assessable Ordinary Shares into which such Preference Shares are entitled to be converted. Upon registration in the register of members of the Company (which shall be subject to surrender of such share

8

certificates) to reflect the conversion, the person in whose name any certificate(s) for Ordinary Shares shall be issuable upon such conversion shall be the holder of record of such Ordinary Shares on such date, notwithstanding that the certificates evidencing such Ordinary Shares shall not then be actually delivered to such person.

(b)	Automatic Conversion.

(i)	Upon the earlier of (x) immediately prior to the consummation of a Qualified IPO and (y) the receipt of the approval of the holders of 66 2/3% of the then outstanding Preference Shares (each an (“Automatic Conversion Date”), all of the Preference Shares shall be automatically converted into the number of fully paid and non-assessable Ordinary Shares equal to the product of (1) the number of Preference Shares being converted, multiplied by (2) the Conversion Ratio calculated as of the date of such automatic conversion and the register of members of the Company shall be updated to reflect the conversion. At the option of the Company, any accrued and unpaid dividends as of the Automatic Conversion Date in respect to the Preference Shares being converted shall (i) be added to the Accreted Value, (ii) be paid in cash to the holder of such Preference Shares or (iii) be paid in cash or added to the Accreted Value in any combination thereof. For the avoidance of doubt, for purposes of calculating the Conversion Ratio in connection with any automatic conversion, the Accreted Value of the Preference Shares that are being converted shall include the amount of any dividends which have been accreted, compounded and added to the Preference Share Issue Amount pursuant to clause (b) of the definition of “Accreted Value” through the last Dividend Payment Date.

(ii)

Immediately upon conversion as provided in clause 13(b)(i), each holder of Preference Shares shall be registered in the Company’s register of members as the holder of record of the Ordinary Shares issuable upon conversion of such holder’s Preference Shares, notwithstanding that certificates evidencing the Ordinary Shares shall not then actually be delivered to such person. Upon written notice and instructions from the Company, each holder of Preference Shares so converted shall promptly surrender to the Company at its principal place of business (or at such other office or agency of the Company as the Company may designate by such notice to the holders of Preference Shares) certificates representing the Preference Shares so converted. As promptly as practicable after such conversion, the Company shall deliver to the holder of such Preference Shares so surrendered, certificate(s) evidencing

9

the number of fully paid and non-assessable Ordinary Shares into which such Preference Shares are entitled to be converted.

(c)	Conversion mechanics.

(i)	All conversions of Preference Shares to Ordinary Shares pursuant to this clause 13 shall be effected by the Company by way of repurchase by the Company of the Preference Shares in consideration for the simultaneous issue of Ordinary Shares, credited as fully paid.

(ii)	Any conversion of Preference Shares to Ordinary Shares pursuant to this clause 13 shall be deemed to be effected (a) in the event of a voluntary conversion pursuant to clause 13(a), at the time that the registrar of the Company registers the conversion in the Company’s register of members following written notice of the conversion having been provided to the registrar of the Company and (b) in the event of an automatic conversion of all of Preference pursuant to clause 13(b), at the time that the registrar of the Company registers the conversion in the Company’s register of members which time shall be the Automatic Conversion Date.

(d)	Termination of Rights. On the date of an optional conversion pursuant to clause 13(a) or of an automatic conversion pursuant to clause 13(b)(i), all rights with respect to the Preference Shares so converted, including the rights, if any, to receive notices and vote, shall terminate, except only the rights of holders thereof to (i) receive certificates for the number of Ordinary Shares into which such Preference Shares have been converted, and (ii) exercise the rights to which they are entitled as holders of Ordinary Shares. No holder of Preference Shares whose Preference Shares have been converted pursuant to clause 13(a) or clause 13(b)(i) shall be entitled to any further accrual of dividends in respect of such converted Preference Shares.

(e)	No Fractional Shares. No fractional shares or securities representing fractional Ordinary Shares shall be issued upon conversion of the Preference Shares. Any fractional interest in Ordinary Shares resulting from conversion of the Preference Shares shall be paid in cash (computed to the nearest cent) equal to such fraction multiplied by the fair market value per Ordinary Share as determined by the Board of Directors in good faith. If more than one certificate evidencing Preference Shares is surrendered for conversion at one time by the same holder, the number of full Ordinary Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of the Preference Shares so surrendered for conversion.

10

(f)	Antidilution Adjustments. The Conversion Price and the Conversion Ratio shall be subject to adjustment as follows:

(i)	Division or Combination of Ordinary Shares. In the event that the Company shall at any time or from time to time, prior to conversion of Preference Shares effect a division or combination of shares in respect of the outstanding Ordinary Shares, then, and in each such case, the Conversion Price and/or the Conversion Ratio in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Company) so that the holder of any Preference Share thereafter surrendered for conversion shall be entitled to receive the number of Ordinary Shares that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such Preference Share been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this clause 13(f)(i) shall become effective retroactively to the close of business on the day upon which such corporate action becomes effective. No adjustments shall be made under this Section 13(f) in respect of any dividends (or any other distribution) paid in accordance with clause 11.

(ii)	Certain Dilutive Issuances of Ordinary Shares or Ordinary Share Equivalents.

(w)

If the Company shall at any time or from time to time prior to conversion of Preference Shares, issue or sell any Ordinary Shares or any security or obligation which is by its terms, directly or indirectly, convertible, exchangeable or exercisable into or for Ordinary Shares and any option, warrant or other subscription or purchase right with respect to Ordinary Shares or such security or obligation (“Ordinary Share Equivalents”) at a price per Ordinary Share (the “New Issue Price”) that is less than the Conversion Price as of the record date or Issue Date (as defined below), as the case may be (the “Relevant Date”) (treating the New Issue Price, in the case of the issuance of any Ordinary Share Equivalent, as equal to (A) the sum of the price for such Ordinary Share Equivalent plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such Ordinary Share Equivalent, divided by (B) the number of Ordinary Shares initially underlying such Ordinary Share Equivalent) (other than (1) issuances or sales of Ordinary Shares for which an adjustment is made in connection with a division or combination or

11

reclassification of Ordinary Shares pursuant to clause 13(f)(i) and (2) issuances in connection with an Excluded Transaction), then, and in each such case, the Conversion Price then in effect shall be adjusted by multiplying the Conversion Price in effect on the day immediately prior to the Relevant Date by a fraction (i) the numerator of which shall be the sum of (1) the number of outstanding Ordinary Shares (assuming the conversion, exchange and exercise of all Ordinary Share Equivalents) on the Relevant Date, plus (2) the number of Ordinary Shares which the aggregate consideration received by the Company for the total number of such additional Ordinary Shares so issued would purchase at the Conversion Price on the Relevant Date (or, in the case of Ordinary Share Equivalents, the number of Ordinary Shares which the aggregate consideration received by the Company upon the issuance of such Ordinary Share Equivalents and receivable by the Company upon the conversion, exchange or exercise of such Ordinary Share Equivalents would purchase at the Conversion Price on the Relevant Date) and (ii) the denominator of which shall be the sum of the number of outstanding Ordinary Shares (assuming the conversion, exchange and exercise of all Ordinary Share Equivalents) on the Relevant Date, plus the number of additional Ordinary Shares issued or to be issued (or, in the case of Ordinary Share Equivalents, the maximum number of Ordinary Shares into which such Ordinary Share Equivalents initially may convert, exchange or be exercised).

(x)	Such adjustment shall be made whenever such Ordinary Shares or Ordinary Share Equivalents are issued, and shall become effective retroactively (A) in the case of an issuance to the members, as such, to a date immediately following the close of business on the record date for the determination of members entitled to receive such Ordinary Shares or Ordinary Share Equivalents and (B) in all other cases, on the date of such issuance (the “Issue Date”); provided, however, that the determination as to whether an adjustment is required to be made pursuant to this clause 13(f)(ii) shall only be made upon the issuance of such Ordinary Shares or Ordinary Share Equivalents, and not upon the issuance of any security into which the Ordinary Share Equivalents convert, exchange or may be exercised.

12

(y)	In case at any time any Ordinary Shares or Ordinary Share Equivalents shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Company in connection therewith. In case any Ordinary Shares or Ordinary Share Equivalents shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair market value of such consideration, without deduction therefrom of any expenses incurred or any placement agent fees, any underwriting commissions or concessions or discounts paid or allowed by the Company in connection therewith, as determined in good faith by the Board of Directors.

(z)	If any Ordinary Share Equivalents (or any portions thereof) which shall have given rise to an adjustment pursuant to this clause 13(f)(ii) shall have expired or terminated without the exercise thereof and/or if by reason of the terms of such Ordinary Share Equivalents there shall have been an increase or increases, with the passage of time or otherwise, in the price payable upon the exercise or conversion thereof, then the Conversion Price hereunder shall be readjusted (but to no greater extent than originally adjusted) in order to (A) eliminate from the computation any additional Ordinary Shares corresponding to such Ordinary Share Equivalents as shall have expired or terminated, (B) treat the additional Ordinary Shares, if any, actually issued or issuable pursuant to the previous exercise of such Ordinary Share Equivalents as having been issued for the consideration actually received and receivable therefor and (C) treat any of such Ordinary Share Equivalents which remain outstanding as being subject to exercise or conversion on the basis of such exercise or conversion price as shall be in effect at the time.

(iii)

Other Changes. In case the Company at any time or from time to time, prior to the conversion of Preference Shares, shall take any action affecting the Ordinary Shares similar to or having an effect similar to any of the actions described in any of clauses 13(f)(i) or (ii) above or clause 13(i) below (but not including any action described in any such clause) and the Board of Directors in good faith determines that it would be equitable in the circumstances to adjust the Conversion Price or the Conversion Ratio as a result of

13

such action, then, and in each such case, the Conversion Price or the Conversion Ratio (as applicable) shall be adjusted in such manner and at such time as the Board of Directors in good faith determines would be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of Preference Shares).

(iv)	No Adjustment. Notwithstanding anything herein to the contrary, no adjustment under this clause 13(f) need be made to the Conversion Price or the Conversion Ratio if the Company receives written notice from holders of a majority of the then outstanding Preference Shares that no such adjustment is required.

(g)	Abandonment. If the Company shall take a record of the holders of Ordinary Shares for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to such holders legally abandon its plan to pay or deliver such dividend or distribution, then no adjustment in the Conversion Price or the Conversion Ratio shall be required by reason of the taking of such record.

(h)	Certificate as to Adjustments. Upon any adjustment in the Conversion Price or the Conversion Ratio, the Company shall within a reasonable period (not to exceed twenty (20) Business Days) following any of the foregoing transactions deliver to each holder of Preference Shares a certificate, signed by the Chief Financial Officer of the Company, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Price or Conversion Ratio then in effect following such adjustment.

(i)

Reorganization; Reclassification. In case of any merger or consolidation of the Company (other than a Company Sale) or any capital reorganization, reclassification or other change of outstanding Ordinary Shares (other than (i) a change in par value, or from par value to no par value, or from no par value to par value or (ii) a transaction for which an adjustment is made in connection with clause 13(f)(i) or clause 13(f)(ii)) in each case as a result of which the Ordinary Shares would be converted into, or exchanged for, stock, other securities, other property or assets (each, a “Transaction”), then, at the effective time of the Transaction, the right to convert each Preference Share shall be changed into a right to convert such Preference Share into the kind and amount of shares of stock, other securities or other property or assets that a holder of Preference Shares would have received in respect of the Ordinary Shares issuable upon conversion of such Preference Shares immediately prior to such Transaction. In the event that holders of Ordinary Shares have the opportunity to elect the form of consideration to be received in the

14

Transaction, the Company shall make adequate provision whereby the holders of Preference Shares shall have a reasonable opportunity to determine the form of consideration into which all of the Preference Shares, treated as a single class, shall be convertible from and after the effective date of the Transaction.

(j)	Notices. In the event (i) that the Company authorizes the granting to the holders of Ordinary Shares rights or warrants to subscribe for or purchase any shares of Equity Securities of any class or of any other rights or warrants, (ii) of any Transaction, or (iii) of a Qualified IPO or a Company Sale, then the Company shall mail to each holder of Preference Shares at such holder’s address as it appears on the transfer books of the Company, as promptly as possible but in any event at least ten (10) Business Days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants or, if a record is not to be taken, the date as of which the holders of Ordinary Shares of record to be entitled to such dividend, distribution or granting of rights or warrants are to be determined, or (B) the date on which such Transaction, Qualified IPO or Company Sale is expected to become effective and, if applicable, the date as of which it is expected that holders of Ordinary Shares of record shall be entitled to exchange their Ordinary Shares for shares of stock or other securities or property or cash deliverable upon such Transaction, Qualified IPO or Company Sale.

(k)	Reservation of Ordinary Shares. The Company shall at all times reserve and keep available for issuance upon the conversion of Preference Shares, such number of its authorized but unissued Ordinary Shares as will from time to time be sufficient to permit the conversion of all outstanding Preference Shares, and shall take all action to increase the authorized number of Ordinary Shares if at any time there shall be insufficient authorized but unissued Ordinary Shares to permit such reservation or to permit the conversion of all outstanding Preference Shares; provided, that the holders of Preference Shares vote such Preference Shares in favor of any such action that requires a vote of members.

(1)

No Conversion Tax or Charge. The issuance or delivery of certificates for Ordinary Shares upon the conversion of Preference Shares shall be made without charge to the converting holder of Preference Shares for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities evidenced thereby, and such certificates shall be issued or delivered in the respective names of, or (subject to compliance with the applicable provisions of applicable securities Laws) in such names as may be directed by, the holders of the Preference Shares converted; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in

15

the issuance and delivery of any such certificate in a name other than that of the holder of the Preference Shares converted, and the Company shall not be required to issue or deliver such certificate unless or until the person or persons requesting the issuance or delivery thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

14.	Redemption. Subject to this Memorandum of Association and the Articles of Association, the Preference Shares shall, only with the consent of the holder thereof, be subject to redemption, purchase or acquisition by the Company for fair value.

15.	Voting Rights. In addition to the voting rights to which the holders of Preference Shares are entitled under or granted by Law, each holder of Preference Shares shall be entitled to notice of any members’ meeting in accordance with this Memorandum of Association and the Articles of Association and shall be entitled to vote, on all matters with respect to which the issued and outstanding Ordinary Shares may be voted, the number of votes equal to the number of Ordinary Shares into which such holder’s Preference Shares could be converted on the record date for determination of the holders of Ordinary Shares entitled to vote on such matters, or, if no such record date is established, on the date such vote is taken or any written consent of holders of Ordinary Shares is solicited, such votes to be counted together with all other shares of the Company having general voting power and not counted separately as a class.

16.	Springing Board Seat. If a Qualified IPO is not consummated on or prior to March 31, 2012, the holders of Preference Shares, as a class, shall have the right to designate, by approval of holders of a majority of the outstanding Ordinary Shares held by such holders of Preference Shares (assuming all Preference Shares are converted into Ordinary Shares), one member of the Board of Directors (or similar body, including any committee that acts on behalf of the Board pursuant to an express delegation of the Board of Director’s powers) until immediately prior to the consummation of a Qualified IPO; provided that if the holders of Preference Shares, as a class, are unable to attain the approval of a majority of the outstanding Ordinary Shares held by the holders of Preference Shares (assuming all Preference Shares are converted into Ordinary Shares) to designate such member to the Board of Directors (or similar body, including any executive committee that acts on behalf of the Board of Directors pursuant to an express or implied delegation of the Board of Directors’ powers), then within 14 days of March 31, 2012, the holder of the largest number of Preference Shares shall have the right in its sole discretion to designate such member to the Board of Directors on behalf of the holders of Preference Shares.

16

DESIGNATIONS, POWERS, PREFERENCES, ETC. OF ORDINARY SHARES

17.	Dividends. Subject to this Memorandum of Association, the articles of association annexed hereto (the “Articles of Association”), including clauses 10 and 11 herein, and the prior rights of holders of classes of Equity Securities of the Company having prior rights as to dividends, the holders of Ordinary Shares shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Company legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

18.	Liquidation. Subject to this Memorandum of Association and the Articles of Association, including clause 12(a) herein, and the prior rights of holders of classes of Equity Securities of the Company having prior rights as to a Liquidation Event, upon the occurrence of a Liquidation Event each holder of Ordinary Shares shall be entitled to receive a distribution in respect of its Ordinary Shares from the remaining assets of the Company or the proceeds of such Liquidation Event (whether capital or surplus) legally available for distribution, in an amount equal to the aggregate amount of such assets or proceeds available for distribution to all holders of Ordinary Shares, multiplied by the quotient of (i) the number of Ordinary Shares held by such holder as of such time, divided by (ii) the total number of Ordinary Shares issued and outstanding as of such time.

19.	Redemption. Subject to this Memorandum of Association and the Articles of Association, Ordinary Shares shall, only with the consent of the holder thereof, be subject to redemption, purchase or acquisition by the Company for fair value.

20.	Voting Rights.

(a)	Each holder of Ordinary Shares shall be entitled to notice of any members’ meeting and shall be entitled to vote upon such matters and in such manner as provided in this Memorandum of Association and the Articles of Association.

(b)	Subject to clause 16 above, the holders of Ordinary Shares shall at all other times vote together as one class with the holders of Preference Shares on all matters submitted to a vote or for the written consent of the members. Members holding Ordinary Shares that were not previously converted from Preference Shares to such Ordinary Shares in accordance with the conversion rights of this Memorandum shall not have a right to vote in relation to the matters referred to in clause 16 above.

(c)	Each holder of Ordinary Shares shall be entitled to one (1) vote for each Ordinary Share held as of the applicable date on any matter that is submitted to a vote or for the written consent of the members.

17

(e)	Equal Status. Ordinary Shares shall have the same rights and privileges and rank equally, share ratably and be identical in all respects to all matters.

REGISTERED SHARES

21.	Shares may be issued as registered shares only.

22.	Registered shares shall not be exchanged for bearer shares.

23.	The issue of shares is subject to the Preemptive Rights Restrictions (as set out in the Schedule to this Memorandum entitled “Preemptive Rights”, and which forms part of this Memorandum).

TRANSFER OF REGISTERED SHARES

24.	Registered shares in the Company may be transferred subject to the Share Transfer Restrictions and the provisions relating to the transfer of shares set forth in the Articles of Association.

AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION

25.	Subject to the Consent Rights Matters of the Articles of Association, the Company may amend its Memorandum of Association and Articles of Association by a resolution of members or by a resolution of directors.

DEFINITIONS

26.	Words used in this Memorandum of Association and not defined herein shall have the respective meanings ascribed to them in the Articles of Association.

[remainder of page left intentionally blank]

18

We, Offshore Incorporations Limited, of P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands for the purpose of incorporating an International Business Company under the laws of the British Virgin Islands hereby subscribe our name to this Memorandum of Association the 1st day of July, 2002.

SUBSCRIBER	Offshore Incorporations Limited

(Sd.) E.T. POWELL Authorised Signatory

in the presence of: WITNESS
(Sd.) Fandy Tsoi 9/F Ruttonjee House 11 Duddell Street, Central Hong Kong Production Supervisor

SCHEDULE

Article I

Preemptive Rights

1.	Preemptive Rights

(a)	If the Company or any of its subsidiaries proposes to issue, offer, sell or otherwise Transfer to any person (i) Equity Securities in the Company or such subsidiary, or (ii) any rights to subscribe for or purchase pursuant to any option or otherwise any Equity Securities of the Company or any of its subsidiaries, in each case except as provided in Section 2 (each, a “New Issuance”), or enter into any contracts relating to a New Issuance, the Company shall provide written notice to each member of such proposed New Issuance at least fifteen (15) Business Days in advance of the anticipated issuance date (the “New Issuance Notice”), which shall set forth the identity of the proposed purchaser, the number of Equity Securities proposed to be offered (the “Offered Securities”), the cash purchase price per security (the “Offering Price”), the anticipated issuance date and the other material terms and conditions of such New Issuance. Each member shall have the right to purchase for cash up to its Pro Rata Share of the Offered Securities (which, in the case of a New Issuance by a subsidiary of the Company shall be determined on a look-through basis, based on its indirect percentage of the outstanding common shares of such subsidiary), at the price per security and otherwise on the same terms and conditions as such New Issuance.

(b)	A member may elect to exercise its preemptive rights with respect to such New Issuance by delivering an irrevocable written notice (a “Section 1 Notice”) to the Company within ten (10) Business Days after the date the New Issuance Notice is delivered, setting forth the maximum percentage of the Offered Securities that such member desires to hold following the consummation of the New Issuance. If a member does not deliver a Section 1 Notice in accordance with this Section 1, then such member shall be deemed to have elected not to exercise its preemptive rights with respect to such New Issuance. For purposes of this Article I, an exercising member may allocate its portion of the Offered Securities among one or more of its Affiliates at the discretion of such exercising member.

(c)

At least three (3) Business Days prior to the consummation of any New Issuance, the Company shall provide written notice to each electing member, which shall set forth the actual issuance date (determined in accordance with the following sentence) and such electing member’s Pro Rata Share or such lesser percentage set forth in such member’s Section 1 Notice. For purposes of clarity, if the Company or any of its Subsidiaries consummates such New Issuance and the total number of Offered

Securities to be sold is less than the number set forth in the New Issuance Notice, then each electing member shall purchase such electing member’s Pro Rata Share or such lesser percentage set forth in such member’s Section 1 Notice based on such reduced number of Offered Securities. Any New Issuance shall be consummated on the later of (a) the proposed issuance date for such New Issuance set forth in the New Issuance Notice and (b)the fifth (5th) Business Day following the date on which all regulatory and governmental licenses, registrations, approvals and consents required for the New Issuance are received and all applicable waiting periods have expired or been waived or terminated (provided, however, that the Company and the electing members shall each use their commercially reasonable efforts to obtain such licenses, registrations, approvals or consents). If any of the members fails to exercise its preemptive rights under this Section 1 or elects to exercise such rights with respect to less than such member’s full Pro Rata Share (the difference between such member’s Pro Rata Share and the number of Offered Securities for which such member exercised its preemptive rights under this Section 1, the “Excess Shares”), any participating member electing to exercise its rights with respect to its full Pro Rata Share (a “Fully Participating Member”) shall be entitled to purchase from the Company an additional number of Offered Securities up to the aggregate number of Excess Shares, provided that such Fully Participating Member shall only be entitled to purchase up to that number of Excess Shares equal to the lesser of (i) the number of Excess Shares it has elected to purchase and (ii) the number of Excess Shares equal to the product of (A) the number of Excess Shares and (B) the quotient obtained by dividing (1) the total number of Ordinary Shares then owned by such Fully Participating Member by (2) the total number of Ordinary Shares then owned by all Fully Participating Members exercising their rights pursuant to this sentence (assuming the conversion of all Preference Shares held by the Fully Participating Members into Ordinary Shares in each of clauses (1) and (2) above).

(d)

If the members do not elect to purchase all of the Offered Securities in accordance with this Section 1, then the Company may, within 90 days from the date of delivery of the New Issuance Notice, offer, sell or otherwise Transfer any remaining portion of the Offered Securities to any Person or Persons at a price or prices equal to or greater than the Offering Price and on other terms and conditions not more favorable in the aggregate to the other purchasers than those set forth in the New Issuance Notice. If more than 90 days elapse from the date of delivery of the New Issuance Notice without the consummation of such Transfer of the remaining portion of the Offered Securities, the Company’s right to consummate such Transfer shall expire and the Company shall be required to comply with the procedures set forth in this Section 1 prior to offering, selling or otherwise transferring to any Person the Offered Securities. The election by a member not to exercise its preemptive rights under this

21

Section 1 in any one instance shall not affect its right (other than in respect of a reduction in its Pro Rata Share) as to any future New Issuances under this Section 1.

(e)	Any New Issuance without first giving the members the rights described in this Section 1 shall be void ab initio and of no force and effect. The preemptive rights of a member hereunder may not be transferred, sold, assigned or otherwise disposed of, except to a Permitted Transferee of such member, and any purported disposition in violation hereof shall be void and of no force or effect.

(f)	There shall be no liability on the part of the Company, the Board of Directors or any member if a New Issuance is not consummated for whatever reason. For the avoidance of doubt, the determination of whether to effect a New Issuance shall be in the sole and absolute discretion of the Board of Directors.

(g)	Notwithstanding anything to the contrary contained herein, the preemptive rights of the members under this Section 1 shall be deemed satisfied with respect to any issuance of Offered Securities if within thirty (30) days following the sale of any Offered Securities by the Company to one or more Persons who are not, in each case, a holder of at least 3% of the outstanding Ordinary Shares (assuming the conversion of all Preference Shares into Ordinary Shares) or an Affiliate of such holder (each, an “Initial Purchaser”), the Company offers to sell to each member on the same terms (including the price per share) as the Initial Purchasers purchased such Offered Securities the number of Offered Securities which each member (other than any Initial Purchasers) would have been entitled to purchase with respect to such issuance of Offered Securities pursuant to Section 1(a).

2.	Exempt Issuances

The provisions of Section 1 shall not apply to issuances of securities:

(a)	in connection with the Restructuring;

(b)	pursuant to the Subscription Agreement in connection with the Offering or any offering of Preference Shares pursuant to Section 5(j) of the Subscription Agreement;

(c)	pursuant to the exercise of any member’s preemptive rights under Section 1;

(d)	to officers, employees or directors of, or individuals who are consultants to, the Company or its subsidiaries pursuant to any compensation arrangement adopted from time to time, profit sharing, option or other equity incentive plans (including any employee share ownership plan)

22

approved by the Board of Directors and Equity Securities issued upon exercise of such options or rights or otherwise issued pursuant to such plans, provided that such issuance shall not exceed (i) the number of shares for which options may be granted under the Amended and Restated Michael Kors (USA), Inc. Stock Option Plan plus (ii) 2,500,000 shares (in each case, as appropriately adjusted from time to time for any share split, reclassification, subdivision or recapitalization or any share dividend, or any corporate restructuring or reorganization), in the aggregate;

(e)	to third-party service providers or other third-party business partners who are not Affiliates of the Company or any member holding at least 3% of the outstanding Ordinary Shares (assuming the conversion of all Preference Shares into Ordinary Shares), in each case, for bona fide commercial purposes and on an arm’s length basis, provided that such issuance shall not exceed 2,500,000 shares (in each case, as appropriately adjusted from time to time for any share split, reclassification, subdivision or recapitalization or any share dividend, or corporate restructuring or reorganization) in the aggregate;

(f)	as consideration for the acquisition of another person who is not an Affiliate of the Company or any member holding at least 3% of the outstanding Ordinary Shares (assuming the conversion of all Preference Shares into Ordinary Shares), by the Company by consolidation, merger, purchase of all or substantially all of the assets or other reorganization in which the Company acquires one or more divisions or lines of business or all or substantially all of the assets of such other person or 50% or more of the voting power or equity ownership of such other person;

(g)	(i) pursuant to a Public Offering or (ii) in connection with any debt financing by the Company or any of its Subsidiaries with a person who is not an Affiliate of the Company or any member holding at least 3% of the outstanding Ordinary Shares (assuming the conversion of all Preference Shares into Ordinary Shares);

(h)	in connection with the conversion, exchange or exercise of any Equity Securities (including, for the avoidance of doubt, the conversion of Preference Shares into Ordinary Shares) in accordance with their applicable terms (it being understood that nothing in this clause (h) shall affect the applicability of this Article I to the issuance of any such Equity Securities);

(i)	in connection with any share split, reclassification, subdivision or recapitalization or any share dividend, or any corporate restructuring or reorganization, in each case approved by the Board of Directors, and whereby such securities are distributable on a pro rata basis to all members; or

23

(j)	by a subsidiary of the Company to the Company or a wholly owned direct or indirect subsidiary of the Company;

provided, that in no event shall the total number of shares issued pursuant to clause (d)(ii), (e), (f) and (g) above exceed 5,000,000 shares (as appropriately adjusted from time to time for any share split, reclassification, subdivision or recapitalization or any share dividend, or any corporate restructuring or reorganization), in the aggregate).

24

Article II

Transfer

1.	General Restrictions. Except as otherwise permitted in this Article II, prior to the earlier of (a) the consummation of an IPO, (b) the consummation of a Company Sale, (c) a liquidation, winding-up or dissolution of the Company and (d) the third (3rd) anniversary of the Closing, no member shall Transfer all or any portion of its shares, or rights with respect to its shares; it being understood that any such Transfer not in accordance with this Section 1 or the remainder of this Article II will be deemed to constitute a Transfer by such member in violation of this Article II, shall be void ab initio and the Company shall not recognize any such Transfer. This Article II shall not apply to any shares sold pursuant to the Subscription Agreement in connection with the Offering.

2.	Permitted Transfers. Subject to Section 3, the provisions of Section 1 shall not apply to the following Transfers of shares by a member (each of which shall be deemed to constitute a “Permitted Transfer,” and each Transferee of a Permitted Transfer of shares under clause (a) through (g) are referred to herein as a “Permitted Transferee”):

(a)	any Transfer of shares by a member to an Affiliate of such member (provided, that such Affiliate remains an Affiliate of the transferring member immediately after such Transfer and such transferring member remains, jointly and severally with the Affiliate Transferee, responsible for any and all obligations and liabilities under this Article II);

(b)	in the case of a member who is an individual, any Transfer of shares by such member to (i) the spouse or children (whether lineal or adopted) of such member (each, a “Family Member”) or (ii) any trust or similar estate planning entity established for the sole benefit of a Family Member (a “Permitted Trust”) (provided, however, that each such Permitted Trust shall provide that all of the beneficial interests therein are held by a Family Member and that the voting, managerial and operational control of such Permitted Trust remains solely with such member who establishes the Permitted Trust until the death or incapacity of such member);

(c)	any Transfer of shares by a member who is a senior executive of the Company or any of its Subsidiaries (or by such member’s estate or applicable beneficiary in the event of such member’s death) to (i) the Company or any of its Subsidiaries (ii) any of the Existing Members, their respective Affiliates or, with respect to any Existing Member who is an individual, such Existing Member’s Family Members or Permitted Trusts, or (iii) any third party, in each case pursuant to post-termination rights set forth in such senior executive’s employment contract with the Company or any of its Subsidiaries, as applicable (an “Executive Transfer”);

(d)	any Transfer of shares by a member in connection with any tender or exchange offer, merger, consolidation, amalgamation, recapitalization or other form of business combination involving the Company that is available on the same terms to all holders of Ordinary Shares (including all Ordinary Shares issuable upon conversion of the Preference Shares) and approved by the Board of Directors;

(e)	any Transfer of shares by a member consented to by the Board of Directors, if any, which consent shall be granted or withheld in the Board of Directors’ sole discretion; provided, that such Transfers shall be subject to rights of first offer in favor of the Company and the other members consistent with the procedures set forth in Section 5 (Rights of First Offer) and Tag-Along Rights in favor of the New Members consistent with the procedures set forth in Section 6 (Tag-Along Rights); provided, further, that neither Michael Kors (for purposes of this Section 2(e) only, Michael Kors shall be deemed to include any Permitted Transferee of Michael Kors under Section 2(a) and (b)) nor John Idol (for purposes of this Section 2(e) only, John Idol shall be deemed to include any Permitted Transferee of John Idol under Section 2(a) and (b)) shall effect any Transfers under this Section 2(e) if such Transfer (together with all other Transfers made by such person under this Section 2(e)) results in Michael Kors or John Idol, as the case may be, holding less than 80% of the shares held by such person on the date of the Shareholders Agreement on a fully diluted basis (assuming the exercise of all stock options); provided, further, that nothing contained in this Section 2(e) shall prohibit Michael Kors or John Idol from participating in a Tag-Along Sale or Drag-Along Sale in accordance with the provisions of (i) Section 6 (Tag-Along Rights) and (ii) Section 7 (Drag-Along Rights);

(f)	any Transfer of shares by a member subject to, or in accordance with, the provisions of (i) Section 6 (Tag-Along Rights) or (ii) Section 7 (Drag-Along Rights);

(g)	any Transfer of Shares by a member in the IPO;

(h)	any Transfer of Shares by an member pursuant to Section 5(j) of the Subscription Agreement; or

(i)

any Transfer of shares by a New Member that purchased at least 1,628,528 Preference Shares in the Offering if (i) such Transfer is made to a mutual fund, pension plan or other passive institutional investor which, to the knowledge of such New Member, typically makes investments in persons in the ordinary course of business for investment purposes only and not with the purpose or effect of changing or influencing the control of such person, (ii) such Transfer (A) does not cause the Company to become a reporting company under the Exchange Act and (B) does not increase the number of record and beneficial owners of shares to be more than 150

26

persons as a result of such Transfer, (iii) as a result of such Transfer, no person would have (together with its Affiliates) beneficial or record ownership of 50% or more of the outstanding Preference Shares or more than 50% of the Ordinary Shares for which the Preference Shares may be converted (other than to the extent such Transfer is made to person that is a member on the date of the Shareholders Agreement) and (iv) such Transfer is subject to the rights of first offer in favor of the Company and the other members consistent with the procedures set forth in Section 5 (Rights of First Offer); it being understood that notwithstanding anything contained in Section 5.3 of the Shareholders Agreement to the contrary, any Transfer made pursuant to this Section 2(i) shall not Transfer any board observer rights but shall instead Transfer the right, to the extent the transferee meets the requirements of the first sentence of Section 5.3(b) of the Shareholders Agreement, to receive copies of all materials and information provided to the members of the Board of Directors (whether in connection with a meeting, an action by written consent or otherwise), including an annual budget and business plan and any multi-year budget or business plan. Shares purchased in the Offering by New Members that are Advised Accounts and have a common or Affiliated investment adviser shall be aggregated for purposes of determining whether such New Member has met the threshold regarding Preference Shares purchased in the Offering.

3.	Conditions to Transfers. In addition to all other terms and conditions contained in this Article II and the Shareholders Agreement, no Transfers (including, for the avoidance of doubt, any Transfers made after the third (3rd) anniversary of the Closing) shall be completed or effective for any purpose unless the following conditions are satisfied:

(a)	prior thereto:

(i)	the Transferor shall have provided to the Company, (x) at least ten (10) Business Days’ prior notice of such Transfer, (y) a certificate of the Transferor, delivered with such notice, containing a statement that such Transfer is permitted under this Article II, and (z) such other information and documents as may be reasonably requested by the Company in order for it to determine whether such Transfer is permitted under this Article II;

(ii)

the Transferee shall have executed and delivered to the Company a written undertaking substantially in the form required under the Shareholders Agreement, pursuant to which such Transferee agrees (x) to be bound by the terms and conditions of the Shareholders Agreement and (y) that the shares acquired by it shall be subject to the terms of the Shareholders Agreement, and the Transferee shall furnish copies of all share certificates effecting the Transfer and

27

such other certificates, instruments and documents as the Company may request; and

(iii)	all necessary third party consents to the Transfer shall have been obtained;

(b)	such Transferee is not a competitor of the Company and its subsidiaries, as determined in the reasonable discretion of the Board of Directors; provided that any private equity fund or other financial investor shall not be deemed to be a competitor of the Company;

(c)	such Transfer would not violate the Securities Act or any state securities or “blue sky” Laws applicable to the Company or the shares to be Transferred;

(d)	such Transfer shall not impose liability or reporting obligations on the Company or any member in any jurisdiction, whether domestic or foreign, or result in the Company or any member becoming subject to the jurisdiction of any Governmental Authority anywhere, other than the Governmental Authorities to which the Company is then subject to such liability, reporting obligation or jurisdiction; and

(e)	such Transfer shall not, in the Board of Directors’ sole discretion, have the effect of requiring the Company to, upon the consummation of such Transfer, register the shares under Section 12(g) of the Exchange Act;

provided, however, that the provisions of (i) Section 3(a) through Section 3(e) shall not apply to a Transfer in connection with a Company Sale, in the IPO or in connection with the liquidation, winding-up or dissolution of the Company and (ii) Section 3(b) shall not apply to an Executive Transfer or a Transfer subject to, or in accordance with, Section 6 (Tag-Along Rights) or Section 7 (Drag-Along Rights).

4.	Effect of Permitted Transfer. Subject to the terms of this Article II and the Shareholders Agreement (including Section 4.1(c) of the Shareholders Agreement), a Permitted Transferee of a member shall be substituted for and shall enjoy the same rights and be subject to the same obligations as the transferring member hereunder with respect to the shares Transferred to such Permitted Transferee.

5	Right of First Offer.

(a)

In the event that any member wishes to Transfer after the third (3rd) anniversary of the Closing or a New Member wishes to Transfer in accordance with Section 2(i) (such member or New Member, a “Transferor”), in one transaction or a series of related transactions, shares to any person, such Transferor, prior to any such Transfer, shall deliver to the Company and the non-Transferring members (collectively, the “ROFO

28

Recipients”) written notice (the “Offer Notice”) stating (i) such Transferor’s intention to effect such a Transfer; (ii) the number of shares proposed to be transferred by the Transferor (the “Transferred Shares”); and (iii) the material terms and conditions of such sale (including the per share purchase price (the “Offer Price”)); and (iv) the proposed effective date of the sale. The failure to provide an Offer Notice shall not relieve such Transferor’s obligations and shall not limit the rights of the Company and the non-Transferring shareholders under this Section 5.

(b)	For a period often (10) Business Days (the “Initial Exercise Period”) after the last date on which the Offer Notice is deemed to have been delivered to the Company and the non-Transferring members, the Company shall have the right to purchase up to all of the Transferred Shares on the same terms and conditions as specified in the Offer Notice and as set forth in this Section 5. In order to exercise its right hereunder, the Company must deliver written notice to such Transferor within the Initial Exercise Period.

(c)	Subject to the limitations of this Section 5(c), if the Company declines to purchase all of the Transferred Shares, then the non-Transferring members shall have the right on a pro-rata basis (assuming the conversion of all Preference Shares) to elect to purchase, during the Initial Exercise Period, up to all of the Transferred Shares after giving effect to those Transferred Shares elected to be purchased by the Company (the “Remaining ROFO Shares”), on the same terms and conditions as specified in the Offer Notice and as set forth in this Section 5. In order to exercise its rights hereunder, such non-Transferring member must provide written notice delivered to the Transferor within the Initial Exercise Period. To the extent the aggregate number of shares that the non-Transferring members desire to purchase (as evidenced in the written notices delivered to such Transferor) exceeds the Remaining ROFO Shares, each non-Transferring member so exercising shall be entitled to purchase the lesser of (x) the number of Remaining ROFO Shares it so elected to purchase and (y) its pro rata share of the Remaining ROFO Shares, which shall be equal to that number of the Remaining ROFO Shares equal to the product obtained by multiplying (x) the number of Remaining ROFO Shares by (y) a fraction, (i) the numerator of which shall be the number of Ordinary Shares held by such non-Transferring member on the date of the Offer Notice and (ii) the denominator of which shall be the number of Ordinary Shares held on the date of the Offer Notice by the non-Transferring member exercising their rights to purchase under this Section 5 (assuming the conversion of all Preference Shares into Ordinary Shares in each of the numerator and the denominator).

(d)

Upon the earlier to occur of (i) the expiration of the Initial Exercise Period or (ii) the time when such Transferor has received written confirmation from the Company or all of the non-Transferring members (if the Company is not purchasing all of the Transferred Shares) regarding its

29

exercise of its right of first offer, the Company and the non-Transferring Members shall be deemed to have made its election with respect to the Transferred Shares. If the Company and/or the non-Transferring members, after following the procedures set forth in Section 5(b) and Section 5(c), elected to acquire all of the Transferred Shares, then within five (5) days after the expiration of the Initial Exercise Period, such Transferor shall give written notice to the Company and each non-Transferring member specifying the number of Transferred Shares that will be purchased by the Company pursuant to Section 5(b) and, if applicable, the number of Transferred Shares that will be purchased by each non-Transferring members pursuant to Section 5(c) (the “ROFO Confirmation Notice”). For purposes of clarity, if the Company and/or the non-Transferring members did not elect to acquire all of the Transferred Shares, then the Company and the non-Transferring members shall not have any right to purchase any Transferred Shares pursuant to this Section 5 and the Transferor shall be free to sell all Transferred Shares to a third party that otherwise meets the requirements of this Article II (including, if applicable, Section 2(i)).

(e)	The purchase price for the Transferred Shares to be purchased by the Company and/or by the non-Transferring members exercising its rights of first offer under this Section 5 will be the Offer Price, in cash, and will be payable as set forth in Section 5(f).

(f)	The Company and the non-Transferring members exercising their rights of first offer under this Section 5 shall effect the purchase of all of the Transferred Shares, including the payment of the purchase price, within twenty (20) Business Days after the delivery of the ROFO Confirmation Notice (the “Right of First Offer Closing”). Payment of the purchase price will be made, at the option of the Transferor, (i) in cash (by check), (ii) by wire transfer or (iii) by cancellation of all or a portion of any outstanding indebtedness of such Transferor to the Company or the non-Transferring members, as the case may be, or (iv) by any combination of the foregoing. At such Right of First Offer Closing, such Transferor shall deliver to either the Company or, if the Company does not elect to purchase all of the Transferred Shares pursuant to Section 5(b), each non-Transferring member exercising its right of first offer, one or more certificates, properly endorsed for transfer, representing such Transferred Shares so purchased.

(g)	This Section Sshall not apply to (i) clauses (a), (b), (c), (d), (f), (g) and (h) of Section 2 (Permitted Transfers) or (ii) Transfers in connection with (A) the consummation of a Company Sale or (B) a liquidation, winding-up or dissolution of the Company.

30

6.	Tag-Along Rights.

(a)	In the event that any of the Existing Members, individually or as a group (the “Selling Members”), shall Transfer, in one transaction or a series of related transactions, any of its or their Ordinary Shares (a “Tag-Along Sale”) to any Person (a “Proposed Purchaser”), each other member (each, a “Tagging Member”) shall have the right and option (“Tag-Along Rights”), but not the obligation, to Transfer up to the Requisite Percentage (as defined below) of its Ordinary Shares in such Tag-Along Sale, on the terms and conditions set forth in this Section 6. For the avoidance of doubt, members may only exercise their Tag-Along Rights under this Section 6 in respect of Ordinary Shares (and not any other securities convertible into or exchangeable or exercisable for Ordinary Shares, including any Preference Shares). Upon the consummation of any Tag-Along Sale which, individually or together with all other related Tag-Along Sales involving a single purchaser or group of purchasers, constitutes a Company Sale, before any distribution or payment shall be made to any Selling Members in connection with such Tag-Along Sale, each Tagging Member holding Preference Shares shall be entitled to receive the Sale Payment for each of its Preference Share being sold or converted in connection with such Tag-Along Sale in accordance with the Memorandum.

(b)	The Selling Members shall notify the Tagging Members in writing of any proposed Tag-Along Sale at least twenty (20) days prior to the anticipated closing date for such proposed Tag-Along Sale (a “Tag-Along Notice”). Any such Tag-Along Notice delivered to the Tagging Members in connection with a proposed Tag-Along Sale shall set forth: (i) the number of Ordinary Shares the Selling Members are selling in connection with such Tag-Along Sale (the “Offered Tag-Along Sale Shares”), (ii) the name and address of the Proposed Purchaser in such Tag-Along Sale, (iii) the material terms and conditions of such proposed Tag-Along Sale (including the per Ordinary Share purchase price and description of any proposed purchase price adjustments) and (iv) the proposed effective date of the proposed Tag-Along Sale.

(c)

Each Tagging Member shall have the right to include in the Tag-Along Sale and the Selling Member shall cause the inclusion in the Tag-Along Sale, upon the terms set forth in the Tag-Along Notice, up to that number of Ordinary Shares equal to a percentage of the total number of Ordinary Shares proposed to be sold by the Selling Members determined by dividing (A) the total number of Ordinary Shares then owned by such Tagging Member by (B) the sum of (x) the total number of Ordinary Shares then owned by all Tagging Members exercising their rights pursuant to this Section 6 and (y) the total number of Ordinary Shares owned by the Selling Members (assuming the conversion of all Preference Shares held by the Tagging Members and the Selling Members into

31

Ordinary Shares in each of clauses (x) and (y)) (the “Requisite Percentage”); provided, that if such calculation yields a fraction of an Ordinary Share, such fraction shall be rounded up to the nearest whole Ordinary Share if such fraction is equal to or greater than 0.5 and rounded down to the nearest whole Ordinary Share if such fraction is less than 0.5. The Tagging Members may exercise the Tag-Along Rights in connection with a Tag-Along Sale described in a Tag-Along Notice by delivery of a written notice to the Selling Members within ten (10) days following receipt of a Tag-Along Notice from such Selling Members. Each Tagging Member shall be deemed to have waived its Tag-Along Rights if it fails to give notice within the prescribed time period.

(d)	In the event that any Tagging Member does not exercise its Tag-Along Rights or elects to exercise its Tag-Along Rights with respect to less than all of its Requisite Percentage (such remaining securities, the “Non-Electing Shares”), each other Tagging Member who has elected to exercise its Tag-Along Rights in full, may elect to sell (in addition to its Requisite Percentage of the number of Ordinary Shares proposed to be sold by the Selling Members) up to the total number of Non-Electing Shares, provided that such Tagging Member shall only be entitled to sell up to that number of Non-Electing Shares equal to the lesser of (i) the number of Non-Electing Shares it has elected to sell and (ii) its pro rata share of Non-Electing Shares, which shall equal to that number of Non-Electing Shares equal to the product of (A) the number of Non-Electing Shares and (B) the quotient obtained by dividing (1) the total number of Ordinary Shares then owned by such Tagging Member by (2) the sum of (x) the total number of Ordinary Shares then owned by all Tagging Members exercising their rights pursuant to this Section 6(d) (excluding the Non-Electing Shares) and (y) the total number of Ordinary Shares owned by the Selling Members (assuming the conversion of all Preference Shares held by the Tagging Members and the Selling Members into Ordinary Shares in each of clauses (x) and (y)). The Selling Members shall attempt to obtain inclusion in the Tag-Along Sale of the entire number of shares which the Selling Members and the Tagging Members electing to exercise Tag-Along Rights desire to have included in the Tag-Along Sale. In the event the Selling Members shall be unable to obtain the inclusion of such entire number of shares in such Tag-Along Sale, the number of shares to be sold in the Tag-Along Sale by each Selling Member and each Tagging Member electing to exercise Tag-Along Rights shall be reduced on a pro rata basis according to the proportion which the number of shares which each such party desires to have included in the sale bears to the total number of shares desired by all such parties to have included in the sale, and the Transfer to the Proposed Purchaser will otherwise proceed in accordance with the terms of this Section 6 and the Tag-Along Notice.

32

(e)	In the event that the Tagging Members shall elect to exercise Tag-Along Rights in connection with a proposed Tag-Along Sale, the Tagging Members shall take, or cause to be taken, all commercially reasonable action, and do, or cause to be done, all things commercially reasonable to consummate and make effective such Tag-Along Sale, including executing any purchase agreement or other certificates, instruments and other agreement required to consummate the proposed Transfer to the Proposed Purchaser and using commercially reasonable efforts to obtain all necessary consents from third parties and take such other actions as may be necessary to effectuate the intent of the foregoing so long as such Selling Members execute the same agreements and other documents on the same terms, provided that:

(i)	a Tagging Member shall not be required to provide representations, warranties, covenants, or agreements other than those individual representations, warranties covenants, or agreements (so long as such Selling Members agree to do the same) related to such Tagging Member’s (A) ownership of and title to the shares it is transferring in such Tag-Along Sale, (B) organization, (C) authority to enter in the Tag-Along Sale and (D) conflicts and consents related to such Tag-Along Sale;

(ii)	any indemnity given by the Selling Members to the purchaser in connection with such Tag-Along Sale applicable to liabilities not specific to the Selling Members shall be apportioned among the Selling Members and the Tagging Members according to the consideration received by each Selling Member and Tagging Member and shall not exceed the lesser of (A) such Selling Member’s or Tagging Member’s (as the case may be) pro rata portion of any such liability, to be determined in accordance with such Selling Member’s or Tagging Member’s (as the case may be) portion of the total value for his, her or its Ordinary Shares included in such Tag-Along Sale or (B) such Selling Member’s or Tagging Member’s (as the case may be) proceeds from the Tag-Along Sale;

(iii)	other than a customary confidentiality covenant, a Tagging Member shall not be obligated to enter into any non-compete, non-solicit or other post-closing covenant that restricts its activities in any way; and

(iv)	a Tagging Member shall not be responsible for breaches of representations, warranties, covenants, or agreements made by any other seller in such Tag-Along Sale with respect to such other seller.

33

Subject to clauses (i) through (iv) above, at the closing of any Tag-Along Sale, the Tagging Members shall deliver to the Proposed Purchaser (A) such instruments of transfer as shall be reasonably requested by the Proposed Purchaser with respect to the Ordinary Shares to be Transferred, against receipt of the purchase price therefor (so long as such Selling Members agree to do the same) and (B) such members’ Ordinary Shares, free and clear of any liens (so long as such Selling Members agree to do the same). At the closing of any proposed Tag-Along Sale, the Proposed Purchaser shall deliver payment (in full in immediately available funds) for the Ordinary Shares purchased by such Proposed Purchaser.

(f)	In connection with any Tag-Along Sale, the Tagging Members shall receive for the sale of their Ordinary Shares a pro rata portion of the aggregate consideration paid by the Proposed Purchaser.

(g)	There shall be no liability on the part of the Board of Directors, the Selling Members or the Company to the Tagging Members or any of their respective Affiliates if any Tag-Along Sale is not consummated for whatever reason. For the avoidance of doubt, the determination of whether to effect a Tag-Along Sale shall be in the sole and absolute discretion of the Selling Members.

(h)	This Section 6 shall not apply to Transfers (i) permitted by clauses (a), (b), (c), (d), (g), (h) and (i) of Section 20, (ii) in connection with a liquidation, winding-up or dissolution of the Company, (iii) pursuant to, or consequent upon, the exercise of the right of first offer set forth in Section 5 or (iv) pursuant to, or consequent upon, the exercise of the drag-along rights set forth in Section 7.

7.	Drag-Along Rights.

(a)	If at any time any Existing Member or group of Existing Members holding at least a majority of the outstanding Ordinary Shares (assuming the conversion of all Preference Shares into Ordinary Shares) (collectively, the “Dragging Members”) determine to Transfer or cause to be Transferred, in any single arm’s-length transaction or series of related arm’s-length transactions, Ordinary Shares representing all of the then-issued and outstanding Ordinary Shares (assuming the conversion of all Preference Shares into Ordinary Shares) then held by the Existing Members to one or more Persons who are unaffiliated bona fide third-party purchasers (a “Drag-Along Sale”), then the Dragging Members may elect to require all other Members (the “Dragged Members”) to, and the Dragged Members shall, (i) if such Drag-Along Sale is structured as sale of Ordinary Shares, Transfer, or caused to be Transferred, to such Person, concurrently with the Drag-Along Sale, Preference Shares or Ordinary Shares representing all of the Ordinary Shares

34

then held by the Dragged Members (in the case of Preference Shares, assuming the conversion of all Preference Shares into Ordinary Shares) or (ii) if such Transfer is structured as a merger, consolidation or sale of all or substantially all of the assets of the Company, to vote in favor thereof, and otherwise to consent to and raise no objection to such Drag-Along Sale, and the Dragged Members shall waive dissenters’ rights, appraisal rights or similar rights, if any, which the Dragged Members may have in connection therewith; provided that upon the consummation of any Drag-Along Sale, (y) before any distribution or payment shall be made to any Dragging Members in connection with such Drag-Along Sale, each Dragged Member that holds Preference Shares shall be entitled to receive the Sale Payment, for each Preference Share it holds that is to be Transferred in such Drag-Along Sale in accordance with the Memorandum and (z) if such Drag-Along Sale is entered into prior to the three year anniversary of the Closing, then the consideration payable to each Dragged Member that holds Preference Shares shall be payable either (i) solely in cash or Liquid Securities, or (ii) solely to the extent holders of Ordinary Shares are receiving securities, other than Liquid Securities, in such Drag-Along Sale, then each holder of Preference Shares shall have the option of receiving non-Liquid Securities of either the same class received by holders of Ordinary Shares or in the form of Acceptable Securities. For greater certainty, under no circumstances shall any Affiliate of the Company be considered an unaffiliated bona fide third-party purchaser for purposes of this Section 7.

(b)	The Dragging Members may exercise their drag-along rights pursuant hereto by delivering to each Dragged Member and the Company, at least twenty (20) days in advance of the anticipated closing date for the Drag-Along Sale, a written notice (the “Drag Notice”), which shall set forth (i) the number of Ordinary Shares the Dragging Members proposed to be sold in such Drag-Along Sale, (ii) the name and address of the proposed Transferee in such Drag-Along Sale, (iii) the material terms and conditions of such proposed Drag-Along Sale (including the per Ordinary Share purchase price or a reasonable estimate of the maximum and minimum per Ordinary Share purchase price) and (iv) the proposed effective date of the proposed Drag-Along Sale. The Drag Notice shall also specify the number of Ordinary Shares required to be Transferred by the Dragged Member.

(c)

Prior to or in connection with the closing of any such proposed Drag-Along Sale, each Dragged Member shall take, or cause to be taken, all commercially reasonable actions, and do, or cause to be done, all things commercially reasonable or advisable to consummate or make effective such Drag-Along Sale, including (i) together with the proposed purchaser

35

or purchasers, execute any purchase agreement or other certificates, instruments and other agreement required to consummate and make effective such proposed Drag-Along Sale and (ii) using commercially reasonable efforts to obtain all necessary consents from third parties and take such other actions as may be necessary to effectuate the intent of the foregoing so long as such Dragging Members execute the same agreements and other documents on the same terms; provided that:

(i)	a Dragged Member shall not be required to provide representations, warranties, covenants, or agreements other than those individual representations, warranties covenants, or agreements (so long as such Dragging Members agree to do the same) related to such Dragged Member’s (A) ownership of and title to the shares it is transferring in such Drag-Along Sale, (B) organization, (C) authority to enter in the Drag-Along Sale and (D) conflicts and consents related to such Drag-Along Sale;

(ii)	any indemnity given by the Dragging Members to the purchaser in connection with such Drag-Along Sale applicable to liabilities not specific to the Dragging Members shall be apportioned among the Dragging Members and Dragged Members (as the case may be) according to the consideration received by each Dragging Member and Dragged Member and shall not exceed the lesser of (A) such Dragging Member’s or Dragged Member’s (as the case may be) pro rata portion of any such liability, to be determined in accordance with such Dragging Member’s or Dragged Member’s (as the case may be) portion of the total value for his, her or its shares included in such Drag-Along Sale or (B) such Dragging Member’s or Dragged Member’s (as the case may be) proceeds from the Drag-Along Sale;

(iii)	other than a customary confidentiality covenant, a Dragged Member shall not be obligated to enter into any non-compete, non-solicit or other post-closing covenant that restricts its activities in any way; and

(iv)	a Dragged Member shall not be responsible for breaches of representations, warranties, covenants, or agreements made by any other seller in such Drag-Along Sale with respect to such other seller.

Subject to clauses (i) through (iv) above, at the closing of any such proposed Drag-Along Sale, the Dragged Members shall deliver to the proposed purchaser or purchasers (x) such certificates and other instruments of transfer as shall be reasonably requested by the proposed purchaser or purchasers with respect to the Ordinary Shares to be Transferred, against receipt of the purchase price therefor in such Drag-

36

Along Sale (so long as such Dragging Members agree to do the same) and (y) the Dragged Member’s Preference Shares or Ordinary Shares, free and clear of any liens (so long as such Dragging Members agree to do the same). At the closing of any proposed Drag-Along Sale, the proposed purchaser or purchasers shall deliver payment (in full in immediately available funds) for the shares purchased by such proposed purchaser or purchasers.

(d)	In the event that the Drag-Along Sale is effectuated through a business combination (whether by way of merger, recapitalization or otherwise) or asset sale, the members shall use their commercially reasonable efforts to take, or cause to be taken, all commercially reasonable action, and to do, or cause to be done, all things commercially reasonable or advisable to consummate and make effective the business combination.

(e)	There shall be no liability on the part of the Dragging Members, the Board of Directors or the Company to the Dragged Members or any of their respective Affiliates if any Drag-Along Sale is not consummated for whatever reason. For the avoidance of doubt, the determination of whether to effect a Drag-Along Sale shall be in the sole and absolute discretion of the Dragging Members.

(f)	If more than 90 days elapse from the date of delivery of the Drag Notice without the consummation of such Drag-Along Sale, the members shall be released from their obligations with respect to such Drag-Along Sale and the provisions of this Section 7 shall again apply to any future Transfers that otherwise come within its terms.

8.	Supplemental Transfer Provisions.

(a)	Notwithstanding any other provision of this Memorandum or the Articles, no Existing Member shall Transfer any Shares in a Permitted Transfer that constitutes a Tag-Along Sale unless such Transfer is first consented to in writing, or initiated or otherwise participated in, by the Majority Existing Members.

(b)	Notwithstanding any other provision of this Memorandum or the Articles, in addition to the Transfer terms and conditions set forth in this Memorandum or the Articles, except for a Transfer in connection with the sale of Preference Shares in the Offering, a Company Sale or in the IPO, no Transfers of Shares by an Existing Member shall be completed or effective for any purpose unless the Transferee shall have executed and delivered to the Company a written undertaking substantially in the form attached to the Voting and Lock-Up Agreement, pursuant to which such Transferee agrees (x) to be bound by the terms and conditions of the Voting and Lock-Up Agreement and (y) that the Shares acquired by it shall be subject to the terms of the Voting and Lock-Up Agreement.

37

(c)

The provisions of this Section 8 shall terminate upon the earlier of (i) the date on which the IPO is consummated, (ii) the consummation of a Company Sale, (iii) a liquidation, winding-up or dissolution of the Company and (iv) the third (3rd) anniversary of the Closing (provided, that the provisions of Section 8(b) shall continue to apply to Transfers permitted by virtue of this subclause (iv)).

38

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT

(NO. 16 OF 2004)

ARTICLES OF ASSOCIATION

OF

MICHAEL KORS HOLDINGS LIMITED

PRELIMINARY

1.	In these Articles, if not inconsistent with the subject or context, the words and expressions standing in the first column of the following table shall bear the meanings set opposite them respectively in the second column thereof.

Words	Meaning

Acceptable Securities	Any preference or preferred securities of any person that have the substantially similar economic and legal characteristics as the Preference Shares (including lock-up provisions, liquidity and registration rights and other shareholder rights and obligations as nearly equivalent as may be practicable to the lock-up, liquidity and registration rights and obligations provided for in the Shareholders Agreement and the Memorandum).

Accreted Value	As of any date, with respect to each Preference Share, (a) the Preference Share Issue Amount, plus (b) the amount of dividends which have accreted, compounded and been added thereto to such date.

Act	The BVI Business Companies Act, 2004 (as amended).

Advised Account	Any New Member (or Affiliate of any New Member) for whom T. Rowe Price Associates, Inc. or Fidelity Investments, Inc. is the investment adviser.

Affiliate	With respect to any person, another person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor or otherwise. Advised Accounts that share the same investment adviser (or affiliated investment adviser) shall be deemed to be Affiliates.

Board of Directors	The Board of Directors of the Company.

Business Day	Any day, except a Saturday, Sunday or day on which banking institutions are legally authorized to close in New York City or in the British Virgin Islands.

capital

The sum of the aggregate par value of all outstanding shares with par value of the Company and shares with par value held by the Company as treasury shares plus

(a)    the aggregate of the amounts designated as capital of all outstanding shares without par value of the Company and shares without par value held by the Company as treasury shares, and

(b) the amounts as are from time to time transferred from surplus to capital by a resolution of directors.

Closing	The closing of the Offering.

Company Sale

(a) Any sale or Transfer, in one or more related transactions, of the Company whether by sale or other Transfer of shares, merger, consolidation, amalgamation, recapitalization or equity sale (including a sale of securities by the Company other than in the IPO), which has the effect of the direct or indirect acquisition of the Majority Voting Power in the Company from the member or members who directly or indirectly held such Majority Voting Power immediately prior to such sale; provided, that, for avoidance of doubt, a transaction that results in the member or members who held such Majority Voting Power immediately prior to such sale continuing to directly or indirectly hold (either by remaining outstanding or by being converted into voting Equity Securities of the successor or surviving entity) the Majority Voting Power of the Company or comparable voting Equity Securities of the surviving or successor entity outstanding immediately after such transaction shall not constitute a Company Sale; or

(b) any sale or Transfer, other than to the Company or any wholly-owned subsidiary of the Company, directly or indirectly, in one or more related transactions, of all or substantially all of the consolidated assets of the Company and its subsidiaries (which may include, for the avoidance of doubt, the sale or issuance of Equity Securities of one or more subsidiaries of the Company); provided, that, for avoidance of doubt, a transaction that results in (A) the member or members who held such Majority Voting Power of the Company immediately prior to such sale continuing to directly or indirectly hold the Majority Voting Power of the person that acquires such assets immediately after such transaction and (B) the holders of Preference Shares immediately prior to such sale acquiring Acceptable Securities of the person that acquires such assets immediately after such transaction shall not constitute a Company Sale.

Notwithstanding the foregoing, an IPO or any broadly disseminated Public Offering of Equity Securities of the Company or any of its subsidiaries shall not constitute a Company Sale.

Consent Rights Matters	The matters set out in Regulation 93 of these Articles of Association that require the consent of the holders Preference Shares as further set out therein.

Equity Securities	With respect to any entity, all forms of equity securities in such entity or any successor of such entity (however designated, whether voting or non-voting), all securities convertible into or exchangeable or exercisable for such equity securities, and all warrants, options or other rights to purchase or acquire from such entity or any successor of such entity, such equity securities, or securities convertible into or exchangeable or exercisable for such equity securities, including, with respect to the Company, the Ordinary Shares and any Share Equivalents (including the Preference Shares).

Exchange Act	The United States Securities Exchange Act of 1934, as amended from time to time.

Excluded Transaction	Any issuance of Ordinary Shares (a) pursuant to any stock option, stock purchase or similar plan or arrangement for the benefit of employees, officers, directors or consultants of the Company or its subsidiaries; (b) issued as consideration in connection with a bona fide acquisition, merger or consolidation by the Company to an unaffiliated third party provided such acquisition, merger or consolidation has been approved by the Board of Directors; (c) issued in connection with licensing, marketing or distribution arrangements or similar strategic transactions approved by the Board of Directors to an unaffiliated third party; (d) upon conversion of the Preference Shares; (e) as a dividend on Preference Shares; or (f) pursuant to an IPO or any other broadly disseminated public offering of Equity Securities of the Company.

Existing Member	A member as of the date of the Subscription Agreement and its Permitted Transferees (as defined in the Memorandum), excluding New Members.

Governmental Authority	Any federal, national, state, foreign, provincial, local or other government or any governmental, regulatory,

administrative or self-regulatory authority, agency, bureau, board, commission, court, judicial or arbitral body, department, political subdivision, tribunal or other instrumentality thereof.

IPO	The first Public Offering of Shares in a firm commitment underwriting in (i) the United States or (ii) the United Kingdom with a listing on the London Stock Exchange, in Hong Kong on the Hong Kong Stock Exchange or any other country with a listing on an internationally recognized stock exchange (any such international exchange together with any stock exchange in the United States, an “Approved Exchange”) recommended by the lead managing underwriter or underwriters and approved by the Board of Directors.

Law	Any statute or law (including common law), constitution, code, ordinance, rule, treaty or regulation and any Order.

Liquid Securities	In the case of equity securities, that are of a class listed on one or more Approved Exchanges and that are immediately salable without contractual or legal restrictions on transfer (it being agreed that such securities shall not be deemed to be subject to legal restrictions if such securities are (A) immediately salable pursuant to Rule 144 (or applicable non U.S. equivalent to Rule 144) without volume limitations or (B) entitled to the benefits of a shelf registration or other registration rights that are immediately exercisable).

Majority Existing Member	The Existing Member or Existing Members holding greater than fifty percent (50%) of the issued and outstanding Ordinary Shares (assuming for this purpose, the conversion of all Preference Shares held by the Existing Members into Ordinary Shares) held by all of the Existing Members at the time of the relevant meeting or consent.

Majority Voting Power	With respect to any person, either (a) the power to elect or direct the election of a majority of the board of directors or other similar body of such person or the power to control such person by contract or as the managing member or general partner (or other equivalent status) of such person, or (b) ownership of Equity Securities representing a majority of the voting interests of such person.

member	A person who holds shares in the Company and whose name is entered in the Company’s register of members as the registered holder of such shares.

Memorandum	The Memorandum of Association of the Company as originally framed or as from time to time amended, and including the Share Transfer Restrictions and the Preemptive Rights.

New Member	A member who acquired its shares under the Subscription Agreement.

Offering	The offering and sale of Preference Shares by the Company and certain members pursuant to the Subscription Agreement.

Order	Any award, injunction, judgment, decree, order, ruling, subpoena,

assessment, writ or verdict or other decision issued, promulgated or entered by or with any Governmental Authority of competent jurisdiction.

person	An association, a corporation, an individual, a partnership, a limited liability company, a trust or any other entity or organization, including a Governmental Authority.

Preemptive Rights	The preemptive rights set out in Article I of the Schedule to the Memorandum entitled “Preemptive Rights”.

Preference Share Issue Amount	With respect to any Preference Share, US$46.0539.

Pro Rata Share	With respect to any member, a percentage interest (expressed as a percentage) that results from dividing (a) the number of Ordinary Shares held by such member by (b) the aggregate number of Ordinary Shares held by all members electing to participate in the purchase of Offered Securities pursuant to Article I, Section 1 of the Schedule to the Memorandum (assuming the conversion of all Preference Shares held by such member or members into Ordinary Shares in each of (a) and (b) above).

Public Offering	A public offering of Ordinary Shares pursuant to an effective registration statement (other than on Form F-4, Form S-4, Form S-8 or any successor forms) filed by the Company under the Securities Act or any equivalent foreign securities Laws.

Qualified IPO	An IPO for which the aggregate gross cash proceeds to be received by the Company and the selling members of Ordinary Shares in such offering ((or series of related offerings) without deducting underwriter discounts, expenses and commissions) are at least US$250,000,000 or the equivalent in a foreign currency if the Qualified IPO is not in the United States.

resolution of directors

(a)    A resolution approved at a duly convened and constituted meeting of directors of the Company or of a committee of directors of the Company by the affirmative vote of a simple majority of the directors present at the meeting who voted and did not abstain; or

(b)    a resolution consented to in writing by all directors or of all members of the committee, as the case may be;

except that where a director is given more than one vote, he shall be counted by the number of votes he casts for the purpose of establishing a majority.

resolution of members

(a)    A resolution approved at a duly convened and constituted meeting of the members of the Company by the affirmative vote of

(i)     a simple majority of the votes of the shares entitled to vote thereon which were present at the meeting and were voted and not abstained, or

(ii)    a simple majority of the votes of each class or series of shares which were present at the meeting and entitled to vote thereon as a class or series and were voted and not abstained and of a simple majority of the votes of the remaining shares entitled to vote thereon which were present at the meeting and were voted and not abstained; or

(b)    a resolution consented to in writing by

(i)     an absolute majority of the votes of shares entitled to vote thereon, or

(ii)    an absolute majority of the votes of each class or series of shares entitled to vote thereon as a class or series and of an absolute majority of the votes of the remaining shares entitled to vote thereon.

Restructuring	The restructuring of the Company and the related transactions contemplated by the Restructuring Agreement.

Restructuring Agreement	The Restructuring Agreement, dated as of July 7, 2011, among the Company, the members named therein, SHL Fashion Limited, a British Virgin Islands limited company, SHL-Kors Limited, a British Virgin Islands limited company, Michael Kors Far East Holdings Limited, a British Virgin Islands limited company and Michael Kors (USA), Inc., a Delaware corporation.

securities	Shares and debt obligations of every kind, and options, warrants and rights to acquire shares, or debt obligations.

Securities Act	The United States Securities Act of 1933, as amended from time to time.

Shareholders Agreement	The Shareholders Agreement, dated as of Closing, among the Company and the members named therein.

shares	Collectively, Equity Securities of the Company, including the Ordinary Shares and the Preference Shares.

Share Equivalents	Any securities convertible into or exchangeable or exercisable for Ordinary Shares, and any warrants, options or other rights to purchase or acquire Ordinary Shares or securities convertible into or exchangeable or exercisable for Ordinary Shares.

Share Transfer Restrictions	The share transfer restrictions set out in Article II of the Schedule to the Memorandum entitled “Transfer”.

Springing Board Seat	The member of the Board of Directors designated by the holders of Preference Shares, as a class, to the extent that a Qualified IPO is not consummated on or prior to March 31, 2012.

Subscription Agreement	The Subscription Agreement, dated as of Closing, among the Company and the members named therein.

subsidiary	With respect to any specified person, (a) any corporation or company more than 50% of whose voting or capital stock is, as of the time in question, directly or indirectly owned by such person and (b) any partnership, joint venture, association, or other entity in which such person, directly or indirectly, owns more than 50% of the equity or economic interest thereof or has the power to elect or direct the election of more than 50% of the members of the governing body of such entity.

surplus	The excess, if any, at the time of the determination of the total assets of the Company over the aggregate of its total liabilities, as shown in its books of account, plus the Company’s capital.

the Seal	Any Seal which has been duly adopted as the Seal of the Company.

these Articles	The Articles of Association as originally framed or as from time to time amended.

Transaction Documents	Collectively, the Shareholders Agreement, the Subscription Agreement and any other agreements entered into by the Company with the holders of Preference Shares in connection with the Offering.

Transfer	Any transfer, sale, assignment, pledge, hypothecation or other disposition of any shares, whether directly or indirectly (including by merger or sale of equity in any direct or indirect holding company, all or substantially all of whose assets consist of shares), irrespective of whether any of the foregoing are effected voluntarily, involuntarily, by operation of Law, pursuant to judicial process or otherwise, or whether inter vivos or upon death; provided, however, that any pledge, hypothecation or grant of any security interest to an institutional lender in which the member of such shares retains the power to vote such shares shall not constitute a Transfer; provided, further, that any foreclosure or other realization upon such pledge, hypothecation or security interest by the creditor with respect thereto shall constitute a Transfer and shall be subject to the Share Transfer Restrictions and the provisions of the Shareholders Agreement. When used as a verb, “Transfer” and “Transferred” shall have the correlative meaning. In addition, “Transferee” shall have the correlative meaning.

treasury shares	Shares in the Company that were previously issued but were repurchased, redeemed or otherwise acquired by the Company and not cancelled.

Voting and Lock-Up Agreement	The Voting and Lock-Up Agreement, dated as of July 7, 2011, by and among the Company and the persons listed on Schedule I thereto under the heading “Existing Shareholders”, as it may be amended from time to time.

2.	“Written” or any term of like import includes words typewritten, printed, painted, engraved, lithographed, photographed or represented or reproduced by any mode of reproducing words in a visible form, including telex, facsimile, telegram, cable or other form of writing produced by electronic communication.

3.	Save as aforesaid any words or expressions defined in the Act shall bear the same meaning in these Articles.

4.	Whenever the singular or plural number, or the masculine, feminine or neuter gender is used in these Articles, it shall equally, where the context admits, include the others.

5.	A reference in these Articles to voting in relation to shares shall be construed as a reference to voting by members holding the shares except that it is the votes allocated to the shares that shall be counted and not the number of members who actually voted and a reference to shares being present at a meeting shall be given a corresponding construction.

6.	A reference to money in these Articles is, unless otherwise stated, a reference to the currency in which shares in the Company shall be issued according to the provisions of the Memorandum.

6A.	A reference to a provision of Law is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation.

6B.	A reference to an agreement is a reference to that agreement as amended.

REGISTERED SHARES

7.	Every member holding registered shares in the Company shall be entitled to a certificate signed by a director or officer of the Company, or any other person authorized by resolution of directors, or under the Seal specifying the share or shares held by him and the signature of the director, officer or authorized person and the Seal may be facsimiles.

8.	Any member receiving a share certificate for registered shares shall indemnify and hold the Company and its Board of Directors and officers harmless from any loss or liability which it or they may incur by reason of any wrongful or fraudulent use or representation made by any person by virtue of the possession thereof. If a share certificate for registered shares is worn out or lost it may be renewed on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as may be required by a resolution of directors.

9.	If several persons are registered as joint holders of any shares, any one of such persons may give an effectual receipt for any dividend payable in respect of such shares.

SHARES, CAPITAL AND SURPLUS

10.	Subject to the provisions of these Articles, the Memorandum (which includes the Preemptive Rights) and any resolution of members, the unissued shares of the

Company shall be at the disposal of the Board of Directors who may, without limiting or affecting any rights previously conferred on the holders of any existing shares or class or series of shares offer, allot, grant options over or otherwise dispose of shares to such persons, at such times and upon such terms and conditions as the Company may by resolution of directors determine.

11.	No share in the Company may be issued until the consideration in respect thereof is fully paid, and when issued the share is for all purposes fully paid and non-assessable save that a share issued for a promissory note or other written obligation for payment of a debt may be issued subject to forfeiture in the manner prescribed in these Articles.

12.	Shares in the Company shall be issued for money, services rendered, personal property, an estate in real property, a promissory note or other binding obligation to contribute money or property or any combination of the foregoing as shall be determined by a resolution of directors.

13.	Shares in the Company may be issued for such amount of consideration as the Board of Directors may from time to time by resolution of directors determine, except that in the case of shares with par value, the amount shall not be less than the par value, and in the absence of fraud the decision of the Board of Directors as to the value of the consideration received by the Company in respect of the issue is conclusive unless a question of Law is involved. The consideration in respect of the shares constitutes capital to the extent of the par value and the excess constitutes surplus.

14.	A share issued by the Company upon conversion of, or in exchange for, another share or a debt obligation or other security in the Company, shall be treated for all purposes as having been issued for money equal to the consideration received or deemed to have been received by the Company in respect of the other share, debt obligation or security.

15.	Treasury shares may be disposed of by the Company on such terms and conditions (not otherwise inconsistent with these Articles) as the Company may by resolution of directors determine.

16.	The Company may issue fractions of a share and a fractional share shall have the same corresponding fractional liabilities, limitations, preferences, privileges, qualifications, restrictions, rights and other attributes of a whole share of the same class or series of shares.

17.

Upon the issue by the Company of a share without par value, the consideration in respect of the share constitutes capital to the extent designated by the Board of Directors and the excess constitutes surplus, except that the Board of Directors must designate as capital an amount of the consideration that is at least equal to the amount that the share is entitled to as a preference, if any, in the assets of the Company upon liquidation of the Company.

18.	The Company may purchase, redeem or otherwise acquire and hold its own shares but only out of surplus or in exchange for newly issued shares of equal value.

19.	Subject to provisions to the contrary in the Memorandum or these Articles, the Company may not purchase, redeem or otherwise acquire its own shares without the consent of members whose shares are to be purchased, redeemed or otherwise acquired.

20.	No purchase, redemption or other acquisition of shares shall be made unless the Board of Directors determines by resolution of directors that immediately after the purchase, redemption or other acquisition Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and the realisable value of the assets of the Company will not be less than the sum of its total liabilities, other than deferred taxes, as shown in the books of account, and its capital and, in the absence of fraud, the decision of the Board of Directors as to the realisable value of the assets of the Company is conclusive, unless a question of Law is involved.

21.	A determination by the Board of Directors under the preceding Regulation is not required where shares are purchased, redeemed or otherwise acquired

(a)	pursuant to a right of a member to have his shares redeemed or to have his shares exchanged for money or other property of the Company;

(b)	by virtue of a transfer of capital pursuant to Regulation 49;

(c)	by virtue of the provisions of the Act; or

(d)	pursuant to an order of the Court.

22.	Shares that the Company purchases, redeems or otherwise acquires pursuant to the preceding Regulation may be cancelled or held as treasury shares except to the extent that such shares are in excess of 80 percent of the issued shares of the Company in which case they shall be cancelled but they shall be available for reissue.

23.	Where shares in the Company are held by the Company as treasury shares or are held by another company of which the Company holds, directly or indirectly, shares having more than 50 percent of the votes in the election of directors of the other company, such shares of the Company are not entitled to vote or to have dividends paid thereon and shall not be treated as outstanding for any purpose except for purposes of determining the capital of the Company.

24.	The Company may purchase, redeem or otherwise acquire its shares at a price lower than the fair value if permitted by, and then only in accordance with, the terms of

(a)	the Memorandum or these Articles; or

(b)	a written agreement for the subscription for the shares to be purchased, redeemed or otherwise acquired.

25.	The Company may by a resolution of directors include in the computation of surplus for any purpose the unrealised appreciation of the assets of the Company, and, in the absence of fraud, the decision of the Board of Directors as to the value of the assets is conclusive, unless a question of Law is involved.

MORTGAGES AND CHARGES OF REGISTERED SHARES

26.	Members may mortgage or charge their registered shares in the Company and upon satisfactory evidence thereof the Company shall give effect to the terms of any valid mortgage or charge except insofar as it may conflict with any requirements herein contained for consent to the transfer of shares.

27.	In the case of the mortgage or charge of registered shares there may be entered in the share register of the Company at the request of the registered holder of such shares

(a)	a statement that the shares are mortgaged or charged;

(b)	the name of the mortgagee or chargee; and

(c)	the date on which the aforesaid particulars are entered in the share register.

28.	Where particulars of a mortgage or charge are registered, such particulars shall be cancelled

(a)	with the consent of the named mortgagee or chargee or anyone authorised to act on his behalf; or

(b)	upon evidence satisfactory to the Board of Directors of the discharge of the liability secured by the mortgage or charge and the issue of such indemnities as the Board of Directors shall consider necessary or desirable.

29.	Whilst particulars of a mortgage or charge are registered, no transfer of any share comprised therein shall be effected without the written consent of the named mortgagee or chargee or anyone authorised to act on his behalf.

FORFEITURE

30.	When shares issued for a promissory note or other written obligation for payment of a debt have been issued subject to forfeiture, the provisions set forth in the following four regulations shall apply.

31.	Written notice specifying a date for payment to be made and the shares in respect of which payment is to be made shall be served on the member who defaults in making payment pursuant to a promissory note or other written obligations to pay a debt.

32.	The written notice specifying a date for payment shall

(a)	name a further date not earlier than the expiration of 14 days from the date of service of the notice on or before which payment required by the notice is to be made; and

(b)	contain a statement that in the event of non-payment at or before the time named in the notice the shares, or any of them, in respect of which payment is not made will be liable to be forfeited.

33.	Where a written notice has been issued and the requirements have not been complied with within the prescribed time, the Board of Directors may at any time before tender of payment forfeit and cancel the shares to which the notice relates.

34.	The Company is under no obligation to refund any monies to the member whose shares have been forfeited and cancelled pursuant to these provisions. Upon forfeiture and cancellation of the shares the member is discharged from any further obligation to the Company with respect to the shares forfeited and cancelled.

LIEN

35.

The Company shall have a first and paramount lien on every share issued for a promissory note or for any other binding obligation to contribute money or property or any combination thereof to the Company, and the Company shall also have a first and paramount lien on every share standing registered in the name of a member, whether singly or jointly with any other person or persons, for all the debts and liabilities of such member or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than such member, and whether the time for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such member or his estate and any other person, whether a member of the Company or not. The Company’s lien on a share shall extend to all dividends payable thereon. The Board of Directors may at any time either generally, or in any particular case, waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this Regulation.

36.	In the absence of express provisions regarding sale in the promissory note or other binding obligation to contribute money or property, the Company may sell, in such manner as the Board of Directors may by resolution of directors determine, any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of twenty one days after a notice in writing, stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment, has been served on the holder for the time being of the share.

37.	The net proceeds of the sale by the Company of any shares on which it has a lien shall be applied in or towards payment of discharge of the promissory note or other binding obligation to contribute money or property or any combination thereof in respect of which the lien exists so far as the same is presently payable and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the holder of the share immediately before such sale. For giving effect to any such sale the Board of Directors may authorise some person to transfer the share sold to the purchaser thereof. The purchaser shall be registered as the holder of the share and he shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the sale.

TRANSFER OF SHARES

38.	Subject to any limitations in these Articles and the Memorandum, registered shares in the Company may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee, but in the absence of such written instrument of transfer the Board of Directors may accept such evidence of a transfer of shares as they consider appropriate.

39.	The Company shall not be required to treat a transferee of a registered share in the Company as a member until the transferee’s name has been entered in the share register.

40.

Subject to any limitations in these Articles, the Memorandum, the Shareholders Agreement and the Voting and Lock-up Agreement, the Company must on the application of the transferor or transferee of a registered share in the Company enter in the share register the name of the transferee of the share save that the registration of transfers may be suspended and the share register closed at such times and for such periods as the Company may from time to time by resolution of directors determine provided always that such registration shall not be suspended and the share register closed for more than 60 days in any period of 12 months.

TRANSMISSION OF SHARES

41.	The executor or administrator of a deceased member, the guardian of an incompetent member or the trustee of a bankrupt member shall be the only person recognised by the Company as having any title to his share but they shall not be entitled to exercise any rights as a member of the Company until they have proceeded as set forth in the next following three regulations.

42.	The production to the Company of any document which is evidence of probate of the will, or letters of administration of the estate, or confirmation as executor, of a deceased member or of the appointment of a guardian of an incompetent member or the trustee of a bankrupt member may be accepted by the Company even if the deceased, incompetent or bankrupt member is domiciled outside the British Virgin Islands if the document evidencing the grant of probate or letters of administration, confirmation as executor, appointment as guardian or trustee in bankruptcy is issued by a foreign court which had competent jurisdiction in the matter. For the purpose of establishing whether or not a foreign court had competent jurisdiction in such a matter the Board of Directors may obtain appropriate legal advice. The Board of Directors may also require an indemnity to be given by the executor, administrator, guardian or trustee in bankruptcy.

43.	Any person becoming entitled by operation of Law or otherwise to a share or shares in consequence of the death, incompetence or bankruptcy of any member may be registered as a member upon such evidence being produced as may reasonably be required by the Board of Directors. An application by any such person to be registered as a member shall for all purposes be deemed to be a transfer of shares of the deceased, incompetent or bankrupt member and the Board of Directors shall treat it as such.

44.	Any person who has become entitled to a share or shares in consequence of the death, incompetence or bankruptcy of any member may, instead of being registered himself, request in writing that some person to be named by him be registered as the transferee of such share or shares and such request shall likewise be treated as if it were a transfer.

45.	What amounts to incompetence on the part of a person is a matter to be determined by the court having regard to all the relevant evidence and the circumstances of the case.

REDUCTION OR INCREASE IN MAXIMUM AUTHORISED NUMBER OF SHARES OR CAPITAL

46.	Subject to any limitations in these Articles or the Memorandum, the Company may by a resolution of directors amend the Memorandum to increase or reduce its maximum authorised number of shares and in connection therewith the Company may in respect of any unissued shares increase or reduce the number of such shares, increase or reduce the par value of any such shares or effect any combination of the foregoing.

47.	The Company may amend the Memorandum to

(a)	divide the shares, including issued shares, of a class or series into a larger number of shares of the same class or series; or

(b)	combine the shares, including issued shares, of a class or series into a smaller number of shares of the same class or series,

provided, however, that where shares are divided or combined under (a) or (b) of this Regulation, the aggregate par value of the new shares must be equal to the aggregate par value of the original shares.

48.	The capital of the Company may by a resolution of directors be increased by transferring an amount of the surplus of the Company to capital.

49.	Subject to the provisions of the two next succeeding Regulations, the capital of the Company may by resolution of directors be reduced by transferring an amount of the capital of the Company to surplus.

50.	No reduction of capital shall be effected that reduces the capital of the Company to an amount that immediately after the reduction is less than the aggregate par value of all outstanding shares with par value and all shares with par value held by the Company as treasury shares and the aggregate of the amounts designated as capital of all outstanding shares without par value and all shares without par value held by the Company as treasury shares that are entitled to a preference, if any, in the assets of the Company upon liquidation of the Company.

51.	No reduction of capital shall be effected unless the Board of Directors determine that immediately after the reduction the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and that the realisable assets of the Company will not be less than its total liabilities, other than deferred taxes, as shown in the books of the Company and its remaining capital, and, in the absence of fraud, the decision of the Board of Directors as to the realisable value of the assets of the Company is conclusive, unless a question of Law is involved.

MEETINGS AND CONSENTS OF MEMBERS

52.	The Board of Directors may convene meetings of the members of the Company at such times and in such manner and places within or outside the British Virgin Islands as the Board of Directors consider necessary or desirable.

53.	Upon the written request of members holding 10 percent or more of the outstanding Ordinary Shares (including any Ordinary Shares issuable upon conversion of the Preference Shares) the Board of Directors shall convene a meeting of members.

54.	The Board of Directors shall give not less than 7 days notice of meetings of members to those persons whose names on the date the notice is given appear as members in the share register of the Company and are entitled to vote at the meeting.

55.	The Board of Directors may fix the date notice is given of a meeting of members as the record date for determining those shares that are entitled to vote at the meeting.

56.	A meeting of members may be called on short notice:

(a)	if members holding not less than 90 percent of the total number of shares entitled to vote on all matters to be considered at the meeting, or 90 percent of the votes of each class or series of shares where members are entitled to vote thereon as a class or series together with not less than a 90 percent majority of the remaining votes, have agreed to short notice of the meeting, or

(b)	if all members holding shares entitled to vote on all or any matters to be considered at the meeting have waived notice of the meeting and for this purpose presence at the meeting shall be deemed to constitute waiver.

57.	The inadvertent failure of the Board of Directors to give notice of a meeting to a member or the fact that a member has not received a notice that has been properly given, shall not invalidate the meeting.

58.	A member may be represented at a meeting of members by a proxy who may speak and vote on behalf of the member.

59.	The instrument appointing a proxy shall be produced at the place appointed for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote.

60.	An instrument appointing a proxy shall be in substantially the following form or such other form as the Chairman of the meeting shall accept as properly evidencing the wishes of the member appointing the proxy.

(Name of Company)

I/We                      being a member of the above Company with                      shares HEREBY APPOINT                      of                      or failing him                      of                      to be my/our proxy to vote for me/us at the meeting of members to be held on the                      day of                      and at any adjournment thereof.

(Any restrictions on voting to be inserted here.)

Signed this                      day of

Member

61.	The following shall apply in respect of joint ownership of shares:

(a)	if two or more persons hold shares jointly each of them may be present in person or by proxy at a meeting of members and may speak as a member;

(b)	if only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners; and

(c)	if two or more of the joint owners are present in person or by proxy they must vote as one.

62.	A member shall be deemed to be present at a meeting of members if he participates by telephone or other electronic means and all members participating in the meeting are able to hear each other.

63.	A meeting of members is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50 percent of the votes of the shares or class or series of shares (assuming in the case of Ordinary Shares, any Ordinary Shares issuable upon conversion of the Preference Shares) entitled to vote on resolutions of members to be considered at the meeting. If a quorum be present, notwithstanding the fact that such quorum may be represented by only one person then such person may resolve any matter and a certificate signed by such person accompanied where such person be a proxy by a copy of the proxy form shall constitute a valid resolution of members.

64.

If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved; in any other case it shall stand adjourned to the next business day at the same time and place or to such other time and place as the Board of Directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the shares or each class or series of shares entitled to vote on the resolutions to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

65.	At every meeting of members, the Chairman of the Board of Directors shall preside as Chairman of the meeting. If there is no Chairman of the Board of Directors or if the Chairman of the Board of Directors is not present at the meeting, the members present shall choose someone of their number to be the Chairman. If the members are unable to choose a Chairman for any reason, then the person representing the greatest number of voting shares present in person or by prescribed form of proxy at the meeting shall preside as Chairman failing which the oldest individual member or representative of a member present shall take the chair.

66.	The Chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

67.	At any meeting of the members the Chairman shall be responsible for deciding in such manner as he shall consider appropriate whether any resolution has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes thereof. If the Chairman shall have any doubt as to the outcome of any resolution put to the vote, he shall cause a poll to be taken of all votes cast upon such resolution, but if the Chairman shall fail to take a poll then any member present in person or by proxy who disputes the announcement by the Chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the Chairman shall thereupon cause a poll to be taken. If a poll is taken at any meeting the result thereof shall be duly recorded in the minutes of that meeting by the Chairman.

68.	Any person other than an individual shall be regarded as one member and subject to the specific provisions hereinafter contained for the appointment of representatives of such persons the right of any individual to speak for or represent such member shall be determined by the Law of the jurisdiction where, and by the documents by which, the person is constituted or derives its existence. In case of doubt, the Board of Directors may in good faith seek legal advice from any qualified person and unless and until a court of competent jurisdiction shall otherwise rule, the Board of Directors may rely and act upon such advice without incurring any liability to any member.

69.

Any person other than an individual which is a member of the Company may by resolution of its Board of Directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company, and the person so authorised shall be entitled to exercise the same power on behalf of the person which he represents as that person could exercise if it were an individual member of the Company.

70.	The Chairman of any meeting at which a vote is cast by proxy or on behalf of any person other than an individual may call for a notarially certified copy of such proxy or authority which shall be produced within 7 days of being so requested or the votes cast by such proxy or on behalf of such person shall be disregarded.

71.	Directors of the Company may attend and speak at any meeting of members of the Company and at any separate meeting of the holders of any class or series of shares in the Company.

72.	An action that may be taken by the members at a meeting may also be taken by a resolution of members consented to in writing or by telex, telegram, cable, facsimile or other written electronic communication, without the need for any notice, but if any resolution of members is adopted otherwise than by the unanimous written consent of all members, a copy of such resolution shall forthwith be sent to all members not consenting to such resolution. The consent may be in the form of counterparts, each counterpart being signed by one or more members.

73.	Except as otherwise described in the Memorandum, each holder of Preference Shares shall have the right to vote its Preference Shares in the manner described therein (and not as a separate class or series) together with the members at all meetings of the members.

DIRECTORS

74.	The first directors of the Company shall be appointed by the subscribers to the Memorandum; and thereafter, the directors, including the Springing Board Seat, shall be elected by the members for such term as the members determine in the resolution of members approving such appointment.

75.	The minimum number of directors shall be one and the maximum number shall be 12.

76.	Each director shall hold office for the term, if any, fixed by resolution of members or until his earlier death, resignation or removal; provided that the Springing Board Seat shall serve for the period provided herein.

77.	Other than with respect to the Springing Board Seat, a director may be removed from office, with or without cause, by a resolution of members or, with cause, by a resolution of directors.

78.	A director may resign his office by giving written notice of his resignation to the Company and the resignation shall have effect from the date the notice is received by the Company or from such later date as may be specified in the notice.

79.	Notwithstanding Regulation 74 above, the Board of Directors may at any time appoint any person to be a director either to fill a vacancy or as an addition to the existing directors; provided, however, that the holders of Preference Shares, as a class, by approval of holders of a majority of the outstanding Ordinary Shares held by such holders of Preference Shares (assuming all Preference Shares are converted into Ordinary Shares) shall have the right to designate the replacement for the Springing Board Seat to fill any such vacancy. A vacancy occurs through the death, resignation or removal of a director but a vacancy or vacancies shall not be deemed to exist where one or more directors shall resign after having appointed his or their successor or successors. The director in respect of the Springing Board Seat shall resign immediately prior to, and conditioned upon, the consummation of a Qualified IPO; provided that in the event such director does not so resign, such director may be immediately removed by a resolution of directors or a resolution of members.

80.	The Company may determine by resolution of directors to keep a register of the Board of Directors containing

(a)	the names and addresses of the persons who are directors of the Company;

(b)	the date on which each person whose name is entered in the register was appointed as a director of the Company; and

(c)	the date on which each person named as a director ceased to be a director of the Company.

81.	If the Board of Directors determines to maintain a register of directors, a copy thereof shall be kept at the registered office of the Company and the Company may determine by resolution of directors to register a copy of the register with the Registrar of Companies.

82.	With the prior or subsequent approval by a resolution of members, the Board of Directors may, by a resolution of directors, fix the emoluments of the Board of Directors with respect to services to be rendered in any capacity to the Company.

83.	A director shall not require a share qualification, and may be an individual or a company.

POWERS OF DIRECTORS

84.	The business and affairs of the Company shall be managed by the directors who may pay all expenses incurred preliminary to and in connection with the formation and registration of the Company and may exercise all such powers of the Company as are not by the Act or by the Memorandum or these Articles required to be exercised by the members of the Company, subject to any delegation of such powers as may be authorised by these Articles and to such requirements as may be prescribed by a resolution of members; but no requirement made by a resolution of members shall prevail if it be inconsistent with these Articles nor shall such requirement invalidate any prior act of the Board of Directors which would have been valid if such requirement had not been made.

85.	The Board of Directors may, by a resolution of directors, appoint any person, including a person who is a director, to be an officer or agent of the Company. The resolution of directors appointing an agent may authorise the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent by the Company.

86.	Every officer or agent of the Company has such powers and authority of the Board of Directors, including the power and authority to affix the Seal, as are set forth in these Articles or in the resolution of directors appointing the officer or agent, except that no officer or agent has any power or authority with respect to the matters requiring a resolution of directors under the Act.

87.	Any director which is a body corporate may appoint any person its duly authorised representative for the purpose of representing it at meetings of the Board of Directors or with respect to unanimous written consents.

88.	The continuing directors may act notwithstanding any vacancy in their body, save that if their number is reduced to their knowledge below the number fixed by or pursuant to these Articles as the necessary quorum for a meeting of the Board of Directors, the continuing directors or director may act only for the purpose of appointing directors to fill any vacancy that has arisen or summoning a meeting of members.

89.	The Board of Directors may by resolution of directors exercise all the powers of the Company to borrow money and to mortgage or charge its undertakings and property or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

90.	All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by resolution of directors.

91.	The Company may determine by resolution of directors to maintain at its registered office a register of mortgages, charges and other encumbrances in which there shall be entered the following particulars regarding each mortgage, charge and other encumbrance:

(a)	the sum secured;

(b)	the assets secured;

(c)	the name and address of the mortgagee, chargee or other encumbrancer;

(d)	the date of creation of the mortgage, charge or other encumbrance; and

(e)	the date on which the particulars specified above in respect of the mortgage, charge or other encumbrance are entered in the register.

92.	The Company may further determine by a resolution of directors to register a copy of the register of mortgages, charges or other encumbrances with the Registrar of Companies.

93.	Consent Rights Matters

The Company shall not, and shall cause each of its subsidiaries and each of its and its subsidiaries’ respective directors, officers, committee members, committees, employees, agents or delegates not to, without the affirmative vote or written consent of the holders of a majority of the then outstanding Preference Shares, voting as a separate class:

(a)	enter into any material transaction involving the Company or any subsidiary of the Company, on the one hand, and any Affiliate of the Company, on the other hand, or make or enter into any agreement, arrangement, commitment or understanding to do or cause to be done any of the foregoing, unless such transaction is to be consummated on terms and conditions no less favorable to the Company or its subsidiary (as applicable) than could be obtained in a transaction effected with an unaffiliated third party on an arm’s-length basis by the Company or its subsidiary (as applicable) as determined by a majority of the non-interested members of the Board of Directors in their reasonable discretion; provided, however, that this clause 93(a) shall not apply to any:

(i)	transactions between or among the Company and any of its wholly-owned subsidiaries (or among its wholly-owned subsidiaries);

(ii)

payment of reasonable and customary compensation (including the issuance of Equity Securities) to, provisions of awards and benefits under employee benefit plans, stock option plans and other similar arrangements to, and indemnities provided for the benefit of, current, former and future officers, directors, employees or consultants of the Company or any of its wholly-owned subsidiaries and the entry into any agreement or arrangement relating to the foregoing;

(iii)	agreement, instrument or arrangement as in effect as of the Closing (which shall be deemed to include any license agreement to be entered into by the Company and Michael Kors Far East Holdings Limited (or any Affiliate thereof) provided that such license agreement is entered into substantially upon the terms set forth in the Subscription Agreement), or any transaction contemplated thereby, or any amendment, modification or replacement thereof specifically provided for therein (so long as any such amendment, modification or replacement is not materially more adverse to the Company when taken as a whole as compared to the applicable agreement or arrangement as in effect on the Closing); and

(iv)	restructuring or reorganization of the Company, its Affiliates (including any of its direct or indirect parent companies) or any of its subsidiaries in connection with an IPO so long as any such restructuring or reorganization of the Company is not adverse to the Preference Shares in any way and does not cause adverse tax or other structuring consequences to the holders of Preference Shares;

The Company shall provide each holder of Preference Shares with written notice (which notice will include a summary of terms) ten days prior to it or its subsidiary taking any action that requires the affirmative vote or written consent of the holders of a majority of the then outstanding Preference Shares, voting as a separate class, under clause (a) of this Article 93; or

(b)

amend, supplement or restate, by any means, including amendment, reclassification, merger, consolidation, reorganization or otherwise (other than in connection with a Drag-Along Sale), (i) any provision of the Memorandum or the Articles in a manner that (x) alters or changes the rights, preferences or privileges of the Preference Shares, or (y) otherwise materially and disproportionately adversely affects the holders of Preference Shares or (ii) any other organizational documents of the Company and its subsidiaries, or any Transaction Document in a manner that is materially adverse to any rights, preferences, privileges or obligations of the holders of Preference Shares (and notwithstanding that such impact may be the same to all other members and/or their shares in the Company), except, in each case, for any such amendment, supplement or restatement (A) to correct any typographical or similar ministerial errors, (B) necessary or appropriate to effect a restructuring or reorganization of, or take other necessary and appropriate actions with respect to, the Company, its Affiliates (including any of its direct or indirect parent companies) or any of its subsidiaries in connection with an IPO, (C) to provide for anti-^controlled foreign corporation” restrictions or similar language in such organizational documents of the Company or its subsidiaries, (D) to create, authorize and/or issue Junior Securities or (E) to comply with any applicable Law or to protect the limited liability of the Company and its members.

PROCEEDINGS OF DIRECTORS

94.	The Board of Directors of the Company or any committee thereof may meet at such times and in such manner and places within or outside the British Virgin Islands as the Board of Directors may determine to be necessary or desirable.

95.	A director shall be deemed to be present at a meeting of the Board of Directors if he participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other.

96.	A director shall be given not less than 3 days notice of meetings of the Board of Directors, but a meeting of the Board of Directors held without 3 days notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting who do not attend, waive notice of the meeting and for this purpose, the presence of a director at a meeting shall constitute waiver on his part.

97.	A director may by a written instrument appoint an alternate who need not be a director and an alternate is entitled to attend meetings in the absence of the director who appointed him and to vote or consent in place of the director.

98.	A meeting of the Board of Directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one half of the total number of directors, unless there are only 2 directors in which case the quorum shall be 2.

99.	If the Company shall have only one director the provisions herein contained for meetings of the Board of Directors shall not apply but such sole director shall have full power to represent and act for the Company in all matters as are not by the Act or the Memorandum or these Articles required to be exercised by the members of the Company and in lieu of minutes of a meeting shall record in writing and sign a note or memorandum of all matters requiring a resolution of directors. Such a note or memorandum shall constitute sufficient evidence of such resolution for all purposes.

100.	At every meeting of the Board of Directors the Chairman of the Board of Directors shall preside as Chairman of the meeting. If there is no Chairman of the Board of Directors or if the Chairman of the Board of Directors is not present at the meeting the Vice Chairman of the Board of Directors shall preside. If there is no Vice Chairman of the Board of Directors or if the Vice Chairman of the Board of Directors is not present at the meeting the directors present shall choose someone of their number to be Chairman of the meeting.

101.	An action that may be taken by the Board of Directors or a committee of the Board of Directors at a meeting may also be taken by a resolution of directors or a committee of the Board of Directors consented to in writing or by telex, telegram, cable, facsimile or other written electronic communication by all directors or all members of the committee as the case may be, without the need for any notice. The consent may be in the form of counterparts, each counterpart being signed by one or more directors.

102.	The Board of Directors shall cause the following corporate records to be kept:

(a)	minutes of all meetings of the Board of Directors, members, committee of the Board of Directors, committees of officers and committees of members;

(b)	copies of all resolutions consented to by the Board of Directors, members, committees of the Board of Directors, committees of officers and committees of members; and

(c)	such other accounts and records as the Board of Directors by resolution of directors consider necessary or desirable in order to reflect the financial position of the Company.

103.	The books, records and minutes shall be kept at the registered office of the Company, its principal place of business or at such other place as the Board of Directors determines.

104.	The Board of Directors may, by resolution of directors, designate one or more committees, each consisting of one or more directors.

105.	Each committee of the Board of Directors has such powers and authorities of the Board of Directors, including the power and authority to affix the Seal, as are set forth in the resolution of directors establishing the committee, except that no committee has any power or authority to amend the Memorandum or these Articles, to appoint the Board of Directors or fix their emoluments, or to appoint officers or agents of the Company.

106.	The meetings and proceedings of each committee of the Board of Directors consisting of 2 or more directors shall be governed mutatis mutandis by the provisions of these Articles regulating the proceedings of the Board of Directors so far as the same are not superseded by any provisions in the resolution establishing the committee.

OFFICERS

107.	The Company may by resolution of directors appoint officers of the Company at such times as shall be considered necessary or expedient. Such officers may consist of a Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, a President and one or more Vice Presidents, Secretaries and Treasurers and such other officers as may from time to time be deemed desirable. Any number of offices may be held by the same person.

108.	The officers shall perform such duties as shall be prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by resolution of directors or resolution of members, but in the absence of any specific allocation of duties it shall be the responsibility of the Chairman of the Board of Directors to preside at meetings of the Board of Directors and members, the Vice Chairman to act in the absence of the Chairman, the President to manage the day to day affairs of the Company, the Vice Presidents to act in order of seniority in the absence of the President but otherwise to perform such duties as may be delegated to them by the President, the Secretaries to maintain the share register, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable Law, and the Treasurer to be responsible for the financial affairs of the Company.

109.	The emoluments of all officers shall be fixed by resolution of directors.

110.	The officers of the Company shall hold office until their successors are duly elected and qualified, but any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by resolution of directors. Any vacancy occurring in any office of the Company may be filled by resolution of directors.

CONFLICT OF INTERESTS

111.

No agreement or transaction between the Company and one or more of its directors or any person in which any director has a financial interest or to whom any director is related, including as a director of that other person, is void or voidable for this reason only or by reason only that the director is present at the meeting of the Board of Directors or at the meeting of the committee of the Board of Directors that approves the agreement or transaction or that the vote or consent of the director is counted for that purpose if the material facts of the interest of each director in the agreement or transaction and his interest in or relationship to any other party to the agreement or transaction are disclosed in good faith or are known by the other directors.

112.	A director who has an interest in any particular business to be considered at a meeting of the Board of Directors or members may be counted for purposes of determining whether the meeting is duly constituted.

INDEMNIFICATION

113.	Subject to the limitations hereinafter provided the Company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who

(a)	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of the Company; or

(b)	is or was, at the request of the Company, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

114.	The Company may only indemnify a person if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

115.	The decision of the Board of Directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful, is in the absence of fraud, sufficient for the purposes of these Articles, unless a question of Law is involved.

116.	The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

117.	If a person to be indemnified has been successful in defence of any proceedings referred to above the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amount paid in settlement and reasonably incurred by the person in connection with the proceedings.

118.	The Company may purchase and maintain insurance in relation to any person who is or was a director, an officer or a liquidator of the Company, or who at the request of the Company is or was serving as a director, an officer or a liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in these Articles.

SEAL

119.	The Company may have more than one Seal and references herein to the Seal shall be references to every Seal which shall have been duly adopted by resolution of directors. The Board of Directors shall provide for the safe custody of the Seal and for an imprint thereof to be kept at the Registered Office. Except as otherwise expressly provided herein the Seal when affixed to any written instrument shall be witnessed and attested to by the signature of a director or any other person so authorised from time to time by resolution of directors. Such authorisation may be before or after the seal is affixed may be general or specific and may refer to any number of sealings. The Board of Directors may provide for a facsimile of the Seal and of the signature of any director or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been signed as hereinbefore described.

DIVIDENDS

120.	The Company may by a resolution of directors declare and pay dividends in money, shares, or other property but dividends shall only be declared and paid out of surplus. In the event that dividends are paid in specie the Board of Directors shall have responsibility for establishing and recording in the resolution of directors authorising the dividends, a fair and proper value for the assets to be so distributed.

121.	The Board of Directors may from time to time pay to the members such interim dividends as appear to the Board of Directors to be justified by the profits of the Company.

122.	The Board of Directors may, before declaring any dividend, set aside out of the profits of the Company such sum as they think proper as a reserve fund, and may invest the sum so set apart as a reserve fund upon such securities as they may select.

123.

No dividend shall be declared and paid unless the Board of Directors determine that immediately after the payment of the dividend the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and the realisable value of the assets of the Company will not be less than the sum of its total liabilities, other than deferred taxes, as shown in its books of account, and its capital. In the absence of fraud, the decision of the Board of Directors as to the realisable value of the assets of the Company is conclusive, unless a question of Law is involved.

124.	Notice of any dividend that may have been declared shall be given to each member in manner hereinafter mentioned and all dividends unclaimed for 3 years after having been declared may be forfeited by resolution of directors for the benefit of the Company.

125.	No dividend shall bear interest as against the Company and no dividend shall be paid on treasury shares or shares held by another company of which the Company holds directly or indirectly, shares having more than 50 percent of the vote in electing directors.

126.	A share issued as a dividend by the Company shall be treated for all purposes as having been issued for money equal to the surplus that is transferred to capital upon the issue of the share.

127.	In the case of a dividend of authorised but unissued shares with par value, an amount equal to the aggregate par value of the shares shall be transferred from surplus to capital at the time of the distribution.

128.	In the case of a dividend of authorised but unissued shares without par value, the amount designated by the Board of Directors shall be transferred from surplus to capital at the time of the distribution, except that the Board of Directors must designate as capital an amount that is at least equal to the amount that the shares are entitled to as a preference, if any, in the assets of the Company upon liquidation of the Company.

129.	A division of the issued and outstanding shares of a class or series of shares into a larger number of shares of the same class or series having a proportionately smaller par value does not constitute a dividend of shares.

ACCOUNTS AND AUDIT

130.	The Company may by resolution of members call for the Board of Directors to prepare periodically a profit and loss account and a balance sheet. The profit and loss account and balance sheet shall be drawn up so as to give respectively a true and fair view of the profit or loss of the Company for the financial period and a true and fair view of the state of affairs of the Company as at the end of the financial period.

131.	The Company may by resolution of members call for the accounts to be examined by auditors.

132.	The first auditors shall be appointed by resolution of directors, subsequent auditors shall be appointed by a resolution of members.

133.	The auditors may be members of the Company but no director or other officer shall be eligible to be an auditor of the Company during his continuance in office.

134.	The remuneration of the auditors of the Company

(a)	in the case of auditors appointed by the Board of Directors, may be fixed by resolution of directors;

(b)	subject to the foregoing, shall be fixed by resolution of members or in such manner as the Company may by resolution of members determine.

135.	The auditors shall examine each profit and loss account and balance sheet required to be served on every member of the Company or laid before a meeting of the members of the Company and shall state in a written report whether or not

(a)	in their opinion the profit and loss account and balance sheet give a true and fair view respectively of the profit or loss for the period covered by the accounts, and of the state of affairs of the Company at the end of that period, and

(b)	all the information and explanations required by the auditors have been obtained.

136.	The report of the auditors shall be annexed to the accounts and shall be read at the meeting of members at which the accounts are laid before the Company or shall be served on the members.

137.	Every auditor of the Company shall have a right of access at all times to the books of account and vouchers of the Company, and shall be entitled to require from the directors and officers of the Company such information and explanations as he thinks necessary for the performance of the duties of the auditors.

138.	The auditors of the Company shall be entitled to receive notice of, and to attend any meetings of members of the Company as which the Company’s profit and loss account and balance sheet are to be presented.

NOTICES

139.	Any notice, information or written statement to be given by the Company to members may be served in the case of members holding registered shares in any way by which it can reasonably be expected to reach each member or by mail addressed to each member at the address shown in the share register.

140.	Any summons, notice, order, document, process, information or written statement to be served on the Company may be served by leaving it, or by sending it by registered mail addressed to the Company, at its registered office, or by leaving it with, or by sending it by registered mail to, the registered agent of the Company.

141.	Service of any summons, notice, order, document, process, information or written statement to be served on the Company may be proved by showing that the summons, notice, order, document, process, information or written statement was delivered to the registered office or the registered agent of the Company or that it was mailed in such time as to admit to its being delivered to the registered office or the registered agent of the Company in the normal course of delivery within the period prescribed for service and was correctly addressed and the postage was prepaid.

PENSION AND SUPERANNUATION FUNDS

142.	The Board of Directors may establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension or superannuation funds for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances or emoluments to any persons who are or were at any time in the employment or service of the Company or any company which is a subsidiary of the Company or is allied to or associated with the Company or with any such subsidiary, or who are or were at any time directors or officers of the Company or of any such other company as aforesaid or who hold or held any salaried employment or office in the Company or such other company, or any persons in whose welfare the Company or any such other company as aforesaid is or has been at any time interested, and to the wives, widows, families and dependents of any such person, and may make payments for or towards the insurance of any such persons as aforesaid, and may do any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid. Subject always to the proposal being approved by resolution of members, a director holding any such employment, or office shall be entitled to participate in and retain for his own benefit any such donation, gratuity, pension allowance or emolument.

ARBITRATION

143.

Whenever any difference arises between the Company on the one hand and any of the members or their executors, administrators or assigns on the other hand, touching the true intent and construction or the incidence or consequences of the Memorandum, these Articles or of the Act, touching anything done or executed, omitted or suffered in pursuance of the Act or touching any breach or alleged breach or otherwise relating to the premises or to these Articles, the Memorandum, or to any Act or Ordinance affecting the Company or to any of the affairs of the Company such difference shall, unless the parties agree to refer the same to a single arbitrator, be referred to 2 arbitrators one to be chosen by each of the parties to the difference and the arbitrators shall before entering on the reference appoint an umpire.

144.	If either party to the reference makes default in appointing an arbitrator either originally or by way of substitution (in the event that an appointed arbitrator shall die, be incapable of acting or refuse to act) for 10 days after the other party has given him notice to appoint the same, such other party may appoint an arbitrator to act in the place of the arbitrator of the defaulting party.

VOLUNTARY WINDING UP AND DISSOLUTION

145.	The Company may voluntarily commence to wind up and dissolve by a resolution of members but if the Company has never issued shares it may voluntarily commence to wind up and dissolve by resolution of directors.

CONTINUATION

146.	The Company may by resolution of members or by a resolution passed unanimously by all directors of the Company continue as a company incorporated under the Laws of a jurisdiction outside the British Virgin Islands in the manner provided under those Laws.

[remainder of page left intentionally blank]

We, Offshore Incorporations Limited, of P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands for the purpose of incorporating an International Business Company under the laws of the British Virgin Islands hereby subscribe our name to these Articles of Association the 1st day of July, 2002.

SUBSCRIBER	Offshore Incorporations Limited E. T. POWELL

(Sd.) E.T. POWELL Authorised Signatory

in the presence of: WITNESS	FANDY TSOI

(Sd.) Fandy Tsoi 9/F Ruttonjee House 11 Duddell Street, Central Hong Kong Production Supervisor

EXHIBIT E

FORM OF SHAREHOLDERS AGREEMENT

(See fully executed agreement attached as Exhibit 10.2

to the Registration Statement on Form F-1 filed

by Michael Kors Holdings Limited.)

EXHIBIT F

FORM OF VOTING AND LOCK-UP AGREEMENT

(See fully executed agreement attached as Exhibit 10.3

to the Registration Statement on Form F-1 filed

by Michael Kors Holdings Limited.)

EXHIBIT G

FORM OF FIRST ARTICLES OF MERGER

(See attached.)

ARTICLES OF MERGER

These Articles of Merger entered into this 8th day of July 2011 by and between MICHAEL KORS HOLDINGS LIMITED (the “Surviving Company”) and SHL-KORS LIMITED (the “Merging Company”), WITNESSETH as follows:

1.	The parties hereto do hereby adopt the Plan of Merger a copy of which is annexed hereto to the intent that the merger shall be effective on the 8th day of July 2011 (the “Effective Date”).

2.	The Memorandum and Articles of the Merging Company were registered with the Registrar of Corporate Affairs of the British Virgin Islands on the 13th day of December 2002.

3.	The Memorandum and Articles of the Surviving Company were registered with the Registrar of Corporate Affairs of the British Virgin Islands on the 13th day of December 2002.

4.	The Merger was approved for the Surviving Company:

(a)	by a written resolution of the directors dated 7th July 2011; and

(b)	by a written resolution of the members dated 7th July 2011.

5.	The Merger was approved for the Merging Company:

(a)	By a written resolution of the directors dated 7th July 2011; and

(b)	by a written resolution of the members dated 7th July 2011.

6.	The Surviving Company and the Merging Company have complied with all the provisions of the laws of the British Virgin Islands to enable them to merge upon the Effective Date.

7.	These Articles of Merger may be executed in counterparts which when taken together shall constitute one instrument.

IN WITNESS WHEREOF the parties hereto have caused these Articles of Merger to be executed on this 8th day of July 2011.

EXECUTED and DELIVERED	)
for and on behalf of	)
MICHAEL KORS HOLDINGS LIMITED	)
by	)
its duly authorised [director/signatory]	)

EXECUTED and DELIVERED	)
for and on behalf of	)
SHL-KORS LIMITED	)
by	)
its duly authorised [director/signatory]	)

EXHIBIT H

FORM OF FIRST PLAN OF MERGER

(See attached.)

PLAN OF MERGER

This Plan of Merger is made the 8th day of July 2011 between MICHAEL KORS HOLDINGS LIMITED (sometimes hereinafter referred to as “MKHL” or the “Surviving Company”) and SHL-KORS LIMITED (the “Merging Company”). MKHL and the Merging Company are herein collectively referred to as the “Companies”.

WHEREAS the Companies are BVI Business Companies registered under the BVI Business Companies Act (the “Act”) and each of them is entering into this Plan of Merger pursuant to the provisions of Sections 169 to 173 of the Act.

AND WHEREAS the directors of each of the Companies deem it desirable and in the best interest of the Companies and their respective shareholders that the Merging Company be merged with and into MKHL.

NOW THEREFORE this Plan of Merger witnesseth as follows:

1.	The constituent companies to this Plan of Merger are MKHL and the Merging Company.

2.	The surviving company is MKHL.

3.	(a)	MKHL has 1,145.0275 issued and outstanding ordinary shares of no par value per share and no issued and outstanding preference shares of no par value per share. All shares in MKHL are entitled to vote as a single class.

(b)	The Merging Company has one issued and outstanding ordinary share, par value $1.00 per share, of a single class. All shares in the Merging Company are entitled to vote as a single class.

4.	Upon the merger, the separate corporate existence of the Merging Company shall cease and the Surviving Company shall become the owner, without other transfer, of all the rights and property of the constituent companies and the Surviving Company shall become subject to all liabilities obligations and penalties of the constituent companies.

5.	The manner and basis of converting the shares of the constituent companies into shares of the Surviving Company or other property shall be as follows:

(a)	the ordinary shares of MKHL held by the Merging Company on the effective date of the merger shall be cancelled in the merger, and the ordinary shares of MKHL held by Michael Kors on the effective date of the merger shall be and continue to represent fully paid and non-assessable ordinary shares of MKHL; and

(b)	the ordinary shares of the Merging Company held by the sole member of the Merging Company on the effective date of the Merger shall be exchanged for and converted into the number of fully paid and non-assessable ordinary shares of the Surviving Company set forth next to the name of the sole member of the Merging Company and specified on Schedule I hereto.

6.	The constituent documents of MKHL as existing immediately prior to the effective date shall be the constituent documents of the Surviving Company until the same shall be altered or amended or until new constituent documents are adopted as provided therein.

7.	This Plan of Merger shall be submitted to the shareholders of each of the Companies for their approval by a resolution of shareholders.

8.	The merger shall be effective when the Articles of Merger relevant hereto and this Plan of Merger are registered by the Registrar of Corporate Affairs of the British Virgin Islands.

9.	This Plan of Merger may be executed in counterparts which when taken together shall constitute one instrument.

In witness whereof the parties hereto have caused this Plan of Merger to be executed on this 8th day of July, 2011.

EXECUTED and DELIVERED	)
for and on behalf of	)
MICHAEL KORS HOLDINGS LIMITED	)
by	)
its duly authorised [director/signatory]	)

EXECUTED and DELIVERED	)
for and on behalf of	)
SHL-KORS LIMITED	)
by	)
its duly authorised [director/signatory]	)

Schedule I

Name of Member of the Merging Company	Ordinary Shares of MKHL
SHLF	973.2734
MK	171.7541
Total	1,145.0275

EXHIBIT I

FORM OF SECOND ARTICLES OF MERGER

(See attached.)

ARTICLES OF MERGER

These Articles of Merger entered into this 11th day of July 2011 by and between MICHAEL KORS HOLDINGS LIMITED (the “Surviving Company”) and SHL FASHION LIMITED (the “Merging Company”), WITNESSETH as follows:

1.	The parties hereto do hereby adopt the Plan of Merger a copy of which is annexed hereto to the intent that the merger shall be effective on the 11th day of July 2011 (the “Effective Date”).

2.	The Memorandum and Articles of the Merging Company were registered with the Registrar of Corporate Affairs of the British Virgin Islands on the 3rd day of January 2003.

3.	The Memorandum and Articles of the Surviving Company were registered with the Registrar of Corporate Affairs of the British Virgin Islands on the 13th day of December 2002.

4.	The Merger was approved for the Surviving Company:

(a)	by a written resolution of the directors dated 7th July 2011; and

(b)	by a written resolution of the shareholders dated 7th July 2011.

5.	The Merger was approved for the Merging Company:

(a)	by a written resolution of the directors dated 7th July 2011; and

(b)	by a written resolution of the members dated 7th July 2011.

6.	The Surviving Company and the Merging Company have complied with all the provisions of the laws of the British Virgin Islands to enable them to merge upon the Effective Date.

7.	These Articles of Merger may be executed in counterparts which when taken together shall constitute one instrument.

IN WITNESS WHEREOF the parties hereto have caused these Articles of Merger to be executed on this 11th day of July 2011.

EXECUTED and DELIVERED	)
for and on behalf of	)
MICHAEL KORS HOLDINGS LIMITED	)
by	)
its duly authorised [director/signatory]	)

EXECUTED and DELIVERED	)
for and on behalf of	)
SHL FASHION LIMITED	)
by	)
its duly authorised [director/signatory]	)

EXHIBIT J

FORM OF SECOND PLAN OF MERGER

(See attached.)

PLAN OF MERGER

This Plan of Merger is made the 11th day of July, 2011 between MICHAEL KORS HOLDINGS LIMITED (sometimes hereinafter referred to as “MKHL” or the “Surviving Company”) and SHL FASHION LIMITED (the “Merging Company”). MKHL and the Merging Company are herein collectively referred to as the “Companies”.

WHEREAS the Companies are BVI Business Companies registered under the BVI Business Companies Act (the “Act”) and each of them is entering into this Plan of Merger pursuant to the provisions of Sections 169 to 173 of the Act.

AND WHEREAS the directors of each of the Companies deem it desirable and in the best interest of the Companies and their respective shareholders that the Merging Company be merged with and into MKHL.

NOW THEREFORE this Plan of Merger witnesseth as follows:

1.	The constituent companies to this Plan of Merger are MKHL and the Merging Company.

2.	The surviving company is MKHL.

3.	(a)

MKHL has 1,198.6266 issued and outstanding ordinary shares of no par value per share and no issued and outstanding preference shares of no par value per share. All shares in MKHL are entitled to vote as a single class.

(b)	The Merging Company has 10,000 issued and outstanding ordinary shares of US$1.00 par value per share, and 1,413.4789 issued and outstanding preference shares of US$1.00 par value per share. Only the ordinary shares in the Merging Company are entitled to vote as a single class.

4.	Upon the merger, the separate corporate existence of the Merging Company shall cease and the Surviving Company shall become the owner, without other transfer, of all the rights and property of the constituent companies and the Surviving Company shall become subject to all liabilities obligations and penalties of the constituent companies.

5.	The manner and basis of converting the shares of the constituent companies into shares of the Surviving Company or other property shall be as follows:

(a)	each ordinary share of MKHL held by the Merging Company on the effective date of the merger shall be cancelled in the merger;

(b)	the ordinary shares of MKHL held by Michael Kors on the effective date of the merger (except for 21.7541 of the ordinary shares held by Michael Kors and received by him in the 2010 corporate restructuring involving certain affiliates of MKHL, SHL-Kors Limited and Michael Kors that conduct operations in Canada (the “MK Canada Shares”)) shall be exchanged for and converted into the number of fully paid and non-assessable ordinary shares of no par value per share of the Surviving Company and fully paid and non-assessable preference shares of no par value per share of the Surviving Company, and the MK Canada Shares held by Michael Kors on the effective date of the merger shall be exchanged for and converted into the number of fully paid and non-assessable preference shares of no par value per share of the Surviving Company, in each case set forth next to Michael Kors’ name and specified on Schedule I hereto;

(c)	the ordinary shares of the Merging Company held by each member of the Merging Company on the effective date of the Merger shall be exchanged for and converted into the number of fully paid and non-assessable ordinary shares of no par value per share of the Surviving Company set forth next to the name of such member of the Merging Company and specified on Schedule I hereto; and

(d)	the preference shares of the Merging Company held by each member of the Merging Company on the effective date of the Merger shall be exchanged for and converted into the number of fully paid and non-assessable preference shares of no par value per share of the Surviving Company set forth next to the name of such member of the Merging Company and specified on Schedule I hereto.

6.	The constituent documents of MKHL as existing immediately prior to the effective date shall be the constituent documents of the Surviving Company until the same shall be altered or amended or until new constituent documents are adopted as provided therein.

7.	This Plan of Merger shall be submitted to the shareholders of each of the Companies for their approval by a resolution of shareholders.

8.	The merger shall be effective when the Articles of Merger relevant hereto and this Plan of Merger are registered by the Registrar of Corporate Affairs of the British Virgin Islands.

9.	This Plan of Merger may be executed in counterparts which when taken together shall constitute one instrument.

In witness whereof the parties hereto have caused this Plan of Merger to be executed on this 11th day of July, 2011.

EXECUTED and DELIVERED	)
for and on behalf of	)
MICHAEL KORS HOLDINGS LIMITED	)
by	)
its duly authorised [director/signatory]	)

EXECUTED and DELIVERED	)
for and on behalf of	)
SHL FASHION LIMITED	)
by	)
its duly authorised [director/signatory]	)

Schedule I

Shareholder	Ordinary shares of the Merging Company owned prior to the effective time of the Merger	Ordinary shares of MKHL received in the Merger for ordinary shares of the Merging Company	Preference shares of MKHL received in the Merger for ordinary shares of the Merging Company	Preference shares of the Merging Company owned prior to the effective time of the Merger	Preference shares of MKHL received in the Merger for preference shares of the Merging Company	Ordinary shares of MKHL owned immediately after the effective time of the Merger	Preference shares of MKHL owned immediately after the effective time of the Merger
Sportswear Holdings Limited	7,824	25,750,006	4,933,542	1,130.78	2,455,349	25,750,006	7,388,891
Littlestone	196	645,067	123,591	47.12	102,306	645,067	225,897
Northcroft Trading Inc.	294	967,600	185,386	70.67	153,459	967,600	338,845
Vax Trading, Inc.	196	645,067	123,591	47.12	102,306	645,067	225,897
OB Kors LLC	392	1,290,133	247,182	94.23	204,612	1,290,133	451,794
John Idol	1,000	3,291,156	630,565	–	–	3,291,156	630,565
John Muse	39.2	129,011	24,718	9.42	20,461	129,011	45,179
Muse Children’s GS Trust	19.6	64,507	12,359	4.71	10,231	64,507	22,590
JRM Interim Investors, LP	19.6	64,507	12,359	4.71	10,231	64,507	22,590
Muse Family Enterprises	19.6	64,507	12,359	4.71	10,231	64,507	22,590
Subtotal	10,000	32,911,561	6,305,652	1,413.48	3,069,187	32,911,561	9,374,838
Michael Kors	n/a	n/a	n/a	n/a	n/a	5,807,923	1,264,878	[1]
Total						38,719,484	10,639,716

1 All of these preference shares of MKHL will be received in the Merger for ordinary shares of MKHL owned by Michael Kors, including all 21.7541 ordinary shares of MKHL (on a post-MKHL Recapitalization basis) issued to Michael Kors in the 2010 Canadian Restructuring. Such 21.7541 ordinary shares of MKHL are being converted in the Merger into 895,830 preference shares of MKHL, and the other 150 ordinary shares of MKHL (on a post-MKHL Recapitalization basis) owned by Michael Kors are being converted in the Merger into 5,807,923 ordinary shares of MKHL and 369,048 preference shares of MKHL.

EXHIBIT K

FORM OF AMENDED AND RESTATED MK EMPLOYMENT AGREEMENT

(See attached.)

EXHIBIT L

FORM OF AMENDED AND RESTATED IDOL EMPLOYMENT AGREEMENT

(See attached.)

EXHIBIT M

FORM OF AMENDED FAR EAST MEMORANDUM AND ARTICLES

(See attached.)

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT, 2004

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

MICHAEL KORS FAR EAST HOLDINGS LIMITED

A COMPANY LIMITED BY SHARES

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Memorandum of Association and the attached Articles of Association, if not inconsistent with the subject or context:

“Act” means the BVI Business Companies Act, 2004 (No. 16 of 2004) and includes the regulations made under the Act;

“Articles” means the attached Articles of Association of the Company;

“Chairman of the Board” has the meaning specified in Regulation 12;

“Distribution” in relation to a distribution by the Company to a Shareholder means the direct or indirect transfer of an asset, other than Shares, to or for the benefit of the Shareholder, or the incurring of a debt to or for the benefit of a Shareholder, in relation to Shares held by a Shareholder, and whether by means of the purchase of an asset, the purchase, redemption or other acquisition of Shares, a transfer of indebtedness or otherwise, and includes a dividend;

“Eligible Person” means individuals, corporations, trusts, the estates of deceased individuals, partnerships and unincorporated associations of persons;

“Memorandum” means this Memorandum of Association of the Company;

“Registrar” means the Registrar of Corporate Affairs appointed under section 229 of the Act;

“Resolution of Directors” means either:

(a)	a resolution approved at a duly convened and constituted meeting of directors of the Company or of a committee of directors of the Company by the affirmative vote of a majority of the directors present at the meeting who voted except that where a director is given more than one vote, he shall be counted by the number of votes he casts for the purpose of establishing a majority; or

(b)	a resolution consented to in writing by all directors or by all members of a committee of directors of the Company, as the case may be;

“Resolution of Shareholders” means either:

(a)	a resolution approved at a duly convened and constituted meeting of the Shareholders of the Company by the affirmative vote of a majority of in excess of 50% of the votes of the Shares entitled to vote thereon which were present at the meeting and were voted; or

(b)	a resolution consented to in writing by a majority of in excess of 50% of the votes of Shares entitled to vote thereon;

“Seal” means any seal which has been duly adopted as the common seal of the Company;

“Securities” means Shares and debt obligations of every kind of the Company, and including without limitation options, warrants and rights to acquire Shares or debt obligations;

“Share” means a share issued or to be issued by the Company;

“Shareholder” means an Eligible Person whose name is entered in the register of members of the Company as the holder of one or more Shares or fractional Shares;

“Treasury Share” means a Share that was previously issued but was repurchased, redeemed or otherwise acquired by the Company and not cancelled; and

“written” or any term of like import includes information generated, sent, received or stored by electronic, electrical, digital, magnetic, optical, electromagnetic, biometric or photonic means, including electronic data interchange, electronic mail, telegram, telex or telecopy, and “in writing” shall be construed accordingly.

1.2	In the Memorandum and the Articles, unless the context otherwise requires a reference to:

(a)	a “Regulation” is a reference to a regulation of the Articles;

(b)	a “Clause” is a reference to a clause of the Memorandum;

(c)	voting by Shareholders is a reference to the casting of the votes attached to the Shares held by the Shareholder voting;

(d)	the Act, the Memorandum or the Articles is a reference to the Act or those documents as amended or, in the case of the Act any re-enactment thereof; and

(e)	the singular includes the plural and vice versa.

1.3	Any words or expressions defined in the Act unless the context otherwise requires bear the same meaning in the Memorandum and the Articles unless otherwise defined herein.

1.4	Headings are inserted for convenience only and shall be disregarded in interpreting the Memorandum and the Articles.

2.	NAME

The name of the Company is Michael Kors Far East Holdings Limited.

2

3.	STATUS

The Company is a company limited by shares.

4.	REGISTERED OFFICE AND REGISTERED AGENT

4.1	The first registered office of the Company is at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands, the office of the first registered agent.

4.2	The first registered agent of the Company is Offshore Incorporations Limited of P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands.

4.3	The Company may by Resolution of Shareholders or by Resolution of Directors change the location of its registered office or change its registered agent.

4.4	Any change of registered office or registered agent will take effect on the registration by the Registrar of a notice of the change filed by the existing registered agent or a legal practitioner in the British Virgin Islands acting on behalf of the Company.

5.	CAPACITY AND POWERS

5.1	Subject to the Act and any other British Virgin Islands legislation, the Company has, irrespective of corporate benefit:

(a)	full capacity to carry on or undertake any business or activity, do any act or enter into any transaction; and

(b)	for the purposes of paragraph (a), full rights, powers and privileges.

5.2	For the purposes of section 9(4) of the Act, there are no limitations on the business that the Company may carry on.

6.	NUMBER AND CLASSES OF SHARES

6.1	Shares in the company shall be issued in the currency of the United States of America.

6.2	The Company is authorised to issue a maximum of 51,500 Shares as follows:

(a)	50,000 ordinary shares of US$1.00 par value per share, issuable in one series (the “Ordinary Shares”), and

(b)	1,500 preference shares of US$1.00 par value per share, issuable in one series (the “Preference Shares”).

6.3	The Company may issue fractional Shares and a fractional Share shall have the corresponding fractional rights, obligations and liabilities of a whole Share of the same class or series of Shares.

6.4	Shares may be issued in one or more series of Shares as the directors may by Resolution of Directors determine from time to time.

3

7.	RIGHTS OF SHARES

7.1	Each Ordinary Share in the Company confers upon the Shareholder:

(a)	the right to one vote at a meeting of the Shareholders of the Company or on any Resolution of Shareholders;

(b)	the right to an equal share in any dividend paid by the Company; and

(c)	the right to an equal share in the distribution of the surplus assets of the Company on its liquidation.

7.2	Each Preference Share in the Company confers upon the Shareholder:

(a)	no right to vote at a meeting of the Shareholders of the Company or on any Resolution of Shareholders;

(b)	no right to any dividends paid by the Company;

(c)	in the event of the liquidation, dissolution or winding up of the Company, either voluntary or involuntary, be entitled to receive, prior and in preference to any distribution of any of the assets of the Company legally available for distribution to the holders of the Ordinary Shares by reason of their ownership of such shares, the amount of US$100,000.00 per share (as such amount shall be appropriately adjusted for any division or combination of shares or similar event in respect of such Preference Shares, the “Preference Shares Liquidation Amount”). If, upon the occurrence of the liquidation, dissolution or winding up of the Company, the assets legally available for distribution among the holders of the Preference Shares are insufficient to permit the payment to such holders of the full preferential amount, then all of the assets of the Company legally available for distribution shall be distributed ratably amongst the holders of the Preference Shares in proportion to the preferential amount each such holder is otherwise entitled to receive. After setting apart or paying in full the preferential amounts due to the holders of the Preference Shares as aforesaid, the remaining assets, if any, of the Company legally available for distribution to members shall be distributed ratably amongst the holders of the Ordinary Shares; and

(d)	(i)	subject to the provisions of the Act and the Articles with respect to the redemption and cancellation of shares, be subject to redemption by the Company, at any time and from time to time, without the consent of the holders thereof, in whole or in part, on not less than five (5) business days’ notice in writing to the holders thereof stating the number of Preference Shares held by the holder that the Company intends to redeem at the date fixed for redemption, at a price per share equal to the Preference Shares Liquidation Amount (the “Redemption Price”); provided that the Company shall have the right to exercise such redemption rights with respect to any redemption of Preference Shares only on a pro rata basis with respect to the number of Preference Shares held by each holder;

	(ii)	in addition, upon (i) the consolidation or merger of the Company with or into any other company or companies not being a wholly owned subsidiary of the Company, or a sale, conveyance or disposition of all or substantially all of the assets of the Company (in any transaction or series of related transactions), or (ii) the issue of shares by the Company and/or a sale by the existing members of the Company in any transaction or series of related transactions (including a public offering) in which the aggregate number of votes attached to the shares to be issued and/or sold is greater than the number of votes attached to the issued and outstanding shares immediately prior to the transaction or series of related transactions, or (iii) the acquisition by any person or group of persons

4

acting jointly or otherwise in concert, other than Sportswear Holdings Limited and its affiliates, of more than 50% of the issued and outstanding shares (any one of the foregoing being a “Change of Control”), at the option of any holder of outstanding Preference Shares, be redeemed by the Company at the Redemption Price in the manner provided below. Such redemption shall occur immediately prior to or simultaneously with the consummation of such Change of Control. The Company will give written notice of any Change of Control, stating the substance and intended date of consummation thereof, not more than sixty (60) business days nor less than twenty (20) business days prior to the date of consummation thereof. Each holder of the Preference Shares shall have ten (10) business days from the date of their receipt of such notice to demand (by written notice mailed to the Company) redemption of all or any portion of the Preference Shares held by such holder; provided that unless a holder provides written notice to the Company to the contrary, each holder shall be deemed to have provided such written demand notice in accordance with this sentence in respect of all of their Preference Shares; and

(iii)	each holder of any Preference Shares to be redeemed pursuant to the foregoing provisions shall surrender to the Company the certificates evidencing such shares. The Redemption Price of such shares shall be payable to those persons whose names appear in the share register of the Company and whose names appear on such share certificates as the respective owners thereof, and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new share certificate shall be issued representing the unredeemed shares. All of the Preference Shares to be redeemed pursuant to the foregoing provisions shall be cancelled upon their redemption and shall not be available for reissue.

7.3	The Company may by Resolution of Directors redeem, purchase or otherwise acquire all or any of the Shares in the Company subject to Clause 7.2 above and Regulation 3 of the Articles.

8.	VARIATION OF RIGHTS

If at any time the Shares are divided into different classes, the rights attached to any class may only be varied, whether or not the Company is in liquidation, with the consent in writing of or by a resolution passed at a meeting by the holders of not less than a majority of the issued Shares in that class.

9.	RIGHTS NOT VARIED BY THE ISSUE OF SHARES PARI PASSU

The rights conferred upon the holders of the Shares of any class shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

10.	REGISTERED SHARES

10.1	The Company shall issue registered Shares only.

10.2	The Company is not authorised to issue bearer Shares, convert registered Shares to bearer Shares or exchange registered Shares for bearer Shares.

11.	TRANSFER OF SHARES

11.1	The Company shall, on receipt of an instrument of transfer complying with Sub-Regulation 6.1 of the Articles, enter the name of the transferee of a Share in the register of members unless the directors resolve to refuse or delay the registration of the transfer for reasons that shall be specified in a Resolution of Directors.

5

11.2	The directors may not resolve to refuse or delay the transfer of a Share unless the Shareholder has failed to pay an amount due in respect of the Share.

12.	AMENDMENT OF THE MEMORANDUM AND THE ARTICLES

12.1	Subject to Clause 8, the Company may amend the Memorandum or the Articles by Resolution of Shareholders or by Resolution of Directors, save that no amendment may be made by Resolution of Directors:

(a)	to restrict the rights or powers of the Shareholders to amend the Memorandum or the Articles;

(b)	to change the percentage of Shareholders required to pass a Resolution of Shareholders to amend the Memorandum or the Articles;

(c)	in circumstances where the Memorandum or the Articles cannot be amended by the Shareholders; or

(d)	to Clauses 7, 8, 6 or this Clause 12.

12.2	Any amendment of the Memorandum or the Articles will take effect on the registration by the Registrar of a notice of amendment, or restated Memorandum and Articles, filed by the registered agent.

We, OFFSHORE INCORPORATIONS LIMITED of P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands for the purpose of incorporating a BVI Business Company under the laws of the British Virgin Islands hereby sign this Memorandum of Association on the 7th day of July, 2010.

Incorporator

(Sd.) Rexella D Hodge Authorised Signatory HARNEYS CORPORATE SERVICES LIMITED

6

[ This page has been intentionally left blank ]

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT, 2004

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

MICHAEL KORS FAR EAST HOLDINGS LIMITED

A COMPANY LIMITED BY SHARES

1.	REGISTERED SHARES

1.1	Every Shareholder is entitled to a certificate signed by a director or officer of the Company, or any other person authorised by Resolution of Directors, or under the Seal specifying the number of Shares held by him and the signature of the director, officer or authorised person and the Seal may be facsimiles.

1.2	Any Shareholder receiving a certificate shall indemnify and hold the Company and its directors and officers harmless from any loss or liability which it or they may incur by reason of any wrongful or fraudulent use or representation made by any person by virtue of the possession thereof. If a certificate for Shares is worn out or lost it may be renewed on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as may be required by Resolution of Directors.

1.3	If several Eligible Persons are registered as joint holders of any Shares, any one of such Eligible Persons may give an effectual receipt for any Distribution.

2.	SHARES

2.1	Shares and other Securities may be issued at such times, to such Eligible Persons, for such consideration and on such terms as the directors may by Resolution of Directors determine.

2.2	Section 46 of the Act (Pre-emptive rights) does not apply to the Company.

2.3	A Share may be issued for consideration in any form, including money, a promissory note, or other written obligation to contribute money or property, real property, personal property (including goodwill and know-how), services rendered or a contract for future services.

2.4	The consideration for a Share with par value shall not be less than the par value of the Share. If a Share with par value is issued for consideration less than the par value, the person to whom the Share is issued is liable to pay to the Company an amount equal to the difference between the issue price and the par value.

2.5	No Shares may be issued for a consideration other than money, unless a Resolution of Directors has been passed stating:

(a)	the amount to be credited for the issue of the Shares;

(b)	the determination of the directors of the reasonable present cash value of the non-money consideration for the issue; and

(c)	that, in the opinion of the directors, the present cash value of the non-money consideration for the issue is not less than the amount to be credited for the issue of the Shares.

2.6	The consideration paid for any Share, whether a par value Share or a no par value Share shall not be treated as a liability or debt of the Company for the purposes of

(a)	the solvency test in Regulations 3 and 18; and

(b)	sections 197 and 209 of the Act.

2.7	The Company shall keep a register (the “register of members”) containing:

(a)	the names and addresses of the Eligible Persons who hold Shares;

(b)	the number of each class and series of Shares held by each Shareholder;

(c)	the date on which the name of each Shareholder was entered in the register of members; and

(d)	the date on which any Eligible Person ceased to be a Shareholder.

2.8	The register of members may be in any such form as the directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until the directors otherwise determine, the magnetic, electronic or other data storage form shall be the original register of members.

2.9	A Share is deemed to be issued when the name of the Shareholder is entered in the register of members.

3.	REDEMPTION OF SHARES AND TREASURY SHARES

3.1	The Company may purchase, redeem or otherwise acquire and hold its own Shares save that the Company may not purchase, redeem or otherwise acquire its own Shares without the consent of Shareholders whose Shares are to be purchased, redeemed or otherwise acquired unless the Company is permitted by the Act or any other provision in the Memorandum or Articles to purchase, redeem or otherwise acquire the Shares without their consent.

3.2	The Company may only offer to purchase, redeem or otherwise acquire Shares if the Resolution of Directors authorising the purchase, redemption or other acquisition contains a statement that the directors are satisfied, on reasonable grounds, that immediately after the acquisition the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

3.3	Sections 60 (Process for acquisition of own shares), 61 (Offer to one or more shareholders) and 62 (Shares redeemed otherwise than at the option of company) of the Act shall not apply to the Company.

3.4	Shares that the Company purchases, redeems or otherwise acquires pursuant to this Regulation may be cancelled or held as Treasury Shares except to the extent that such Shares are in excess of 50% of the issued Shares in which case they shall be cancelled but they shall be available for reissue.

3.5	All rights and obligations attaching to a Treasury Share are suspended and shall not be exercised by the Company while it holds the Share as a Treasury Share.

2

3.6	Treasury Shares may be transferred by the Company on such terms and conditions (not otherwise inconsistent with the Memorandum and the Articles) as the Company may by Resolution of Directors determine.

3.7	Where Shares are held by another body corporate of which the Company holds, directly or indirectly, shares having more than 50% of the votes in the election of directors of the other body corporate, all rights and obligations attaching to the Shares held by the other body corporate are suspended and shall not be exercised by the other body corporate.

4.	MORTGAGES AND CHARGES OF SHARES

4.1	Shareholders may mortgage or charge their Shares.

4.2	There shall be entered in the register of members at the written request of the Shareholder:

(a)	a statement that the Shares held by him are mortgaged or charged;

(b)	the name of the mortgagee or chargee; and

(c)	the date on which the particulars specified in subparagraphs (a) and (b) are entered in the register of members.

4.3	Where particulars of a mortgage or charge are entered in the register of members, such particulars may be cancelled:

(a)	with the written consent of the named mortgagee or chargee or anyone authorised to act on his behalf; or

(b)	upon evidence satisfactory to the directors of the discharge of the liability secured by the mortgage or charge and the issue of such indemnities as the directors shall consider necessary or desirable.

4.4	Whilst particulars of a mortgage or charge over Shares are entered in the register of members pursuant to this Regulation:

(a)	no transfer of any Share the subject of those particulars shall be effected;

(b)	the Company may not purchase, redeem or otherwise acquire any such Share; and

(c)	no replacement certificate shall be issued in respect of such Shares,

without the written consent of the named mortgagee or chargee.

5.	FORFEITURE

5.1	Shares that are not fully paid on issue are subject to the forfeiture provisions set forth in this Regulation and for this purpose Shares issued for a promissory note, other written obligation to contribute money or property or a contract for future services are deemed to be not fully paid.

5.2	A written notice of call specifying the date for payment to be made shall be served on the Shareholder who defaults in making payment in respect of the Shares.

3

5.3	The written notice of call referred to in Sub-Regulation 5.2 shall name a further date not earlier than the expiration of 14 days from the date of service of the notice on or before which the payment required by the notice is to be made and shall contain a statement that in the event of non-payment at or before the time named in the notice the Shares, or any of them, in respect of which payment is not made will be liable to be forfeited.

5.4	Where a written notice of call has been issued pursuant to Sub-Regulation 5.3 and the requirements of the notice have not been complied with, the directors may, at any time before tender of payment, forfeit and cancel the Shares to which the notice relates.

5.5	The Company is under no obligation to refund any moneys to the Shareholder whose Shares have been cancelled pursuant to Sub-Regulation 5.4 and that Shareholder shall be discharged from any further obligation to the Company.

6.	TRANSFER OF SHARES

6.1	Shares may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee, which shall be sent to the Company for registration.

6.2	The transfer of a Share is effective when the name of the transferee is entered on the register of members.

6.3	If the directors of the Company are satisfied that an instrument of transfer relating to Shares has been signed but that the instrument has been lost or destroyed, they may resolve by Resolution of Directors:

(a)	to accept such evidence of the transfer of Shares as they consider appropriate; and

(b)	that the transferee’s name should be entered in the register of members notwithstanding the absence of the instrument of transfer.

6.4	Subject to the Memorandum, the personal representative of a deceased Shareholder may transfer a Share even though the personal representative is not a Shareholder at the time of the transfer.

7.	MEETINGS AND CONSENTS OF SHAREHOLDERS

7.1	Any director of the Company may convene meetings of the Shareholders at such times and in such manner and places within or outside the British Virgin Islands as the director considers necessary or desirable.

7.2	Upon the written request of Shareholders entitled to exercise 30% or more of the voting rights in respect of the matter for which the meeting is requested the directors shall convene a meeting of Shareholders.

7.3	The director convening a meeting shall give not less than 7 days’ notice of a meeting of Shareholders to:

(a)	those Shareholders whose names on the date the notice is given appear as Shareholders in the register of members of the Company and are entitled to vote at the meeting; and

(b)	the other directors.

7.4	The director convening a meeting of Shareholders may fix as the record date for determining those Shareholders that are entitled to vote at the meeting the date notice is given of the meeting, or such other date as may be specified in the notice, being a date not earlier than the date of the notice.

4

7.5	A meeting of Shareholders held in contravention of the requirement to give notice is valid if Shareholders holding at least 90% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a Shareholder at the meeting shall constitute waiver in relation to all the Shares which that Shareholder holds.

7.6	The inadvertent failure of a director who convenes a meeting to give notice of a meeting to a Shareholder or another director, or the fact that a Shareholder or another director has not received notice, does not invalidate the meeting.

7.7	A Shareholder may be represented at a meeting of Shareholders by a proxy who may speak and vote on behalf of the Shareholder.

7.8	The instrument appointing a proxy shall be produced at the place designated for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote. The notice of the meeting may specify an alternative or additional place or time at which the proxy shall be presented.

7.9	The instrument appointing a proxy shall be in substantially the following form or such other form as the chairman of the meeting shall accept as properly evidencing the wishes of the Shareholder appointing the proxy.

[ COMPANY NAME ]

I/We being a Shareholder of the above Company HEREBY APPOINT                      of                      or failing him                      of                      to be my/our proxy to vote for me/us at the meeting of Shareholders to be held on the          day of                  , 20         and at any adjournment thereof.

(Any restrictions on voting to be inserted here.)

Signed this          day of                 , 20

Shareholder

7.10	The following applies where Shares are jointly owned:

(a)	if two or more persons hold Shares jointly each of them may be present in person or by proxy at a meeting of Shareholders and may speak as a Shareholder;

(b)	if only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners; and

(c)	if two or more of the joint owners are present in person or by proxy they must vote as one.

7.11	A Shareholder shall be deemed to be present at a meeting of Shareholders if he participates by telephone or other electronic means and all Shareholders participating in the meeting are able to hear each other.

7.12	A meeting of Shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50% of the votes of the Shares entitled to vote on Resolutions of

5

Shareholders to be considered at the meeting. A quorum may comprise a single Shareholder or proxy and then such person may pass a Resolution of Shareholders and a certificate signed by such person accompanied where such person be a proxy by a copy of the proxy instrument shall constitute a valid Resolution of Shareholders.

7.13	If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved; in any other case it shall stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the Shares or each class or series of Shares entitled to vote on the matters to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

7.14	At every meeting of Shareholders, the Chairman of the Board shall preside as chairman of the meeting. If there is no Chairman of the Board or if the Chairman of the Board is not present at the meeting, the Shareholders present shall choose one of their number to be the chairman. If the Shareholders are unable to choose a chairman for any reason, then the person representing the greatest number of voting Shares present in person or by proxy at the meeting shall preside as chairman failing which the oldest individual Shareholder or representative of a Shareholder present shall take the chair.

7.15	The chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

7.16	At any meeting of the Shareholders the chairman is responsible for deciding in such manner as he considers appropriate whether any resolution proposed has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes of the meeting. If the chairman has any doubt as to the outcome of the vote on a proposed resolution, he shall cause a poll to be taken of all votes cast upon such resolution. If the chairman fails to take a poll then any Shareholder present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall cause a poll to be taken. If a poll is taken at any meeting, the result shall be announced to the meeting and recorded in the minutes of the meeting.

7.17	Subject to the specific provisions contained in this Regulation for the appointment of representatives of Eligible Persons other than individuals the right of any individual to speak for or represent a Shareholder shall be determined by the law of the jurisdiction where, and by the documents by which, the Eligible Person is constituted or derives its existence. In case of doubt, the directors may in good faith seek legal advice from any qualified person and unless and until a court of competent jurisdiction shall otherwise rule, the directors may rely and act upon such advice without incurring any liability to any Shareholder or the Company.

7.18	Any Eligible Person other than an individual which is a Shareholder may by resolution of its directors or other governing body authorise such individual as it thinks fit to act as its representative at any meeting of Shareholders or of any class of Shareholders, and the individual so authorised shall be entitled to exercise the same rights on behalf of the Shareholder which he represents as that Shareholder could exercise if it were an individual.

7.19	The chairman of any meeting at which a vote is cast by proxy or on behalf of any Eligible Person other than an individual may call for a notarially certified copy of such proxy or authority which shall be

6

produced within 7 days of being so requested or the votes cast by such proxy or on behalf of such Eligible Person shall be disregarded.

7.20	Directors of the Company may attend and speak at any meeting of Shareholders and at any separate meeting of the holders of any class or series of Shares.

7.21	An action that may be taken by the Shareholders at a meeting may also be taken by a resolution consented to in writing, without the need for any notice, but if any Resolution of Shareholders is adopted otherwise than by the unanimous written consent of all Shareholders, a copy of such resolution shall forthwith be sent to all Shareholders not consenting to such resolution. The consent may be in the form of counterparts, each counterpart being signed by one or more Shareholders. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the earliest date upon which Shareholders holding a sufficient number of votes of Shares to constitute a Resolution of Shareholders have consented to the resolution by signed counterparts.

8.	DIRECTORS

8.1	The first directors of the Company shall be appointed by the first registered agent within 6 months of the date of incorporation of the Company; and thereafter, the directors shall be elected by Resolution of Shareholders or by Resolution of Directors.

8.2	No person shall be appointed as a director, or nominated as a reserve director, of the Company unless he has consented in writing to be a director or to be nominated as a reserve director.

8.3	Subject to Sub-Regulation 8.1, the minimum number of directors shall be one and there shall be no maximum number.

8.4	Each director holds office for the term, if any, fixed by the Resolution of Shareholders or the Resolution of Directors appointing him, or until his earlier death, resignation or removal. If no term is fixed on the appointment of a director, the director serves indefinitely until his earlier death, resignation or removal.

8.5	A director may be removed from office,

(a)	with or without cause, by Resolution of Shareholders passed at a meeting of Shareholders called for the purposes of removing the director or for purposes including the removal of the director or by a written resolution passed by at least 75% of the Shareholders of the Company entitled to vote; or

(b)	with cause, by Resolution of Directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director.

8.6	A director may resign his office by giving written notice of his resignation to the Company and the resignation has effect from the date the notice is received by the Company or from such later date as may be specified in the notice. A director shall resign forthwith as a director if he is, or becomes, disqualified from acting as a director under the Act.

8.7	The directors may at any time appoint any person to be a director either to fill a vacancy or as an addition to the existing directors. Where the directors appoint a person as director to fill a vacancy, the term shall not exceed the term that remained when the person who has ceased to be a director ceased to hold office.

8.8	A vacancy in relation to directors occurs if a director dies or otherwise ceases to hold office prior to the expiration of his term of office.

7

8.9	Where the Company only has one Shareholder who is an individual and that Shareholder is also the sole director of the Company, the sole Shareholder/director may, by instrument in writing, nominate a person who is not disqualified from being a director of the Company as a reserve director of the Company to act in the place of the sole director in the event of his death.

8.10	The nomination of a person as a reserve director of the Company ceases to have effect if:

(a)	before the death of the sole Shareholder/director who nominated him,

(i)	he resigns as reserve director, or

(ii)	the sole Shareholder/director revokes the nomination in writing; or

(b)	the sole Shareholder/director who nominated him ceases to be able to be the sole Shareholder/director of the Company for any reason other than his death.

8.11	The Company shall keep a register of directors containing:

(a)	the names and addresses of the persons who are directors of the Company or who have been nominated as reserve directors of the Company;

(b)	the date on which each person whose name is entered in the register was appointed as a director, or nominated as a reserve director, of the Company;

(c)	the date on which each person named as a director ceased to be a director of the Company;

(d)	the date on which the nomination of any person nominated as a reserve director ceased to have effect; and

(e)	such other information as may be prescribed by the Act.

8.12	The register of directors may be kept in any such form as the directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until a Resolution of Directors determining otherwise is passed, the magnetic, electronic or other data storage shall be the original register of directors.

8.13	The directors may, by Resolution of Directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company.

8.14	A director is not required to hold a Share as a qualification to office.

9.	POWERS OF DIRECTORS

9.1	The business and affairs of the Company shall be managed by, or under the direction or supervision of, the directors of the Company. The directors of the Company have all the powers necessary for managing, and for directing and supervising, the business and affairs of the Company. The directors may pay all expenses incurred preliminary to and in connection with the incorporation of the Company and may exercise all such powers of the Company as are not by the Act or by the Memorandum or the Articles required to be exercised by the Shareholders.

9.2	Each director shall exercise his powers for a proper purpose and shall not act or agree to the Company acting in a manner that contravenes the Memorandum, the Articles or the Act. Each director, in

8

exercising his powers or performing his duties, shall act honestly and in good faith in what the director believes to be the best interests of the Company.

9.3	If the Company is the wholly owned subsidiary of a holding company, a director of the Company may, when exercising powers or performing duties as a director, act in a manner which he believes is in the best interests of the holding company even though it may not be in the best interests of the Company.

9.4	Any director which is a body corporate may appoint any individual as its duly authorised representative for the purpose of representing it at meetings of the directors, with respect to the signing of consents or otherwise.

9.5	The continuing directors may act notwithstanding any vacancy in their body.

9.6	The directors may by Resolution of Directors exercise all the powers of the Company to incur indebtedness, liabilities or obligations and to secure indebtedness, liabilities or obligations whether of the Company or of any third party.

9.7	All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by Resolution of Directors.

9.8	For the purposes of Section 175 (Disposition of assets) of the Act, the directors may by Resolution of Directors determine that any sale, transfer, lease, exchange or other disposition is in the usual or regular course of the business carried on by the Company and such determination is, in the absence of fraud, conclusive.

10.	PROCEEDINGS OF DIRECTORS

10.1	Any one director of the Company may call a meeting of the directors by sending a written notice to each other director.

10.2	The directors of the Company or any committee thereof may meet at such times and in such manner and places within or outside the British Virgin Islands as the directors may determine to be necessary or desirable.

10.3	A director is deemed to be present at a meeting of directors if he participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other.

10.4	A director shall be given not less than 3 days’ notice of meetings of directors, but a meeting of directors held without 3 days’ notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting who do not attend waive notice of the meeting, and for this purpose the presence of a director at a meeting shall constitute waiver by that director. The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does not invalidate the meeting.

10.5	A director may by a written instrument appoint an alternate who need not be a director and the alternate shall be entitled to attend meetings in the absence of the director who appointed him and to vote in place of the director until the appointment lapses or is terminated.

10.6	A meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one-half of the total number of directors, unless there are only 2 directors in which case the quorum is 2.

9

10.7	If the Company has only one director the provisions herein contained for meetings of directors do not apply and such sole director has full power to represent and act for the Company in all matters as are not by the Act, the Memorandum or the Articles required to be exercised by the Shareholders. In lieu of minutes of a meeting the sole director shall record in writing and sign a note or memorandum of all matters requiring a Resolution of Directors. Such a note or memorandum constitutes sufficient evidence of such resolution for all purposes.

10.8	At meetings of directors at which the Chairman of the Board is present, he shall preside as chairman of the meeting. If there is no Chairman of the Board or if the Chairman of the Board is not present, the directors present shall choose one of their number to be chairman of the meeting.

10.9	An action that may be taken by the directors or a committee of directors at a meeting may also be taken by a Resolution of Directors or a resolution of a committee of directors consented to in writing by all directors or by all members of the committee, as the case may be, without the need for any notice. The consent may be in the form of counterparts each counterpart being signed by one or more directors. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the date upon which the last director has consented to the resolution by signed counterparts.

11.	COMMITTEES

11.1	The directors may, by Resolution of Directors, designate one or more committees, each consisting of one or more directors, and delegate one or more of their powers, including the power to affix the Seal, to the committee.

11.2	The directors have no power to delegate to a committee of directors any of the following powers:

(a)	to amend the Memorandum or the Articles;

(b)	to designate committees of directors;

(c)	to delegate powers to a committee of directors;

(d)	to appoint or remove directors;

(e)	to appoint or remove an agent;

(f)	to approve a plan of merger, consolidation or arrangement;

(g)	to make a declaration of solvency or to approve a liquidation plan; or

(h)	to make a determination that immediately after a proposed Distribution the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

11.3	Sub-Regulation 11.2(b) and (c) do not prevent a committee of directors, where authorised by the Resolution of Directors appointing such committee or by a subsequent Resolution of Directors, from appointing a sub-committee and delegating powers exercisable by the committee to the sub-committee.

11.4	The meetings and proceedings of each committee of directors consisting of 2 or more directors shall be governed mutatis mutandis by the provisions of the Articles regulating the proceedings of directors so far as the same are not superseded by any provisions in the Resolution of Directors establishing the committee.

10

11.5	Where the directors delegate their powers to a committee of directors they remain responsible for the exercise of that power by the committee, unless they believed on reasonable grounds at all times before the exercise of the power that the committee would exercise the power in conformity with the duties imposed on directors of the Company under the Act.

12.	OFFICERS AND AGENTS

12.1	The Company may by Resolution of Directors appoint officers of the Company at such times as may be considered necessary or expedient. Such officers may consist of a Chairman of the Board of Directors, a president and one or more vice-presidents, secretaries and treasurers and such other officers as may from time to time be considered necessary or expedient. Any number of offices may be held by the same person.

12.2	The officers shall perform such duties as are prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by Resolution of Directors. In the absence of any specific prescription of duties it shall be the responsibility of the Chairman of the Board to preside at meetings of directors and Shareholders, the president to manage the day to day affairs of the Company, the vice-presidents to act in order of seniority in the absence of the president but otherwise to perform such duties as may be delegated to them by the president, the secretaries to maintain the register of members, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the treasurer to be responsible for the financial affairs of the Company.

12.3	The emoluments of all officers shall be fixed by Resolution of Directors.

12.4	The officers of the Company shall hold office until their successors are duly appointed, but any officer elected or appointed by the directors may be removed at any time, with or without cause, by Resolution of Directors. Any vacancy occurring in any office of the Company may be filled by Resolution of Directors.

12.5	The directors may, by Resolution of Directors, appoint any person, including a person who is a director, to be an agent of the Company.

12.6	An agent of the Company shall have such powers and authority of the directors, including the power and authority to affix the Seal, as are set forth in the Articles or in the Resolution of Directors appointing the agent, except that no agent has any power or authority with respect to the following:

(a)	to amend the Memorandum or the Articles;

(b)	to change the registered office or agent;

(c)	to designate committees of directors;

(d)	to delegate powers to a committee of directors;

(e)	to appoint or remove directors;

(f)	to appoint or remove an agent;

(g)	to fix emoluments of directors;

(h)	to approve a plan of merger, consolidation or arrangement;

(i)	to make a declaration of solvency or to approve a liquidation plan;

11

(j)	to make a determination that immediately after a proposed Distribution the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due; or

(k)	to authorise the Company to continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands.

12.7	The Resolution of Directors appointing an agent may authorise the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent by the Company.

12.8	The directors may remove an agent appointed by the Company and may revoke or vary a power conferred on him.

13.	CONFLICT OF INTERESTS

13.1	A director of the Company shall, forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose the interest to all other directors of the Company.

13.2	For the purposes of Sub-Regulation 13.1, a disclosure to all other directors to the effect that a director is a member, director or officer of another named entity or has a fiduciary relationship with respect to the entity or a named individual and is to be regarded as interested in any transaction which may, after the date of the entry into the transaction or disclosure of the interest, be entered into with that entity or individual, is a sufficient disclosure of interest in relation to that transaction.

13.3	A director of the Company who is interested in a transaction entered into or to be entered into by the Company may:

(a)	vote on a matter relating to the transaction;

(b)	attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

(c)	sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction,

and, subject to compliance with the Act shall not, by reason of his office be accountable to the Company for any benefit which he derives from such transaction and no such transaction shall be liable to be avoided on the grounds of any such interest or benefit.

14.	INDEMNIFICATION

14.1	Subject to the limitations hereinafter provided the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a)	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the Company; or

(b)	is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

12

14.2	The indemnity in Sub-Regulation 14.1 only applies if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful.

14.3	For the purposes of Sub-Regulation 14.2, a director acts in the best interests of the Company if he acts in the best interests of

(a)	the Company’s holding company; or

(b)	a Shareholder or Shareholders of the Company;

in either case, in the circumstances specified in Sub-Regulation 9.3 or the Act, as the case may be.

14.4	The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the Articles, unless a question of law is involved.

14.5	The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

14.6	Expenses, including legal fees, incurred by a director in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the director is not entitled to be indemnified by the Company in accordance with Sub-Regulation 14.1.

14.7	Expenses, including legal fees, incurred by a former director in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the former director to repay the amount if it shall ultimately be determined that the former director is not entitled to be indemnified by the Company in accordance with Sub-Regulation 14.1 and upon such terms and conditions, if any, as the Company deems appropriate.

14.8	The indemnification and advancement of expenses provided by, or granted pursuant to, this section is not exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled under any agreement, Resolution of Shareholders, resolution of disinterested directors or otherwise, both as to acting in the person’s official capacity and as to acting in another capacity while serving as a director of the Company.

14.9	If a person referred to in Sub-Regulation 14.1 has been successful in defence of any proceedings referred to in Sub-Regulation 14.1, the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

14.10	The Company may purchase and maintain insurance in relation to any person who is or was a director, officer or liquidator of the Company, or who at the request of the Company is or was serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in the Articles.

13

15.	RECORDS

15.1	The Company shall keep the following documents at the office of its registered agent:

(a)	the Memorandum and the Articles;

(b)	the register of members, or a copy of the register of members;

(c)	the register of directors, or a copy of the register of directors; and

(d)	copies of all notices and other documents filed by the Company with the Registrar of Corporate Affairs in the previous 10 years.

15.2	Until the directors determine otherwise by Resolution of Directors the Company shall keep the original register of members and original register of directors at the office of its registered agent.

15.3	If the Company maintains only a copy of the register of members or a copy of the register of directors at the office of its registered agent, it shall:

(a)	within 15 days of any change in either register, notify the registered agent in writing of the change; and

(b)	provide the registered agent with a written record of the physical address of the place or places at which the original register of members or the original register of directors is kept.

15.4	The Company shall keep the following records at the office of its registered agent or at such other place or places, within or outside the British Virgin Islands, as the directors may determine:

(a)	minutes of meetings and Resolutions of Shareholders and classes of Shareholders; and

(b)	minutes of meetings and Resolutions of Directors and committees of directors.

15.5	Where any original records referred to in this Regulation are maintained other than at the office of the registered agent of the Company, and the place at which the original records is changed, the Company shall provide the registered agent with the physical address of the new location of the records of the Company within 14 days of the change of location.

15.6	The records kept by the Company under this Regulation shall be in written form or either wholly or partly as electronic records complying with the requirements of the Electronic Transactions Act, 2001 (No. 5 of 2001) as from time to time amended or re-enacted.

16.	REGISTER OF CHARGES

The Company shall maintain at the office of its registered agent a register of charges in which there shall be entered the following particulars regarding each mortgage, charge and other encumbrance created by the Company:

(a)	the date of creation of the charge;

(b)	a short description of the liability secured by the charge;

(c)	a short description of the property charged;

14

(d)	the name and address of the trustee for the security or, if there is no such trustee, the name and address of the chargee;

(e)	unless the charge is a security to bearer, the name and address of the holder of the charge; and

(f)	details of any prohibition or restriction contained in the instrument creating the charge on the power of the Company to create any future charge ranking in priority to or equally with the charge.

17.	SEAL

The Company shall have a Seal an impression of which shall be kept at the office of the registered agent of the Company. The Company may have more than one Seal and references herein to the Seal shall be references to every Seal which shall have been duly adopted by Resolution of Directors. The directors shall provide for the safe custody of the Seal and for an imprint thereof to be kept at the registered office. Except as otherwise expressly provided herein the Seal when affixed to any written instrument shall be witnessed and attested to by the signature of any one director or other person so authorised from time to time by Resolution of Directors. Such authorisation may be before or after the Seal is affixed, may be general or specific and may refer to any number of sealings. The directors may provide for a facsimile of the Seal and of the signature of any director or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been attested to as hereinbefore described.

18.	DISTRIBUTIONS BY WAY OF DIVIDEND

18.1	The directors of the Company may, by Resolution of Directors, authorise a Distribution by way of dividend at a time and of an amount they think fit if they are satisfied, on reasonable grounds, that, immediately after the Distribution, the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

18.2	Dividends may be paid in money, shares, or other property.

18.3	Notice of any dividend that may have been declared shall be given to each Shareholder as specified in Sub-Regulation 20.1 and all dividends unclaimed for 3 years after having been declared may be forfeited by Resolution of Directors for the benefit of the Company.

18.4	No dividend shall bear interest as against the Company and no dividend shall be paid on Treasury Shares.

19.	ACCOUNTS AND AUDIT

19.1	The Company shall keep records that are sufficient to show and explain the Company’s transactions and that will, at any time, enable the financial position of the Company to be determined with reasonable accuracy.

19.2	The Company may by Resolution of Shareholders call for the directors to prepare periodically and make available a profit and loss account and a balance sheet. The profit and loss account and balance sheet shall be drawn up so as to give respectively a true and fair view of the profit and loss of the Company for a financial period and a true and fair view of the assets and liabilities of the Company as at the end of a financial period.

19.3	The Company may by Resolution of Shareholders call for the accounts to be examined by auditors.

15

19.4	The first auditors shall be appointed by Resolution of Directors; subsequent auditors shall be appointed by Resolution of Shareholders or by Resolution of Directors.

19.5	The auditors may be Shareholders, but no director or other officer shall be eligible to be an auditor of the Company during their continuance in office.

19.6	The remuneration of the auditors of the Company may be fixed by Resolution of Directors.

19.7	The auditors shall examine each profit and loss account and balance sheet required to be laid before a meeting of the Shareholders or otherwise given to Shareholders and shall state in a written report whether or not:

(a)	in their opinion the profit and loss account and balance sheet give a true and fair view respectively of the profit and loss for the period covered by the accounts, and of the assets and liabilities of the Company at the end of that period; and

(b)	all the information and explanations required by the auditors have been obtained.

19.8	The report of the auditors shall be annexed to the accounts and shall be read at the meeting of Shareholders at which the accounts are laid before the Company or shall be otherwise given to the Shareholders.

19.9	Every auditor of the Company shall have a right of access at all times to the books of account and vouchers of the Company, and shall be entitled to require from the directors and officers of the Company such information and explanations as he thinks necessary for the performance of the duties of the auditors.

19.10	The auditors of the Company shall be entitled to receive notice of, and to attend any meetings of Shareholders at which the Company’s profit and loss account and balance sheet are to be presented.

20.	NOTICES

20.1	Any notice, information or written statement to be given by the Company to Shareholders may be given by personal service or by mail addressed to each Shareholder at the address shown in the register of members.

20.2	Any summons, notice, order, document, process, information or written statement to be served on the Company may be served by leaving it, or by sending it by registered mail addressed to the Company, at its registered office, or by leaving it with, or by sending it by registered mail to, the registered agent of the Company.

20.3	Service of any summons, notice, order, document, process, information or written statement to be served on the Company may be proved by showing that the summons, notice, order, document, process, information or written statement was delivered to the registered office or the registered agent of the Company or that it was mailed in such time as to admit to its being delivered to the registered office or the registered agent of the Company in the normal course of delivery within the period prescribed for service and was correctly addressed and the postage was prepaid.

21.	VOLUNTARY LIQUIDATION

The Company may by Resolution of Shareholders or by Resolution of Directors appoint a voluntary liquidator.

16

22.	CONTINUATION

The Company may by Resolution of Shareholders or by a resolution passed unanimously by all directors of the Company continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands in the manner provided under those laws.

We, OFFSHORE INCORPORATIONS LIMITED of P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands for the purpose of incorporating a BVI Business Company under the laws of the British Virgin Islands hereby sign these Articles of Association on the 7th day of July, 2010.

Incorporator

(Sd.) Rexella D Hodge

Authorised Signatory

HARNEYS CORPORATE SERVICES LIMITED

17

EXHIBIT N

FORM OF PROMISSORY NOTE FOR OPTIONS BUY-OUT

(See attached.)

Michael Kors (USA), Inc.

PROMISSORY NOTE

$ .00	New York, NY
, 2011

FOR VALUE RECEIVED, the undersigned, Michael Kors (USA), Inc., a corporation organized under the laws of the State of Delaware, and its successors and assigns (collectively, the “Company”), HEREBY PROMISES TO PAY to the order of Michael Kors (Switzerland) GmbH, a corporation organized under the laws of the British Virgin Islands with an address at Strada Regina 42, 6934 Bioggio, Switzerland (the “Lender”), at the principal office of Lender or at such other place as the Lender may from time to time designate, the principal sum of             DOLLARS AND NO CENTS ($            .00) or such lesser amount as shall equal the aggregate outstanding unpaid principal amount (the “Principal Amount”) of this Promissory Note (this “Note”), with interest computed thereon as set forth below.

The rate of interest on the unpaid Principal Amount of this Note shall be equal to seven and two-tenths percent (7.2%) per annum, compounded annually. Interest may be paid in cash on the thirty-first day of each March commencing on March 31, 2012, or, at the option of the Company, interest may accrue and be added to the Principal Amount without any further action on the part of the Lender or the Company. Except as provided herein, all payments made under this Note shall first be applied to unpaid accrued interest and the remainder, if any, shall be applied to reduce the Principal Amount. Unless sooner paid, the entire outstanding Principal Amount, together with all accrued and unpaid interest thereon, shall be due and payable on the Maturity Date (as defined below).

Whenever any payment to be made hereunder shall be due on a Saturday, Sunday or a date on which banks in the State of New York are authorized or required to be closed, such payment will be made on the next succeeding business day. Notwithstanding any other provision of this Note, the Lender does not intend to charge, and the Company shall not be required to pay, any interest or other fees or charges in excess of the maximum permitted by applicable law; any payments in excess of such maximum shall be refunded to the Company or credited to reduce the Principal Amount.

1. Repayment upon the Maturity Date. The Principal Amount plus any accrued interest thereon shall be due and payable on March 31, 2023 (the “Maturity Date”), except as otherwise provided herein. The Company shall have the right to prepay the unpaid Principal Amount of the Note, together with the accrued interest thereon, in whole or in part, without penalty, at any time and from time to time, prior to the Maturity Date. On the Maturity Date, the Company shall repay in full the entire outstanding Principal Amount under this Note, together with interest accrued thereon, by certified check or wire transfer in immediately available funds.

2. Events of Default. Each of the following events shall be an “Event of Default”:

(i) the Company fails to fully pay the Principal Amount plus any accrued interest thereon on or prior to the Maturity Date, and such failure shall continue uncured for a period of ten (10) days;

(ii) the Company fails to make an interest payment when due, and such failure shall continue uncured for a period of ten (10) days;

(iii) the Company shall:

(a) commence any proceedings or any other action relating to it in bankruptcy or seek reorganization, arrangement, readjustment of its debts, dissolution, liquidation, winding-up, composition or any other relief under the United States Bankruptcy Act, as amended, or under any other insolvency, reorganization, liquidation, dissolution, act or law, domestic or foreign, now or hereafter existing;

(b) apply for, or consent to or acquiesce in, an appointment of a receiver, conservator, trustee or similar officer for it or for all or a substantial part of its property;

(c) make a general assignment for the benefit of creditors; or

(d) admit in writing its inability to pay its debts as they mature; or

(iv) if any proceedings are commenced or any other action is taken against the Company in bankruptcy or seeking reorganization, arrangement, readjustment of its debts, liquidation, dissolution, winding-up, composition or any other relief under the United States Bankruptcy Act, as amended, or under any other insolvency, reorganization, liquidation, dissolution, act or law, domestic or foreign, now or hereafter existing; or a receiver, conservator, trustee or similar officer for the Company of for all or a substantial part of its property is appointed; and, in each such case, such event continues for thirty (30) days undismissed or undischarged.

If an Event of Default is not cured within the time period specified in this Section, then the entire Principal Amount and all accrued interest thereon shall become immediately due and payable, without demand, notice or legal process of any kind.

3. Cancellation of Note. Immediately upon full repayment of the Principal Amount plus any accrued interest thereon, this Note shall no longer be deemed to be outstanding and all rights with respect to this Note shall immediately cease and terminate.

4. Miscellaneous.

(i) Successors and Assigns. This Note may not be assigned, transferred or otherwise conveyed, in whole or in part, by the Company without the consent of the Lender. This Note may be assigned, transferred or otherwise conveyed, in whole or in part, by the Lender. This Note, if presented for a transfer or exchange, shall (if so required by the Company) be duly endorsed by or be accompanied by instruments of transfer in form satisfactory to the

Company duly executed by the Lender or its authorized attorney. All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Company shall bind its successors and assigns, whether through merger, sale of assets or otherwise, whether so expressed or not.

(ii) Notices. Any notice or other communications required or permitted hereunder shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class certified mail, postage prepaid, receipt requested, or sent by reputable overnight courier, as follows:

(a) if to the Company, to:

Michael Kors (USA), Inc.

11 West 42nd Street, 21st Floor

New York, NY 10036

Attn: Chief Executive Officer

(b) if to the Lender:

Michael Kors (Switzerland) GmbH

Strada Regina 42

6934 Bioggio

Switzerland

Attn: Chair of the Managing Officers

or to such other address as may hereafter be designated in writing by the addressee to the other parties. All such notices and communications shall be deemed to have been duly given (i) two (2) days after being deposited in the mail, postage prepaid if mailed, (ii) one (1) day after being sent by overnight courier, or (iii) upon receipt if delivered by hand.

(iii) Amendments and Waivers. This Note may be amended or modified, and waivers and consents given, only by a writing signed by the Company and the Lender.

(iv) Governing Law. This Note shall be governed by and construed in accordance with the internal laws, and not the laws of conflicts, of the State of New York.

(v) Headings. The headings of the sections of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.

(vi) Severability. In the event any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Note has been executed and delivered on the date first above written by a duly authorized representative of the Company.

Michael Kors (USA), Inc.

By:
Name: Gary I. Sheff Title: Executive Vice President

SCHEDULE 3.1(d)(i)

CAPITALIZATION OF MKHL

IMMEDIATELY PRIOR TO THE MKHL RECAPITALIZATION

Authorized Capital

Capital	Authorized
Shares, par value $1.00 per share	50,000

Issued & Outstanding Capital

Shareholder	Shares
SHLK	973.2734
MK	171.7541	[1]

Total	1,145.0275

[1]	21.7541 of these MKHL Shares were issued to MK in the 2010 Canadian Restructuring.

Schedule 3.1(d)(i) – Page 1

SCHEDULE 3.1(d)(ii)

CAPITALIZATION OF MKHL AFTER COMPLETION OF THE MKHL

RECAPITALIZATION BUT PRIOR TO THE FIRST EFFECTIVE TIME

Authorized Capital

Capital	Authorized
Ordinary Shares, no par value per share	150,000,000
Preference Shares, no par value per share	10,856,853

Issued & Outstanding Capital

Shareholder	Ordinary Shares		Preference Shares
SHLK	973.2734		0
MK	171.7541	[1]	0

Total	1,145.0275		0

[1]	21.7541 of these MKHL Ordinary Shares (on a post-MKHL Recapitalization basis) were issued to MK in the 2010 Canadian Restructuring.

Schedule 3.1(d)(ii) – Page 1

SCHEDULE 3.1(d)(iii)

CAPITALIZATION OF MKHL

IMMEDIATELY AFTER THE FIRST EFFECTIVE TIME, BUT PRIOR TO THE

NOTE CAPITALIZATION

Authorized Capital

Capital	Authorized
Ordinary Shares, no par value per share	150,000,000
Preference Shares, no par value per share	10,856,853

Issued & Outstanding Capital

Shareholder	Ordinary Shares		Preference Shares
SHLF	973.2734		0
MK	171.7541	[1]	0

Total	1,145.0275		0

[1]	21.7541 of these MKHL Ordinary Shares (on a post-MKHL Recapitalization basis) were issued to MK in the 2010 Canadian Restructuring.

Schedule 3.1(d)(iii) – Page 1

SCHEDULE 3.1(d)(iv)

CAPITALIZATION OF MKHL

IMMEDIATELY AFTER THE NOTE CAPITALIZATION BUT PRIOR TO THE

SECOND EFFECTIVE TIME

Authorized Capital

Capital	Authorized
Ordinary Shares, no par value per share	150,000,000
Preference Shares, no par value per share	10,856,853

Issued & Outstanding Capital

Shareholder	Ordinary Shares		Preference Shares
SHLF	1,026.8725	[1]	0
MK	171.7541	[2]	0

Total	1,198.6266		0

[1]	Includes 53.5991 MKHL Ordinary Shares issued pursuant to the Note Capitalization.
[2]	21.7541 of these MKHL Ordinary Shares (on a post-MKHL Recapitalization basis) were issued to MK in the 2010 Canadian Restructuring.

Schedule 3.1(d)(iv) – Page 1

SCHEDULE 3.1(d)(v)

CAPITALIZATION OF MKHL

IMMEDIATELY AFTER THE SECOND EFFECTIVE TIME

Authorized Capital

Capital	Authorized
Ordinary Shares, no par value per share	150,000,000
Preference Shares, no par value per share	10,856,853

Schedule 3.1(d)(v) – Page 1

Issued & Outstanding Capital

Shareholder	SHLF Ordinary Shares owned prior to the Second Effective Time	MKHL Ordinary Shares received in the SHLF-MKHL Merger for SHLF Ordinary Shares	MKHL Preference Shares received in the SHLF- MKHL Merger for SHLF Ordinary Shares	SHLF Preference Shares owned prior to the Second Effective Time	MKHL Preference Shares received in the SHLF- MKHL Merger for SHLF Preference Shares	MKHL Ordinary Shares owned immediately after the Second Effective Time	MKHL Preference Shares owned immediately after the Second Effective Time[1]
Sportswear Holdings Limited	7,824	25,750,006	4,933,542	1,130.78	2,455,349	25,750,006	7,388,891
Littlestone	196	645,067	123,591	47.12	102,306	645,067	225,897
Northcroft Trading Inc.	294	967,600	185,386	70.67	153,459	967,600	338,845
Vax Trading, Inc.	196	645,067	123,591	47.12	102,306	645,067	225,897
OB Kors LLC	392	1,290,133	247,182	94.23	204,612	1,290,133	451,794
John Idol	1,000	3,291,156	630,565	—	—	3,291,156	630,565
John Muse	39.2	129,011	24,718	9.42	20,461	129,011	45,179
Muse Children’s GS Trust	19.6	64,507	12,359	4.71	10,231	64,507	22,590
JRM Interim Investors, LP	19.6	64,507	12,359	4.71	10,231	64,507	22,590
Muse Family Enterprises	19.6	64,507	12,359	4.71	10,231	64,507	22,590

Subtotal	10,000	32,911,561	6,305,652	1,413.48	3,069,187	32,911,561	9,374,838

Michael Kors	n/a	n/a	n/a	n/a	n/a	5,807,923	1,264,878	[2]

Total						38,719,484	10,639,716

Schedule 3.1(d)(v) – Page 2

[1]	All MKHL Preference Shares will be sold in the Offering.
[2]

All of these MKHL Preference Shares will be received in the SHLF-MKHL Merger for MKHL Ordinary Shares owned by MK, including all 21.7541 MKHL Ordinary Shares (on a post-MKHL Recapitalization basis) issued to MK in the 2010 Canadian Restructuring. Such 21.7541 MKHL Ordinary Shares are being converted in the SHLF-MKHL Merger into 895,830 MKHL Preference Shares, and the other 150 MKHL Ordinary Shares (on a post-MKHL Recapitalization basis) owned by MK are being are being converted in the SHLF-MKHL Merger into 5,807,923 MKHL Ordinary Shares and 369,048 MKHL Preference Shares.

Schedule 3.1(d)(v) – Page 3

SCHEDULE 3.2(d)

CAPITALIZATION OF SHLK

IMMEDIATELY PRIOR TO THE FIRST EFFECTIVE TIME

Authorized Capital

Capital	Authorized
Shares, par value $1.00 per share	50,000

Issued & Outstanding Capital

Shareholder	Shares
SHLF	1

Total	1

Schedule 3.2(d) – Page 1

SCHEDULE 3.3(d)(i)

CAPITALIZATION OF SHLF IMMEDIATELY PRIOR TO THE LOAN

EXCHANGE

Authorized Capital

Capital	Authorized
Ordinary Shares, par value $1.00 per share	50,000
Preference Shares, par value $1.00 per share	1,500

Issued & Outstanding Capital

Shareholder	Ordinary Shares	Preference Shares
Sportswear Holdings Limited	7,824	1,200
Littlestone	196	50
Northcroft Trading Inc.	294	75
Vax Trading, Inc.	196	50
OB Kors LLC	392	100
John Idol	1,000	0
John Muse	39.20	10
Muse Children’s GS Trust	19.60	5
JRM Interim Investors, LP	19.60	5
Muse Family Enterprises	19.60	5

Total	10,000	1,500

Schedule 3.3(d)(i) – Page 1

SCHEDULE 3.3(d)(ii)

CAPITALIZATION OF SHLF AFTER THE LOAN EXCHANGE

AND IMMEDIATELY PRIOR TO THE SECOND EFFECTIVE TIME

Authorized Capital

Capital	Authorized
Ordinary Shares, par value $1.00 per share	50,000
Preference Shares, par value $1.00 per share	1,500

Issued & Outstanding Capital

Shareholder	Ordinary Shares	Preference Shares
Sportswear Holdings Limited	7,824	1,130.78
Littlestone	196	47.12
Northcroft Trading Inc.	294	70.67
Vax Trading, Inc.	196	47.12
OB Kors LLC	392	94.23
John Idol	1,000	0
John Muse	39.20	9.42
Muse Children’s GS Trust	19.60	4.71
JRM Interim Investors, LP	19.60	4.71
Muse Family Enterprises	19.60	4.71

Total	10,000	1,413.48

Schedule 3.3(d)(ii) – Page 1

SCHEDULE 3.5(d)

CAPITALIZATION OF FAR EAST HOLDINGS IMMEDIATELY AFTER THE

FAR EAST RECAPITALIZATION AND PRIOR TO THE FAR EAST LOAN

EXCHANGE

Authorized Capital

Capital	Authorized
Ordinary Shares, par value $1.00 per share	50,000
Preference Shares, par value $1.00 per share	1,500

Issued & Outstanding Capital

Shareholder	Ordinary Shares	Preference Shares
Michael Kors	90	0
Sportswear Holdings Limited	399	0
Littlestone	10	0
Northcroft Trading Inc.	15	0
Vax Trading, Inc.	10	0
OB Kors LLC	20	0
John Idol	51	0
John Muse	2	0
Muse Children’s GS Trust	1	0
JRM Interim Investors, LP	1	0
Muse Family Enterprises	1	0

Total	600	0

Schedule 3.5(d) – Page 1

SCHEDULE 4.5

FAR EAST HOLDINGS PREFERENCE SHARES ISSUED IN EXCHANGE FOR

RIGHT TO RECEIVE PAYMENT UNDER THE FAR EAST LOAN

Shareholder	Preference Shares Issued
Michael Kors	0
Sportswear Holdings Limited	50.9500
Littlestone	2.1229
Northcroft Trading Inc.	3.1844
Vax Trading, Inc.	2.1229
OB Kors LLC	4.2458
John Idol	0
John Muse	0.4246
Muse Children’s GS Trust	0.2123
JRM Interim Investors, LP	0.2123
Muse Family Enterprises	0.2123

Total	63.68756

Schedule 4.5 – Page 1